Exhibit 99.1

Assured Guaranty Corp.

Index to Consolidated Financial Statements

December 31, 2010, 2009 and 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Assured Guaranty Corp.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Assured Guaranty Corp. and its subsidiary (the "Company") at December 31, 2010 and December 31, 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for variable interest entities effective January 1, 2010, for other-than-temporary impairments of debt securities classified as available-for-sale effective April 1, 2009, and for financial guaranty insurance contracts effective January 1, 2009.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP New York, New York April 8, 2011

Assured Guaranty Corp.

Consolidated Balance Sheets

(dollars in thousands except per share and share amounts)

	As of December 31,
	2010	2009
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $2,467,801 and $2,002,706)	$2,488,920	$2,045,211
Short-term investments, at fair value	235,665	802,567
Other invested assets	12,500	—

Total investment portfolio	2,737,085	2,847,778
Cash	16,601	2,470
Premiums receivable, net of ceding commissions payable	269,560	351,468
Ceded unearned premium reserve	388,598	435,268
Deferred acquisition costs	57,882	45,162
Reinsurance recoverable on unpaid losses	68,120	50,706
Salvage and subrogation recoverable	183,955	169,917
Credit derivative assets	399,517	251,992
Deferred tax asset, net	342,587	241,796
Current income tax receivable	38,275	60,146
Financial guaranty variable interest entities' assets, at fair value	965,998	—
Other assets	74,678	43,107

Total assets	$5,542,856	$4,499,810

Liabilities and shareholder's equity
Unearned premium reserve	$1,323,138	$1,451,576
Loss and loss adjustment expense reserve	231,130	191,211
Reinsurance balances payable, net	121,585	165,892
Note payable to affiliate	300,000	300,000
Credit derivative liabilities	1,360,369	1,076,726
Financial guaranty variable interest entities' liabilities with recourse, at fair value	523,478	—
Financial guaranty variable interest entities' liabilities without recourse, at fair value	495,720	—
Other liabilities	113,350	88,188

Total liabilities	4,468,770	3,273,593

Commitments and contingencies
Preferred stock ($1,000 liquidation preference, 200,004 shares authorized; none issued and outstanding)	—	—
Common stock ($720.00 par value, 500,000 shares authorized; 20,834 shares issued and outstanding)	15,000	15,000
Additional paid-in capital	1,037,087	1,037,059
Retained earnings	15,897	153,738
Accumulated other comprehensive income (loss), net of deferred tax provision (benefit) of $3,285 and $10,999	6,102	20,420

Total shareholder's equity	1,074,086	1,226,217

Total liabilities and shareholder's equity	$5,542,856	$4,499,810

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Operations

(in thousands)

	Year Ended December 31,
	2010	2009	2008
Revenues
Net earned premiums	$106,737	$138,738	$91,998
Net investment income	88,069	76,616	73,167
Net realized investment gains (losses):
Other-than-temporary impairment losses	(942)	(12,433)	(14,974)
Less: portion of other-than-temporary impairment loss recognized in other comprehensive income	—	(4,988)	—
Other net realized investment gains (losses)	3,318	10,434	313

Net realized investment gains (losses)	2,376	2,989	(14,661)
Net change in fair value of credit derivatives:
Realized gains and other settlements	73,709	85,321	87,908
Net unrealized gains (losses)	(151,226)	(481,381)	126,027

Net change in fair value of credit derivatives	(77,517)	(396,060)	213,935
Fair value gain (loss) on committed capital securities	7,136	(47,075)	42,746
Net change in financial guaranty variable interest entities	11,185	—	—
Other income (loss)	(4,793)	5,362	648

Total Revenues	133,193	(219,430)	407,833

Expenses
Loss and loss adjustment expenses	111,216	192,967	149,479
Amortization of deferred acquisition costs	16,208	6,701	18,567
Interest expense	15,000	542	—
Goodwill impairment	—	85,417	—
Other operating expenses	84,077	86,821	54,944

Total Expenses	226,501	372,448	222,990

Income (loss) before income taxes	(93,308)	(591,878)	184,843
Provision (benefit) for income taxes
Current	26,277	(27,671)	6,787
Deferred	(71,645)	(157,593)	43,228

Total provision (benefit) for income taxes	(45,368)	(185,264)	50,015

Net income (loss)	$(47,940)	$(406,614)	$134,828

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Comprehensive Income

(in thousands)

	Year Ended December 31,
	2010	2009	2008
Net income (loss)	$(47,940)	$(406,614)	$134,828
Unrealized holding gains (losses) arising during the period, net of tax provision (benefit) of $(6,776), $22,762 and $(23,173)	(12,579)	42,268	(43,039)
Less: reclassification adjustment for gains (losses) included in net income (loss), net of tax provision (benefit) of $832, $1,046 and $(5,131)	1,544	1,943	(9,530)

Change in net unrealized gains on investments	(14,123)	40,325	(33,509)
Change in cumulative translation adjustment, net of tax provision (benefit) of $(106), $(787) and $(3,194)	(195)	(3,192)	(5,982)

Other comprehensive income (loss)	(14,318)	37,133	(39,491)

Comprehensive income (loss)	$(62,258)	$(369,481)	$95,337

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statement of Shareholder's Equity

Years Ended December 31, 2010, 2009 and 2008

(in thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholder's Equity
Balance, December 31, 2007	$—	$15,000	$380,359	$443,292	$28,544	$867,195

Net income	—	—	—	134,828	—	134,828
Dividends	—	—	—	(16,522)	—	(16,522)
Capital contribution	—	—	100,000	—	—	100,000
Tax benefit for stock options exercised	—	—	16	—	—	16
Change in cumulative translation adjustment	—	—	—	—	(5,982)	(5,982)
Change in unrealized gains (losses) on:
Investments with no other-than-temporary impairment	—	—	—	—	(43,039)	(43,039)
Less: reclassification adjustment for gains (losses) included in net income (loss)	—	—	—	—	(9,530)	(9,530)

Balance, December 31, 2008	—	15,000	480,375	561,598	(10,947)	1,046,026
Cumulative effect a change in accounting for financial guaranty contracts effective January 1, 2009	—	—	—	9,801	—	9,801

Balance at the beginning of the year, adjusted	—	15,000	480,375	571,399	(10,947)	1,055,827
Cumulative effect a change in accounting for other-than-temporary impairments effective April 1, 2009	—	—	—	5,766	(5,766)	—
Net loss	—	—	—	(406,614)	—	(406,614)
Dividends	—	—	—	(16,813)	—	(16,813)
Capital contribution	—	—	556,700	—	—	556,700
Tax benefit for stock options exercised	—	—	(16)	—	—	(16)
Change in cumulative translation adjustment	—	—	—	—	(3,192)	(3,192)
Change in unrealized gains (losses) on:
Investments with no other-than-temporary impairment	—	—	—	—	43,387	43,387
Investments with other-than-temporary impairment	—	—	—	—	(1,119)	(1,119)
Less: reclassification adjustment for gains (losses) included in net income (loss)	—	—	—	—	1,943	1,943

Balance, December 31, 2009	—	15,000	1,037,059	153,738	20,420	1,226,217
Cumulative effect of accounting change—consolidation of variable interest entities effective January 1, 2010 (Note 8)	—	—	—	(39,898)	—	(39,898)

Balance, January 1, 2010	—	15,000	1,037,059	113,840	20,420	1,186,319
Net loss	—	—	—	(47,940)	—	(47,940)
Dividends	—	—	—	(50,003)	—	(50,003)
Tax benefit for stock options exercised			28	—		28
Change in cumulative translation adjustment	—	—	—	—	(195)	(195)
Change in unrealized gains (losses) on:
Investments with no other-than-temporary impairment	—	—	—	—	(15,909)	(15,909)
Investments with other-than-temporary impairment	—	—	—	—	3,330	3,330
Less: reclassification adjustment for gains (losses) included in net income (loss)	—	—	—	—	1,544	1,544

Balance, December 31, 2010	$—	$15,000	$1,037,087	$15,897	$6,102	$1,074,086

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2010	2009	2008
Operating activities
Net income (loss)	$(47,940)	$(406,614)	$134,828
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Non-cash interest and operating expenses	7,758	8,230	10,344
Net amortization of premium on fixed maturity securities	7,061	526	1,997
Provision (benefit) for deferred income taxes	(71,645)	(157,593)	43,228
Net realized investment losses (gains)	(2,376)	(2,989)	14,661
Net unrealized losses (gains) on credit derivatives	151,226	481,381	(126,027)
Fair value loss (gain) on committed capital securities	(7,136)	47,075	(42,746)
Goodwill impairment	—	85,417	—
Change in deferred acquisition costs	(12,720)	8,668	(79)
Change in premiums receivable, net	124,687	19,810	7,322
Change in ceded unearned premium reserve	46,670	(100,310)	(109,142)
Change in unearned premium reserve	(120,479)	375,606	361,201
Change in loss and loss adjustment expense reserve, net	(87,955)	(15,735)	12,238
Change in current income taxes	21,899	(42,780)	(19,500)
Other changes in credit derivatives assets and liabilities, net	(15,108)	1,807	(1,737)
Change in financial guaranty variable interest entities' assets and liabilities, net	24,646	—	—
Other	(19,639)	7,543	(8,823)

Net cash flows provided by (used in) operating activities	(1,051)	310,042	277,765

Investing activities
Fixed maturity securities:
Purchases	(877,599)	(1,064,693)	(495,798)
Sales	245,125	594,009	207,167
Maturities	161,913	7,785	—
Net sales (purchases) of short-term investments, net	567,221	(692,541)	(65,845)
Net proceeds from paydowns on financial guaranty variable interest entities' assets	13,770	—	—

Net cash flows provided by (used in) investing activities	110,430	(1,155,440)	(354,476)

Financing activities
Capital contribution	—	556,700	100,000
Dividends paid	(50,003)	(16,813)	(16,522)
Issuance of notes payable to affiliate	—	300,000	—
Net paydowns of financial guaranty variable interest entities' liabilities	(45,221)	—	—
Other	28	(16)	16

Net cash flows provided by (used in) financing activities	(95,196)	839,871	83,494
Effect of exchange rate changes	(52)	174	(745)

Increase (decrease) in cash	14,131	(5,353)	6,038
Cash at beginning of year	2,470	7,823	1,785

Cash at end of year	$16,601	$2,470	$7,823

Supplemental cash flow information
Cash paid (received) during the period for:
Income taxes	$(6,824)	$6,759	$23,336
Interest	$15,542	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements

December 31, 2010, 2009 and 2008

1. Business and Basis of Presentation

Business

        Assured Guaranty Corp. ("AGC" and, together with its subsidiary, the "Company"), a Maryland domiciled insurance company, is an indirect and wholly-owned subsidiary of Assured Guaranty Ltd. ("AGL" and together with its subsidiaries "Assured Guaranty"). AGL is a Bermuda-based insurance holding company that provides, through its operating subsidiaries, credit protection products to the U.S. and international public finance, infrastructure and structured finance markets in the U.S. as well as internationally. It is licensed to conduct financial guaranty insurance business in all fifty states of the United States ("U.S."), the District of Columbia and Puerto Rico. AGC owns 100% of Assured Guaranty (U.K.) Ltd. ("AGUK"), a company incorporated in the United Kingdom ("U.K.") as a U.K. insurance company which AGC has elected to place into runoff. The Company has applied its credit underwriting judgment, risk management skills and capital markets experience to develop insurance, reinsurance and credit derivative products that protect holders of debt instruments and other monetary obligations from defaults in scheduled payments, including scheduled interest and principal payments. The securities insured by the Company include taxable and tax-exempt obligations issued by U.S. state or municipal governmental authorities, utility districts or facilities; notes or bonds issued to finance international infrastructure projects; and asset-backed securities issued by special purpose entities. The Company's business segments are comprised of two principal segments based on whether the contracts were written on a direct or assumed basis. The Company also enters into ceded reinsurance agreements to provide greater business diversification and reduce the net potential loss from large risks; however, ceded contracts do not relieve the Company of its obligations.

        Financial guaranty contracts accounted for as insurance provide an unconditional and irrevocable guaranty that protects the holder of a financial obligation against non-payment of principal and interest when due. Financial guaranty contracts accounted for as credit derivatives are generally structured such that the circumstances giving rise to the Company's obligation to make loss payments are similar to those for financial guaranty contracts accounted for as insurance and only occurs upon one or more defined credit events such as failure to pay or bankruptcy, in each case, as defined within the transaction documents with respect to one or more third party referenced securities or loans. Credit derivatives are comprised of credit default swaps ("CDS"). In general, the Company structures credit derivative transactions such that the circumstances giving rise to the Company's obligation to make loss payments are similar to those for financial guaranty contracts accounted for as insurance but are governed by International Swaps and Derivative Association, Inc. ("ISDA") documentation and operate differently from financial guaranty accounted for as insurance.

        Public finance obligations insured by the Company consist primarily of general obligation bonds supported by the issuers' taxing powers, tax-supported bonds and revenue bonds and other obligations of states, their political subdivisions and other municipal issuers supported by the issuers' or obligors' covenant to impose and collect fees and charges for public services or specific projects. Public finance obligations include obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including government office buildings, toll roads, health care facilities and utilities. Structured finance obligations insured by the Company are generally backed by pools of assets such as residential or commercial mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value and issued by special

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

1. Business and Basis of Presentation (Continued)

purpose entities. The Company currently does not underwrite any new U.S. residential mortgage backed security ("RMBS") transactions. See Note 3 for outstanding U.S. RMBS exposures.

        Debt obligations guaranteed by AGC and its subsidiary AGUK are generally awarded debt credit ratings that are the same rating as the financial strength rating of AGC or AGUK. Investors in products insured by AGC or AGUK frequently rely on ratings published by nationally recognized statistical rating organizations ("NRSROs") because such ratings influence the trading value of securities and form the basis for many institutions' investment guidelines as well as individuals' bond purchase decisions. Therefore, AGC and AGUK manage their businesses with the goal of achieving high financial strength ratings, preferably the highest that NRSROs will assign. However, the models used by NRSROs differ, presenting conflicting goals that may make it inefficient or impractical to reach the highest rating level. The models are not fully transparent, contain subjective data (such as assumptions about future market demand for the Company's products) and change frequently. Ratings reflect only the views of the respective NRSROs and are subject to continuous review and revision or withdrawal at any time.

Basis of Presentation

        The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and, in the opinion of management, reflect all adjustments which are of a normal recurring nature, necessary for a fair statement of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The consolidated financial statements include the accounts of AGC and its subsidiary, AGUK. The consolidated financial statements also include the accounts of certain variable interest entities ("VIEs") subsidiaries. AGC and AGUK do not have any equity interest in such VIEs, however, under GAAP rules effective January 1, 2010, AGC was deemed to have certain control rights requiring consolidation. See Note 8. Intercompany accounts and transactions between AGC and its subsidiary have been eliminated as well as transactions between AGC and its consolidated VIEs. Certain prior year balances have been reclassified to conform to the current year's presentation.

Significant Accounting Policies

        The Company revalues assets, liabilities, revenue and expenses denominated in non-U.S. currencies into U.S. dollars using applicable exchange rates. Gains and losses relating to translating functional currency financial statements for U.S. GAAP reporting are included in accumulated other comprehensive income (loss) within shareholder's equity. Gains and losses relating to nonfunctional currency transactions are reported in the consolidated statement of operations.

        Cash is defined as cash on hand and demand deposits.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

1. Business and Basis of Presentation (Continued)

        The following table identifies the Company's most significant accounting policies and the note references where a detailed description of each policy can be found.

Significant Accounting Policies

Premium revenue recognition on financial guaranty contracts accounted for as insurance	Note 4
Loss and loss adjustment expense on financial guaranty contracts accounted for as insurance	Note 4
Policy acquisition costs	Note 4
Fair value measurement	Note 6
Credit derivatives	Note 7
VIEs	Note 8
Investments	Note 9
Income Taxes	Note 11
Employee benefit plans	Note 16
Segments	Note 17

2. Business Changes, Risks, Uncertainties and Accounting Developments

        Summarized below are the most significant events over the past three years that have had, or may have in the future, a material effect on the financial position, results of operations or business prospects of the Company. In addition to global market and economic factors and business developments, changes in accounting standards may also affect the comparability of financial information between periods.

Market Conditions

        Volatility and disruption in the global financial markets over the past three years including depressed home prices increased foreclosures, lower equity market values, high unemployment, reduced business and consumer confidence and the risk of increased inflation, have precipitated an economic slowdown. While there have been signs of a recovery as seen by stabilizing unemployment and rising equity markets, management cannot assure that volatility and disruption will not return to these markets in the near term. The Company's business and its financial condition will continue to be subject to the risk of global financial and economic conditions that could materially and negatively affect the demand for its products, the amount of losses incurred on transactions it guarantees, and its financial strength ratings. These conditions may adversely affect the Company's future profitability, financial position, investment portfolio, cash flow, statutory capital and financial strength ratings.

        The economic crisis caused many state and local governments that issue some of the obligations the Company insures to experience significant budget deficits and revenue collection shortfalls that require them to significantly raise taxes and/or cut spending in order to satisfy their obligations. While the U.S. government has provided some financial support to state and local governments, significant budgetary pressures remain. If the issuers of the obligations in the Company's public finance portfolio do not have sufficient funds to cover their expenses and are unable or unwilling to raise taxes, decrease spending or receive federal assistance, the Company may experience increased levels of losses or impairments on its public finance obligations, which would materially and adversely affect its business,

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

2. Business Changes, Risks, Uncertainties and Accounting Developments (Continued)

financial condition and results of operations. Additionally, future legislative, regulatory or judicial changes in the jurisdictions regulating the Company may adversely affect its ability to pursue its current mix of business, materially impacting its financial results.

NRSRO Rating Actions

        The NRSROs have downgraded the insurance financial strength ratings of AGC and AGUK over the course of the last several years from their previous triple-A levels. There can be no assurance that NRSROs will not take further action on the Company's ratings. See Note 4, Note 7 and Note 12 for more information regarding the effect of NRSRO rating actions on the credit derivative business and the financial guaranty direct and assumed reinsurance business of the Company. On January 24, 2011, Standard and Poor's Rating Services ("S&P") released a publication entitled "Request for Comment: Bond Insurance Criteria," in which it requested comments on proposed changes to its bond insurance ratings criteria. In the Request for Comment, S&P noted that it could lower its financial strength ratings on existing investment-grade bond insurers (which include AGC and AGUK) by one or more rating categories if the proposed bond insurance ratings criteria are adopted, unless those bond insurers raise additional capital or reduce risk. The effect of this change in criteria, if adopted, and of the potential downgrade of the Company's financial strength ratings on the Company's financial condition and prospects is uncertain at this time.

        The Company believes that these rating agency actions and proposals, including the uncertainty caused by the release of S&P's Request for Comment, have reduced the Company's new business opportunities and have also affected the value of the Company's product to issuers and investors. AGC's and AGUK's financial strength ratings are an important competitive factor in the financial guaranty insurance and reinsurance markets. If the financial strength or financial enhancement ratings of AGC and AGUK were reduced below current levels, the Company expects it would have further adverse effects on its future business opportunities as well as the premiums it could charge for its insurance policies and consequently, a downgrade could harm the Company's new business production, results of operations and financial condition.

Accounting Changes

        Over the past three years there has been significant GAAP rule making activity which has significantly affected the accounting policies and presentation of the Company's financial information. All of these pronouncements have a significant effect on the comparability of the periods presented herein. The most significant changes are listed below in order of occurrence:

  •
  The adoption of a new financial guaranty accounting model on January 1, 2009 affected the premium revenue recognition and loss recognition policies. The most significant change was that loss and loss adjustment expense ("LAE") is recognized only to the extent that it exceeds unearned premium reserve. See Note 4.

  •
  The adoption of new other-than-temporary impairment ("OTTI") guidance on April 1, 2009 requires the bifurcation of credit losses which are recorded in income and non credit losses which are recorded in other comprehensive income ("OCI"). See Note 9.

  •
  The adoption of a new VIE consolidation standard on January 1, 2010 resulted in the consolidation of entities of our insured transactions. See Note 8.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure

        The Company's insurance policies and credit derivative contracts are written in different forms, but collectively are considered financial guaranty contracts. They typically guarantee the scheduled payments of principal and interest ("Debt Service") on public finance and structured finance obligations. The Company seeks to limit its exposure to losses by underwriting obligations that are investment grade at inception, diversifying its portfolio and maintaining rigorous subordination or collateralization requirements on structured finance obligations. The Company also utilizes reinsurance by ceding business to third-party and affiliated reinsurers. The Company provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs. Based on accounting standards in effect during any given reporting period, some of these VIEs are consolidated as described in Note 8. Outstanding par and Debt Service amounts are presented below, including outstanding exposures on VIEs whether or not they are consolidated.

Debt Service Outstanding

	Gross Debt Service Outstanding		Net Debt Service Outstanding
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(in millions)
Public Finance	$165,397	$174,301	$117,061	$123,669
Structured Finance	73,069	85,566	53,986	62,937

Total	$238,466	$259,867	$171,047	$186,606

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

Summary of Public Finance and Structured Finance Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Sector	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(in millions)
Public finance:
U.S.:
General obligation	$35,514	$35,616	$10,233	$10,316	$25,281	$25,300
Tax backed	15,829	16,409	4,038	4,114	11,791	12,295
Municipal utilities	12,157	12,825	3,155	3,288	9,002	9,537
Transportation	8,531	8,928	1,993	2,030	6,538	6,898
Healthcare	7,620	8,366	2,585	2,873	5,035	5,493
Higher education	4,768	4,846	1,321	1,346	3,447	3,500
Infrastructure finance	1,437	1,735	475	554	962	1,181
Investor-owned utilities	649	749	72	61	577	688
Housing	329	468	83	102	246	366
Other public finance—U.S.	2,373	2,583	672	718	1,701	1,865

Total public finance—U.S.	89,207	92,525	24,627	25,402	64,580	67,123
Non-U.S.:
Pooled infrastructure	3,656	4,684	1,807	2,169	1,849	2,515
Infrastructure finance	1,713	1,926	521	545	1,192	1,381
Regulated utilities	2,501	2,533	1,431	1,375	1,070	1,158
Other public finance—non-U.S.	132	636	40	115	92	521

Total public finance—non-U.S.	8,002	9,779	3,799	4,204	4,203	5,575

Total public finance obligations	$97,209	$102,304	$28,426	$29,606	$68,783	$72,698

Structured finance:
U.S.:
Pooled corporate obligations	$27,963	$30,699	$7,092	$7,819	$20,871	$22,880
RMBS	12,576	14,683	2,866	3,471	9,710	11,212
Commercial Mortgage-Backed Securities ("CMBS") and other commercial real estate exposures	6,779	7,100	1,312	1,333	5,467	5,767
Consumer receivables	2,945	3,662	662	674	2,283	2,988
Commercial receivables	1,395	1,359	341	339	1,054	1,020
Structured credit	1,250	2,173	334	793	916	1,380
Insurance securitizations	1,025	1,100	782	845	243	255
Other structured finance—U.S.	142	669	25	125	117	544

Total structured finance—U.S.	54,075	61,445	13,414	15,399	40,661	46,046
Non-U.S.:
Pooled corporate obligations	9,299	9,887	2,469	2,646	6,830	7,241
RMBS	1,963	3,558	723	1,120	1,240	2,438
Commercial receivables	859	1,089	299	355	560	734
Structured credit	655	870	291	345	364	525
Insurance securitizations	923	923	644	645	279	278
CMBS and other commercial real estate exposures	251	469	63	110	188	359
Other structured finance—non-U.S.	3	220	—	71	3	149

Total structured finance—non-U.S.	13,953	17,016	4,489	5,292	9,464	11,724

Total structured finance obligations	68,028	78,461	17,903	20,691	50,125	57,770

Total	$165,237	$180,765	$46,329	$50,297	$118,908	$130,468

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

Financial Guaranty Portfolio by Internal Rating

	As of December 31, 2010
	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S		Structured Finance Non-U.S		Total
Rating Category(1)	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
Super senior	$—	—%	$955	22.7%	$6,919	17.0%	$2,313	24.4%	$10,187	8.6%
AAA	126	0.2	13	0.3	16,143	39.7	4,666	49.3	20,948	17.6
AA	11,240	17.4	257	6.1	3,326	8.2	434	4.6	15,257	12.8
A	41,849	64.8	1,368	32.6	2,966	7.3	266	2.8	46,449	39.1
BBB	10,565	16.4	1,409	33.5	3,627	8.9	1,230	13.0	16,831	14.2
Below investment grade ("BIG")	800	1.2	201	4.8	7,680	18.9	555	5.9	9,236	7.7

Total net par outstanding	$64,580	100.0%	$4,203	100.0%	$40,661	100.0%	$9,464	100.0%	$118,908	100.0%

	As of December 31, 2009
	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S		Structured Finance Non-U.S		Total
Rating Category(1)	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
Super senior	$—	—%	$1,587	28.5%	$9,976	21.7%	$4,339	37.0%	$15,902	12.2%
AAA	667	1.0	—	—	14,961	32.5	4,398	37.5	20,026	15.3
AA	12,328	18.4	354	6.3	4,691	10.2	545	4.6	17,918	13.7
A	42,809	63.8	1,808	32.4	3,001	6.5	511	4.4	48,129	36.9
BBB	10,705	15.9	1,721	30.9	6,188	13.4	1,652	14.1	20,266	15.5
BIG	614	0.9	105	1.9	7,229	15.7	279	2.4	8,227	6.4

Total net par outstanding	$67,123	100.0%	$5,575	100.0%	$46,046	100.0%	$11,724	100.0%	$130,468	100.0%

(1)
Represents the Company's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where the Company's triple-A-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated triple-A that is subordinated to the Company's exposure or (2) the Company's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incur a loss, and such credit enhancement, in management's opinion, causes the Company's attachment point to be materially above the triple-A attachment point.

        Actual maturities of insured obligations could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties. The

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

expected maturities for structured finance obligations are, in general, considerably shorter than the contractual maturities for such obligations.

Expected Amortization of
Net Par Outstanding of Financial Guaranty Insured Obligations

	December 31, 2010
Terms to Maturity	Public Finance	Structured Finance	Total
	(in millions)
0 to 5 years	$10,584	$33,208	$43,792
5 to 10 years	14,615	3,446	18,061
10 to 15 years	11,404	688	12,092
15 to 20 years	19,308	3,289	22,597
20 years and above	12,872	9,494	22,366

Total net par outstanding	$68,783	$50,125	$118,908

        In addition to amounts shown in the tables above, at December 31, 2010 AGC had outstanding commitments to provide guaranties of $3.2 billion for structured finance transactions and, together with affiliate Assured Guaranty Municipal Corp. ("AGM") up to $853 million for public finance transactions. The structured finance commitments include the unfunded component of and delayed draws on pooled corporate transactions. Public finance commitments typically relate to primary and secondary public finance debt issuances. The expiration dates for the public finance commitments range from January 1, 2011 through February 1, 2019. Up to $366.2 million of public finance commitments will expire by December 31, 2011. All the commitments are contingent on the satisfaction of all conditions set forth in them and may expire unused or be cancelled by the person to which the commitment was issued. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

        The Company seeks to maintain a diversified portfolio of insured public finance obligations designed to spread its risk across a number of geographic areas. The following table sets forth those

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

states in which municipalities located therein issued an aggregate of 1.5% or more of the Company's net par amount outstanding of insured public finance securities:

Geographic Distribution of Financial Guaranty Portfolio

	December 31, 2010
	Number of Risks	Net Par Amount Outstanding	Percent of Total Net Par Amount Outstanding	Ceded Par Amount Outstanding
	(dollars in millions)
U.S.:
U.S. Public finance:
California	566	$7,633	6.4%	$2,523
Texas	617	6,488	5.5	2,340
New York	431	4,973	4.2	1,995
Pennsylvania	470	4,715	4.0	1,828
Florida	287	4,587	3.9	1,716
Illinois	366	3,593	3.0	1,345
New Jersey	228	2,665	2.2	1,117
Puerto Rico	20	1,998	1.7	835
Alabama	130	1,970	1.7	679
Other states	2,372	25,958	21.8	10,249

Total U.S. Public finance	5,487	64,580	54.4	24,627
Structured finance (multiple states)	805	40,661	34.2	13,414

Total U.S.	6,292	105,241	88.6	38,041
Non-U.S.:
United Kingdom	68	6,227	5.2	5,047
Australia	18	1,058	0.9	678
Cayman Islands	1	734	0.6	292
Turkey	7	222	0.2	160
Other	57	5,426	4.5	2,111

Total non-U.S.	151	13,667	11.4	8,288

Total	6,443	$118,908	100.0%	$46,329

Significant Risk Management Activities

        The Risk Oversight and Audit Committees of the Board of Directors of AGL oversee risk management policies and procedures. With input from the board committees, specific risk policies and limits are set by the Portfolio Risk Management Committee, which includes members of senior management and senior Credit and Surveillance officers at the Company.

        Risk Management and Surveillance personnel are responsible for monitoring and reporting on all transactions in the insured portfolio, including exposures in both financial guaranty direct and financial guaranty reinsurance segments. The primary objective of the surveillance process is to monitor trends

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

and changes in transaction credit quality, detect any deterioration in credit quality, and recommend to management such remedial actions as may be necessary or appropriate. All transactions in the insured portfolio are assigned internal credit ratings, and Surveillance personnel are responsible for recommending adjustments to those ratings to reflect changes in transaction credit quality. Risk Management and Surveillance personnel are also responsible for managing work-out and loss situations when necessary.

        Work-out personnel are responsible for managing work-out and loss mitigation situations. They develop strategies designed to enhance the ability of the Company to enforce its contractual rights and remedies and to mitigate its losses, engage in negotiation discussions with transaction participants and, when necessary, manage (along with legal personnel) the Company's litigation proceedings.

        Since the onset of the financial crisis, the Company has shifted personnel to loss mitigation and work-out activities and hired new personnel to augment its efforts. Although the Company's loss mitigation efforts may extend to any transaction it has identified as having loss potential, much of the recent activity has been focused on RMBS.

        Generally, when mortgage loans are transferred into a securitization, the loan originator(s) and/or sponsor(s) provide representations and warranties ("R&W"), that the loans meet certain characteristics, and a breach of such R&W often requires that the loan be repurchased from the securitization. In many of the transactions the Company insures, it is in a position to enforce these requirements. The Company uses internal resources as well as third party forensic underwriting firms and legal firms to pursue breaches of R&W. If a provider of R&W refuses to honor its repurchase obligations, the Company may choose to initiate litigation. See "Recovery Litigation" in Note 4 below.

        The quality of servicing of the mortgage loans underlying an RMBS transaction influences collateral performance and ultimately the amount (if any) of the Company's insured losses. Assured Guaranty has established a group to mitigate RMBS losses by influencing mortgage servicing, including, if possible, causing the transfer of servicing or establishing special servicing.

        In the fall of 2010, several large RMBS servicers suspended foreclosures because of allegations of a widespread failure to comply with foreclosure procedures and faulty loan documentation. These issues are being investigated by various state attorney general offices throughout the U.S. The suspension of foreclosures and subsequent investigation will lead to additional servicing costs and expenses, including without limitation, increased advances by the servicers for principal and interest, taxes, insurance and legal costs. The Company is increasing its monitoring efforts to ensure that the servicers comply with their obligations under servicing contracts, including bearing the losses and expenses incurred as a result of this issue. These same foreclosure issues are expected to impact the timing of losses to RMBS transactions that the Company has insured, which may impact the speed at which various classes of RMBS securities amortize, and so could impact the size of losses ultimately paid by the Company. The Company expects these issues to take some time to resolve.

        The Company may also employ other strategies as appropriate to avoid or mitigate losses in U.S. RMBS or other areas. For example, the Company may pursue litigation or enter into other arrangements to alleviate all or a portion of certain risks.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

Surveillance Categories

        The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review for each exposure. BIG exposures include all exposures with internal credit ratings below BBB-. The Company's internal credit ratings are based on the Company's internal assessment of the likelihood of default. The Company's internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and are generally reflective of an approach similar to that employed by the rating agencies.

        The Company monitors its investment grade credits to determine whether any new credits need to be internally downgraded to BIG. The Company refreshes its internal credit ratings on individual credits in quarterly, semi-annual or annual cycles based on the Company's view of the credit's quality, loss potential, volatility and sector. Ratings on credits in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter. The Company's insured credit ratings on assumed credits are based in large part on the ceding company's credit rating although to the extent information is available, the Company will conduct an independent review of low rated credits or credits in volatile sectors. For example, the Company models all assumed RMBS credits with par above $1 million, as well as certain RMBS credits below that amount.

        Credits identified as BIG are subjected to further review to determine the probability of a loss (see Note 4 "Loss estimation process"). Surveillance personnel then assign each BIG transaction to the appropriate BIG surveillance category based upon whether a lifetime loss is expected and whether a claim has been paid. The Company expects "lifetime losses" on a transaction when the Company believes there is more than a 50% chance that, on a present value basis, it will pay more claims over the life of that transaction than it will ultimately have been reimbursed. For surveillance purposes, the Company calculates present value using a constant discount rate of 5%. (A risk free rate is used for recording of reserves for financial statement purposes.) A "liquidity claim" is a claim that the Company expects to be reimbursed within one year.

        Intense monitoring and intervention is employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly:

  •
  BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category.

  •
  BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid.

  •
  BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

        In 2010 the Company revised the definitions of the three BIG surveillance categories to more closely track the Company's view of whether a transaction is expected to experience a loss, without regard to whether the probability weighted expected loss exceeded the unearned premium reserve. See Note 4 for further explanation of accounting policy. The revisions do not impact whether a transaction

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

would be considered BIG or whether reserves are established for a transaction or the amount of any such reserves, but only the distribution within the BIG surveillance categories. While the revisions resulted in a number of transactions moving between BIG categories, the revisions had a relatively small impact on the totals in each category.

Financial Guaranty Exposures
(Insurance and Credit Derivative Form)

	December 31, 2010
	BIG Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG	Net Par Outstanding	BIG Par as a % of Net Par Outstanding
	(in millions)
First lien U.S. RMBS:
Prime first lien	$55	$432	$—	$487	$549	0.4%
Alt-A first lien	687	1,864	—	2,551	3,584	2.2%
Alt-A option ARM	20	734	—	754	960	0.6%
Subprime	41	550	36	627	3,869	0.5%
Second lien U.S. RMBS:
Closed end second lien	—	37	163	200	228	0.2%
Home equity lines of credit ("HELOCs")	3	—	489	492	520	0.4%

Total U.S. RMBS	806	3,617	688	5,111	9,710	4.3%
Other structured finance	1,904	24	1,196	3,124	40,415	2.6%
Public finance	702	48	251	1,001	68,783	0.8%

Total	$3,412	$3,689	$2,135	$9,236	$118,908	7.7%

	December 31, 2009
	BIG Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG	Net Par Outstanding	BIG Par as a % of Net Par Outstanding
	(in millions)
First lien U.S. RMBS:
Prime first lien	$467	$25	$—	$492	$643	0.4%
Alt-A first lien	447	1,894	96	2,437	4,162	1.9%
Alt-A option ARM	142	788	—	930	1,142	0.7%
Subprime	43	597	—	640	4,334	0.5%
Second lien U.S. RMBS:
Closed end second lien	102	39	95	236	273	0.2%
HELOC	—	—	621	621	658	0.5%

Total U.S. RMBS	1,201	3,343	812	5,356	11,212	4.2%
Other structured finance	342	836	974	2,152	46,558	1.6%
Public finance	345	67	307	719	72,698	0.6%

Total	$1,888	$4,246	$2,093	$8,227	$130,468	6.4%

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

3. Outstanding Exposure (Continued)

Net Par Outstanding for Below Investment Grade Credits

	As of December 31, 2010
Description	Net Par Outstanding Financial Guaranty Insurance	% of Total Net Par Outstanding	Net Par Outstanding Credit Derivatives	% of Total Net Par Outstanding	Net Par Outstanding Total	% of Total Net Par Outstanding	Number of Credits in Category
	(dollars in millions)
BIG:
Category 1	$1,181	1.0%	$2,231	1.8%	$3,412	2.8%	91
Category 2	993	0.8	2,696	2.3	3,689	3.1	86
Category 3	1,170	1.0	965	0.8	2,135	1.8	55

Total BIG	$3,344	2.8%	$5,892	4.9%	$9,236	7.7%	232

	As of December 31, 2009
Description	Net Par Outstanding Financial Guaranty Insurance	% of Total Net Par Outstanding	Net Par Outstanding Credit Derivatives	% of Total Net Par Outstanding	Net Par Outstanding Total	% of Total Net Par Outstanding	Number of Credits in Category
	(dollars in millions)
BIG:
Category 1	$639	0.5%	$1,249	1.0%	$1,888	1.5%	42
Category 2	1,070	0.8	3,176	2.5	4,246	3.3	124
Category 3	1,328	1.0	765	0.6	2,093	1.6	16

Total BIG	$3,037	2.3%	$5,190	4.1%	$8,227	6.4	182

4. Financial Guaranty Contracts Accounted for as Insurance

Accounting Policies

Premium Revenue Recognition

        Premiums are received either upfront at inception or in installments over the life of the contract. Accounting policies for financial guaranty contracts accounted for as insurance are consistent whether the contract was written on a direct basis, assumed from another financial guarantor under a reinsurance treaty, ceded to another insurer under a reinsurance treaty or acquired in a business combination. The Financial Accounting Standards Board ("FASB") issued an authoritative standard, effective January 1, 2009, that changed premium revenue recognition and loss recognition for contracts accounted for as financial guaranty insurance. Contracts accounted for as credit derivatives are excluded from this standard.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The amount of unearned premium reserve at contract inception is determined as follows:

  •
  The amount of cash received for upfront premium financial guaranty insurance contracts originally underwritten by the Company.

  •
  The present value of either (1) contractual premiums due or (2) premiums expected to be collected over the life of the contract for installment premium financial guaranty insurance contracts originally underwritten by the Company. The contractual term is used unless the obligations underlying the financial guaranty contract represent homogeneous pools of assets for which prepayments are contractually prepayable, the amount of prepayments are probable, and the timing and amount of prepayments can be reasonably estimated. The Company adjusts prepayment assumptions when those assumptions change and recognizes a prospective change in premium revenues as a result. When the Company adjusts prepayment assumptions, an adjustment is recorded to the unearned premium reserve, and a corresponding adjustment to the premium receivable.

  •
  The fair value at the date of acquisition based on what a hypothetical similarly rated financial guaranty insurer would have charged for the contract at that date and not the actual cash flows under the insurance contract for contracts acquired in a business combination.

        The Company recognizes unearned premium reserve as earned premium over the contractual period or expected period of the contract in proportion to the amount of insurance protection provided. As premium revenue is recognized, a corresponding decrease in the unearned premium reserve is recorded. The amount of insurance protection provided is a function of the insured principal amount outstanding. Accordingly, the proportionate share of premium revenue recognized in a given reporting period is a constant rate calculated based on the relationship between the insured principal amounts outstanding in the reporting period compared with the sum of each of the insured principal amounts outstanding for all periods. When the issuer of an insured financial obligation retires the insured financial obligation before its maturity, the financial guaranty insurance contract on the retired financial obligation is extinguished. The Company immediately recognizes any nonrefundable unearned premium reserve related to that contract as premium revenue.

        In the Company's assumed businesses, the Company estimates the ultimate written and earned premiums to be received from a ceding company at the end of each quarter and the end of each year. A portion of the premiums must be estimated because some of the Company's ceding companies report premium data between 30 and 90 days after the end of the reporting period. Earned premium reported in the Company's consolidated statements of operations are based upon reports received from ceding companies supplemented by the Company's own estimates of premium for which ceding company reports have not yet been received. Differences between such estimates and actual amounts are recorded in the period in which the actual amounts are determined.

        Unearned premium reserve ceded to reinsurers is recorded as an asset called "ceded unearned premium reserve." The corresponding income statement recognition is included with the direct and assumed business in "net earned premiums".

        Prior to January 1, 2009, upfront premiums were earned in proportion to the expiration of the amount at risk. Each installment premium was earned ratably over its installment period, generally one year or less. Premium earnings under both the upfront and installment revenue recognition methods

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

were based upon and were in proportion to the principal amount guaranteed and therefore resulted in higher premium earnings during periods where guaranteed principal was higher. For insured bonds for which the par value outstanding was declining during the insurance period, upfront premium earnings were greater in the earlier periods, thereby matching revenue recognition with the underlying risk. The premiums were allocated in accordance with the principal amortization schedule of the related bond issuance and were earned ratably over the amortization period. When an insured issuance was retired early, was called by the issuer, or was in substance paid in advance through a refunding accomplished by placing U.S. Government securities in escrow, the remaining unearned premium reserves were earned at that time. Unearned premium reserve represented the portion of premiums written that were applicable to the unexpired amount at risk of insured bonds. On contracts where premiums were paid in installments, only the currently due installment was recorded in the financial statements.

Loss and Loss Adjustment Expense Reserve

        Under financial guaranty insurance accounting, unearned premium reserve and loss and LAE reserves represent the Company's combined stand-ready obligation. At contract inception, the entire stand-ready obligation is represented by unearned premium reserve. Loss and LAE reserves are only recorded when expected losses to be paid exceed the unearned premium reserve on a contract by contract basis.

        "Expected loss to be paid" represents the Company's discounted expected future cash outflows for claim payments, net of expected salvage and subrogation expected to be recovered. See "—Salvage and Subrogation" below.

        The "expected loss to be paid" is equal to the present value of expected future net cash outflows to be paid under the contract discounted using the current risk-free rate. That current risk-free rate is based on the remaining period of the contract used in the premium revenue recognition calculation (i.e., the contractual or expected period, as applicable). The Company updates the discount rate each quarter and reports the effect of such changes in loss development. Expected net cash outflows (cash outflows, expected to be paid to the holder of the insured financial obligation, net of potential recoveries, excluding reinsurance) are probability-weighted cash flows that reflect the likelihood of all possible outcomes. The Company estimates the expected net cash outflows using management's assumptions about the likelihood of all possible outcomes based on all information available to it. Those assumptions consider the relevant facts and circumstances and are consistent with the information tracked and monitored through the Company's risk-management activities.

        Prior to January 1, 2009, "loss reserves" included case reserves and portfolio reserves. Gross case reserves were established when there was significant credit deterioration on specific insured obligations and the obligations were in default or default was probable, not necessarily upon non-payment of principal or interest by an insured. Gross case reserves represented the present value of expected future loss payments and LAE, net of estimated recoveries, but before considering ceded reinsurance. This reserving method was different from case reserves established by traditional property and casualty insurance companies, which establish case reserves upon notification of a claim and establish incurred but not reported reserves for the difference between actuarially estimated ultimate losses and recorded case reserves. Financial guaranty insurance case reserves and related salvage and subrogation, if any,

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

were discounted at the taxable equivalent yield on the Company's investment portfolio, which was approximately 6%, during 2008.

        The Company recorded a portfolio reserve for its financial guaranty business prior to 2009. Portfolio reserves were established with respect to the portion of the Company's business for which case reserves were not established. Portfolio reserves were not established based on a specific event. Instead, they were calculated by aggregating the portfolio reserve calculated for each individual transaction. Individual transaction reserves were calculated on a quarterly basis by multiplying the par in-force by the product of the ultimate loss and earning factors without regard to discounting. The ultimate loss factor was defined as the frequency of loss multiplied by the severity of loss, where the frequency was defined as the probability of default for each individual issue. The earning factor was inception to date earned premium divided by the estimated ultimate written premium for each transaction. The probability of default was estimated from rating agency data and was based on the transaction's credit rating, industry sector and time until maturity. The severity was defined as the complement of recovery/salvage rates gathered by the rating agencies of defaulting issues and was based on the industry sector. Portfolio reserves were recorded gross of reinsurance. The Company did not cede any amounts under these reinsurance contracts, as the Company's recorded portfolio reserves did not exceed the Company's contractual retentions, required by said contracts.

        The Company recorded an incurred loss that was reflected in the consolidated statements of operations upon the establishment of portfolio reserves. When the Company initially recorded a case reserve, the Company reclassified the corresponding portfolio reserve already recorded for that credit within the consolidated balance sheets. The difference between the initially recorded case reserve and the reclassified portfolio reserve was recorded as a charge in the Company's consolidated statements of operations. Any subsequent change in portfolio reserves or the initial case reserves was recorded quarterly as a charge or credit in the Company's consolidated statements of operations in the period such estimates changed.

Salvage and Subrogation Recoverable

        When the Company becomes entitled to the cash flow from the underlying collateral of an insured credit under salvage and subrogation rights as a result of a claim payment or estimated recoveries from disputed claim payments on contractual grounds, it reduces the "expected loss to be paid" on the contract. Such reduction in expected to be paid can result in one of the following:

  •
  a reduction in the corresponding loss and LAE reserve with a benefit to the income statement,

  •
  no entity if expected loss to be paid is not in excess of unearned premium reserve

  •
  the recording of a salvage asset with a benefit to the income statement if the expected loss is in a net cash inflow position at the reporting date.

        To the extent that the estimated amount of recoveries increases or decreases, due to changes in facts and circumstances, including the examination of additional loan files and our experience in recovering loans put back to the originator, the Company would recognize a benefit or expense consistent with the manner it records changes in the expected recovery of all other claim payments.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Policy Acquisition Costs

        Costs that vary with and are directly related to the production of new financial guaranty contracts accounted for as insurance are deferred and amortized in relation to earned premiums. These costs include direct and indirect expenses such as ceding commissions, and the cost of underwriting and marketing personnel. Management uses its judgment in determining the type and amount of cost to be deferred. The Company conducts an annual study to determine which operating costs vary with, and are directly related to, the acquisition of new business, and therefore qualify for deferral. Ceding commission income on business ceded to reinsurers reduce policy acquisition costs and are deferred. Expected losses, LAE and the remaining costs of servicing the insured or reinsured business are considered in determining the recoverability of deferred acquisition cost ("DAC"). When an insured issue is retired early, the remaining related DAC is expensed at that time. Beginning January 1, 2009, ceding commission expense and income associated with future installment premiums on assumed and ceded business, respectively, are calculated at their contractually defined rates and recorded in deferred acquisition costs on the consolidated balance sheets with a corresponding offset to net premium receivable or payable.

        In October 2010, the FASB adopted Accounting Standards Update ("Update") No. 2010-26. This amendment in the Update specifies that certain costs incurred in the successful acquisition of new and renewal insurance contracts should be capitalized. These costs include incremental direct costs of contract acquisition that result directly from and are essential to the contract transaction and would not have been incurred by the insurance entity had the contract transaction not occurred. Costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition efforts, and product development as well as all overhead type costs should be charged to expense as incurred. The amendment in the Update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Retrospective application to all prior periods presented upon the date of adoption is permitted, but not required. The Company is currently considering whether to adopt retrospectively and is evaluating the impact the amendment in the Update will have on its consolidated financial statements in 2012.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Adoption of Financial Guaranty Accounting Standard

        The following table presents the effect of adopting the new financial guaranty accounting standard on January 1, 2009 on the Company's consolidated balance sheet. The new financial guaranty accounting standard changed the premium revenue and loss recognition methodologies.

	December 31, 2008 As reported	Transition Adjustment	January 1, 2009
	(in millions)
ASSETS:
Deferred acquisition costs	$79.0	$(25.2)	$53.8
Ceded unearned premium reserve	206.5	128.5	335.0
Reinsurance recoverable on ceded losses	22.0	10.0	32.0
Premiums receivable, net of ceding commissions payable	12.4	360.5	372.9
Deferred tax asset, net	110.3	(5.2)	105.1
Salvage recoverable	70.9	5.8	76.7
Total assets	2,454.5	474.4	2,928.9
LIABILITIES AND SHAREHOLDER'S EQUITY:
Unearned premium reserves	$708.0	$368.0	$1,076.0
Loss and LAE reserve	133.7	4.2	137.9
Reinsurance balances payable, net	23.7	92.4	116.1
Total liabilities	1,408.4	464.6	1,873.0
Retained earnings	561.6	9.8	571.4
Total shareholder's equity	1,046.0	9.8	1,055.8
Total liabilities and shareholder's equity	2,454.5	474.4	2,928.9

        A summary of the effects on the consolidated balance sheet amounts above is as follows:

  •
  DAC is decreased to reflect commissions on future installment premiums related to ceded reinsurance policies.

  •
  Premium receivable, net of ceding commissions payable increased to reflect the recording of the net present value of future installment premiums discounted at a risk-free rate. Reinsurance balances payable increased correspondingly for those amounts ceded to reinsurers.

  •
  Unearned premium reserves increased to reflect the recording of the net present value of future installment premiums discounted at a risk-free rate and the change in the premium earnings methodology to the effective yield method prescribed by the new standard. Ceded unearned premium reserve increased correspondingly for those amounts ceded to reinsurers.

  •
  Loss and LAE reserve increased to reflect the increase in case reserves partially offset by the release of the Company's portfolio reserves on fundamentally sound credits. Case reserves are now calculated based on probability weighted cash flows discounted at a risk free rate instead of based on a single case best estimate reserve discounted based on the after-tax investment yield

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

    of the Company's investment portfolio (at 6%). Reinsurance recoverable on ceded losses increased correspondingly. Salvage recoverable increased to reflect the change in discount rates.

  •
  Deferred tax asset decreased to reflect the deferred tax effect of the above items.

  •
  Retained earnings as of January 1, 2009 increased to reflect the net effect of the above adjustments.

Financial Guaranty Insurance Premiums and Losses

        The following tables present net premium earned, premium receivable activity, expected collections of future premiums and expected future earnings on the existing book of business. The tables below provide the expected timing of premium revenue recognition before accretion and the expected timing of loss and LAE recognition, before accretion. Actual collections may differ from expected collections in the tables below due to factors such as foreign exchange rate fluctuations and counterparty collectability issues. The amount and timing of actual premium earnings and loss expense may differ from the estimates shown below due to factors such as refundings, accelerations, future commutations, and updates to loss estimates.

Net Earned Premiums

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Scheduled net earned premiums	$95.9	$78.7	$77.6
Acceleration of premium earnings(1)	4.3	53.8	14.4
Accretion of discount on net premiums receivable	6.4	6.2	—

Total financial guaranty	106.6	138.7	92.0
Other	0.1	—	—

Total net earned premiums(2)	$106.7	$138.7	$92.0

(1)
Reflects the unscheduled refundings of underlying insured obligations.

(2)
Excludes $1.4 million in 2010 related to consolidated VIEs.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Gross Premium Receivable, Net of Ceding Commissions Roll Forward

	Year Ended December 31,
	2010	2009
	(in millions)
Gross premium receivable, net of ceding commissions payable:
Balance, beginning of period	$351.4	$12.4
Change in accounting	(9.2)	360.5

Balance beginning of the period, adjusted	342.2	372.9
Premium written, net	76.2	594.0
Premium payments received, net	(99.5)	(601.5)
Adjustments to the premium receivable:
Changes in the expected term of financial guaranty insurance contracts	(54.0)	(29.3)
Accretion of the discount	10.0	9.3
Foreign exchange translation	(3.5)	6.8
Other adjustments	(1.8)	(0.8)

Balance, end of period(1)	$269.6	$351.4

(1)
Includes premiums receivable of $0.2 million and $0.0 million as of December 31, 2010 and 2009, respectively, for the other segment.

        Gains or losses due to foreign exchange rate changes relate to installment premium receivables denominated in currencies other than the U.S. dollar. Approximately 12% and 19% of the Company's installment premiums at December 31, 2010 and 2009, respectively, are denominated in currencies other than the U.S. dollar, primarily in euro, British Pound Sterling and Australian dollars.

        For premiums received in installments, the Company records premiums receivable as the present value of premiums due or expected to be collected over the life of the contracts. Installment premiums typically related to structured finance deals, where the insurance premium rate is determined at the inception of the contract but the insured par is subject to prepayment throughout the life of the deal. Premium payments to the Company are typically made from deal cash flows that are senior to payments made to the deal noteholders. Updates are made periodically to the amount of installment premiums due or expected to be collected when the Company believes there are significant changes to recorded amounts. The offset to any change in premiums receivable is a corresponding change to unearned premium reserve. When these installment premiums are related to assumed reinsurance amounts, the Company also assesses the credit quality and liquidity of the Company that the premiums are assumed from as well as the impact of any potential regulatory constraints to determine the collectability of such amounts. The Company had no premiums receivable amounts that it considers to be uncollectible as of December 31, 2010.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Expected Collections of Gross Premiums Receivable,
Net of Ceding Commissions

December 31, 2010(1)
(in millions)
Gross premium collections expected:
2011 (January 1 - March 31)	$18.9
2011 (April 1 - June 30)	10.2
2011 (July 1 - September 30)	9.6
2011 (October 1 - December 31)	8.8
2012	35.1
2013	29.3
2014	24.1
2015	22.0
2016 - 2020	79.4
2021 - 2025	47.1
2026 - 2030	28.7
After 2030	32.2

Total gross expected collections	$345.4

(1)
Represents undiscounted amounts expected to be collected and excludes the other segment.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The following table provides a schedule of the expected timing of the income statement recognition of financial guaranty insurance net unearned premium reserve and PV of net expected losses, pre-tax. This table excludes amounts related to consolidated VIEs.

Expected Timing of Financial Guaranty Insurance
Premium and Loss Recognition

	As of December 31, 2010
	Scheduled Net Earned Premium	Net Expected Loss to be Expensed(1)	Net
	(in millions)
2011 (January 1 - March 31)	$17.9	$0.5	$17.4
2011 (April 1 - June 30)	19.7	0.5	19.2
2011 (July 1 - September 30)	19.7	0.5	19.2
2011 (October 1 - December 31)	18.4	0.4	18.0
2012	71.5	1.7	69.8
2013	66.5	1.5	65.0
2014	60.8	1.3	59.5
2015	56.9	1.1	55.8
2016 - 2020	229.4	4.2	225.2
2021 - 2025	160.5	2.1	158.4
2026 - 2030	105.6	1.6	104.0
After 2030	107.6	2.0	105.6

Total present value basis(2)(3)	934.5	17.4	917.1
Discount	55.1	125.3	(70.2)

Total future value	$989.6	$142.7	$846.9

(1)
These amounts reflect the Company's estimate as of December 31, 2010 of expected losses to be expensed and are not included in loss and LAE reserve because loss and LAE reserves are only recorded to the extent expected loss exceeds unearned premium reserve determined on a contract-by-contract basis.

(2)
Balances represent discounted amounts.

(3)
The effect of consolidating financial guaranty VIEs resulted in a reduction of $8.1 million in future scheduled net earned premium and $0.8 million in net expected loss to be expensed, excluding accretion of discount.

Selected Information for Policies Paid in Installments

	As of December 31,
	2010	2009
	(dollars in millions)
Premiums receivable, net of ceding commission payable	$269.6	$351.4
Gross unearned premium reserve	269.1	344.4
Weighted-average risk-free rate to discount premiums	2.9	3.1
Weighted-average period of premiums receivable (in years)	8.3	9.1

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Rollforward of Deferred Acquisition Costs

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Balance, beginning of period	$45.2	$79.0	$78.9
Change in accounting	—	(25.2)	—
Costs deferred during the period:
Ceded and assumed commissions	0.3	(31.2)	(37.6)
Premium taxes	4.3	14.2	14.0
Compensation and other acquisition costs	25.2	25.7	31.8

Total	29.8	8.7	8.2
Costs amortized during the period	(16.2)	(6.7)	(18.6)
Foreign exchange translation	(0.9)	(10.4)	9.6
Other	—	(0.2)	0.9

Balance, end of period	$57.9	$45.2	$79.0

Loss Estimation Process

        The Company's loss reserve committees estimate expected losses. Surveillance personnel present analysis related to potential losses to the Company's loss reserve committees for consideration in estimating the expected loss of the Company. Such analysis includes the consideration of various scenarios with potential probabilities assigned to them. Depending upon the nature of the risk, the Company's view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit ratings assessments and sector-driven loss severity assumptions, judgmental assessment or (in the case of its reinsurance segment) loss estimates provided by ceding insurers. The Company's loss reserve committees review and refresh the Company's expected loss estimates each quarter. The Company's estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction due to the potential for significant variability in credit performance due to changing economic, fiscal and financial market variability over the long duration of most contracts. The determination of expected loss is an inherently subjective process involving numerous estimates, assumptions and judgments by management.

        The following table presents a rollforward of the present value of net expected loss and LAE to be paid by sector. Expected loss to be paid is the Company's estimate of the present value of future claim

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

payments, net of reinsurance and net of salvage and subrogation which includes the present value benefit of estimated recoveries for breaches of R&W.

Financial Guaranty Insurance
Present Value of Net Expected Loss and LAE to be paid
Roll Forward by Sector(1)

	Expected Loss to be Paid as of December 31, 2009	Development and Accretion of Discount	Less: Paid Losses	Expected Loss to be Paid as of December 31, 2010
	(in millions)
U.S. RMBS:
First lien:
Prime first lien	$—	$0.8	$—	$0.8
Alt-A first lien	20.6	7.4	(0.8)	28.8
Alt-A option ARM	17.4	32.5	0.3	49.6
Subprime	16.9	12.8	0.9	28.8

Total first lien	54.9	53.5	0.4	108.0
Second lien:
Closed end second lien	17.4	16.1	39.8	(6.3)
HELOC	(107.5)	50.2	61.0	(118.3)

Total second lien	(90.1)	66.3	100.8	(124.6)

Total U.S. RMBS	(35.2)	119.8	101.2	(16.6)
Other structured finance	19.7	10.3	2.5	27.5
Public finance	55.8	20.3	28.8	47.3

Total	$40.3	$150.4	$132.5	$58.2

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

	Loss and LAE Reserve as of December 31, 2008	Change in Accounting(2)	Expected loss to be Paid at January 1, 2009	Development and Accretion of Discount	Less: Paid Losses	Expected Loss to be Paid as of December 31, 2009
	(in millions)
First lien
Prime first lien	$1.3	$(1.3)	$—	$—	$—	$—
Alt-A first lien	3.1	5.1	8.2	13.3	0.9	20.6
Alt-A option ARM	2.2	7.1	9.3	8.1	—	17.4
Subprime	12.9	(5.7)	7.2	10.7	1.0	16.9

Total first lien	19.5	5.2	24.7	32.1	1.9	54.9
Second lien
Closed end second lien	32.1	—	32.1	38.4	53.1	17.4
HELOCs	(36.7)	(9.1)	(45.8)	70.0	131.7	(107.5)

Total second lien	(4.6)	(9.1)	(13.7)	108.4	184.8	(90.1)

Total U.S. RMBS	14.9	(3.9)	11.0	140.5	186.7	(35.2)
Other structured finance	15.6	0.3	15.9	6.4	2.6	19.7
Public Finance	18.9	2.9	21.8	49.9	15.9	55.8

Total	$49.4	$(0.7)	$48.7	$196.8	$205.2	$40.3

(1)
Amounts include all expected payments whether or not the insured transaction VIE is consolidated. There were no expected losses in the other segment as of December 31, 2010 and December 31, 2009.

(2)
Change in accounting for financial guaranty contracts related to the adoption of a new financial guaranty insurance accounting standard effective January 1, 2009.

        The Company's expected LAE for mitigating claim liabilities were $4.9 million and $4.2 million as of December 31, 2010 and 2009, respectively. The Company used weighted-average risk free rates ranging from 0% to 5.34% and 0.07% to 5.21% to discount expected losses as of December 31, 2010 and 2009, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Reconciliation of Net Expected Loss to be Paid and Net Expected Loss to be Expensed

As of December 31, 2010
(in millions)
Net expected loss to be paid	$58.2
Less: net expected loss to be paid for financial guaranty VIEs	9.4

Total	48.8
Salvage and subrogation recoverable, net(1)	131.6
Loss and LAE reserve, net	(163.0)

Net expected loss to be expensed(2)	$17.4

(1)
Represents gross salvage and subrogation amounts of $184.0 million net of ceded amounts of $52.4 million which is recorded in reinsurance balances payable.

(2)
Excludes $0.8 million as of December 31, 2010 related to consolidated financial guaranty VIEs.

The Company's Approach to Projecting Losses in U.S. RMBS

        The Company projects losses in U.S. RMBS on a transaction-by-transaction basis by projecting the performance of the underlying pool of mortgages over time and then applying the structural features (i.e., payment priorities and tranching) of the RMBS to the projected performance of the collateral over time. The resulting projection of any projected claim payments or reimbursements is then discounted to a present value using a risk free rate. For transactions where the Company projects it will receive recoveries from providers of R&W, the projected amount of recoveries is included in the projected cash flows from the collateral. The Company runs, and probability-weights, several sets of assumptions (scenarios) regarding potential mortgage collateral performance.

        The further behind a mortgage borrower falls in payments, the more likely it is that he or she will default. The rate at which borrowers from a particular delinquency category (number of monthly payments behind) eventually default is referred to as the "liquidation rate". Liquidation rates may be derived from observed roll rates, which are the rates at which loans progress from one delinquency category to the next and eventually to default and liquidation. The Company applies liquidation rates to the mortgage loan collateral in each delinquency category and makes certain timing assumptions to project near-term mortgage collateral defaults from loans that are currently delinquent.

        Mortgage borrowers that are a single payment or less behind (generally considered performing borrowers) have demonstrated an ability and willingness to pay throughout the recession and mortgage crisis, and as a result are viewed as less likely to default than delinquent borrowers. Performing borrowers that eventually default will also need to progress through delinquency categories before any defaults occur. The Company projects how much of the currently performing loans will default and when by first converting the projected near term defaults of delinquent borrowers derived from liquidation rates into a vector of conditional default rates, then projecting how the conditional default rates will develop over time. Loans that are defaulted pursuant to the conditional default rate after the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

liquidation of currently delinquent loans represent defaults of currently performing loans. A conditional default rate is the outstanding principal amount of loans defaulting in a given month divided by the remaining outstanding amount of the whole pool of loans (or "collateral pool balance"). The collateral pool balance decreases over time as a result of scheduled principal payments, partial and whole principal repayments, and defaults.

        In order to derive collateral pool losses from the collateral pool defaults it has projected, the Company applies a loss severity. The loss severity is the amount of loss the transaction experiences on a defaulted loan after the application of net proceeds from the disposal of the underlying property. The Company projects loss severities by sector based on experience to date. Further detail regarding the assumptions and variables the Company used to project collateral losses in its U.S. RMBS portfolio may be found below in the sections "U.S. Second Lien RMBS Loss Projections: HELOCs and Closed-End Second Lien" and "U.S. First Lien RMBS Loss Projections: Alt-A, Option ARM, Subprime and Prime".

        The Company is in the process of enforcing, on behalf of RMBS issuers, claims for breaches of R&W regarding the characteristics of the loans included in the collateral pools. The Company calculates a credit to the RMBS issuer for such recoveries where the R&W were provided by an entity the Company believes to be financially viable and where the Company already has access or believes it will attain access to the underlying mortgage loan files. In second liens this credit is based on a factor of actual repurchase rates achieved, while in first liens this credit is estimated by reducing collateral losses projected by the Company to reflect a factor of the recoveries the Company believes it will achieve based on breaches identified to date. The first lien approach is different than the second lien approach because of the Company's first lien transactions have multiple tranches and a more complicated method is required to correctly allocate credit to each tranche. In each case, the credit is a function of the projected lifetime collateral losses in the collateral pool, so an increase in projected collateral losses increases the representation and warranty credit calculated by the Company for the RMBS issuer. Further detail regarding how the Company calculates these credits may be found under "Breaches of Representations and Warranties" below.

        The Company projects the overall future cash flow from a collateral pool by adjusting the payment stream from the principal and interest contractually due on the underlying mortgages for (a) the collateral losses it projects as described above, (b) assumed voluntary prepayments and (c) recoveries for breaches of R&W as described above. The Company then applies an individual model of the structure of the transaction to the projected future cash flow from that transaction's collateral pool to project the Company's future claims and claim reimbursements for that individual transaction. Finally, the projected claims and reimbursements are discounted to a present value using a risk free rate and compared to the unearned premium reserve for that transaction. As noted above, the Company runs several sets of assumptions regarding mortgage collateral performance, or scenarios, and probability weights them.

Year-End 2010 U.S. RMBS Loss Projections

        The Company's RMBS projection methodology assumes that the housing and mortgage markets will eventually recover. So, to the extent it retains the shape of the curves and probability weightings

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

used in the previous quarter, the Company essentially assumes the recovery in the housing and mortgage markets will be delayed by another three months.

        The scenarios used to project RMBS collateral losses in first quarter of 2010, with the exception of an increase to the subprime loss severity, were the same as those employed at year-end 2009. In the second quarter 2010 the Company changed how scenarios were run as compared to the first quarter 2010 to reflect the Company's view that it was observing the beginning of an improvement in the housing and mortgage markets. In the third and fourth quarters 2010 early stage delinquencies did not trend down as much as the Company had anticipated in the second quarter, so the Company adjusted its curves to reflect the observed early stage delinquencies. Additionally, in the fourth quarter 2010, due to the Company's concerns about the timing and strength of any recovery in the mortgage and housing markets, the probability weightings were adjusted to reflect a somewhat more pessimistic view. Also in the fourth quarter 2010 the Company increased its initial subprime loss severity assumption to reflect recent experience. Taken together, the changes in the assumptions between year-end 2009 and 2010 had the effect of (a) reflecting a slower recovery in the housing market than had been assumed at the beginning of the year and (b) increasing the assumed initial loss severities for subprime transactions from 70% to 80%.

        The methodology the Company used to project RMBS losses prior to AGL's acquisition of Assured Guaranty Municipal Holdings Inc. ("AGMH") on July 1, 2009 ("AGMH Acquisition") was somewhat different than the current methodology. For the third quarter 2009 the Company adopted a methodology to project RMBS losses that was based on a combination of the approaches used by the Company and AGMH prior to the AGMH Acquisition. For this reason, the results are not directly comparable. However, that Company's second lien methodology utilized many of the same assumptions as those used at year-end 2009 and year-end 2010, so the year-end 2008 second lien assumptions are provided below for comparative purposes.

        The Company also used generally the same methodology to project the credit received by the RMBS issuers for recoveries on R&W at year-end 2010 as it used at year-end 2009. Other than the impact of the increase in projected collateral defaults on the calculation of the credit, the primary difference relates to the population of transactions the Company included in its R&W credits. The Company added credit for one first lien transaction where it believes it has a right to receive loan files. The Company also refined some of the assumptions in the calculation of the amount of the credit to reflect actual experience. The R&W benefit at year-end 2008 related primarily to two second lien transactions.

U.S. Second Lien RMBS Loss Projections: HELOCs and Closed End Second Lien

        The Company insures two types of second lien RMBS: those secured by HELOCs and those secured by closed end second lien mortgages. HELOCs are revolving lines of credit generally secured by a second lien on a one to four family home. A mortgage for a fixed amount secured by a second lien on a one to four family home is generally referred to as a closed end second lien. Both first lien RMBS and second lien RMBS sometimes include a portion of loan collateral with a different priority than the majority of the collateral. The Company has material exposure to second lien mortgage loans originated and serviced by a number of parties, but the Company's most significant second lien

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

exposure is to HELOCs originated and serviced by Countrywide, a subsidiary of Bank of America Corporation.

        The delinquency performance of HELOC and closed end second lien exposures included in transactions insured by the Company began to deteriorate in 2007, and such transactions, particularly those originated in the period from 2005 through 2007, continue to perform below the Company's original underwriting expectations. While insured securities benefit from structural protections within the transactions designed to absorb collateral losses in excess of previous historical high levels, in many second lien RMBS projected losses now exceed those structural protections.

        The Company believes the primary variables impacting its expected losses in second lien RMBS transactions are the amount and timing of future losses in the collateral pool supporting the transactions and the amount of loans repurchased for breaches of R&W. Expected losses are also a function of the structure of the transaction, the voluntary prepayment rate (typically also referred to as conditional prepayment rate of the collateral); the interest rate environment; and assumptions about the draw rate and loss severity. These variables are interrelated, difficult to predict and subject to considerable volatility. If actual experience differs from the Company's assumptions, the losses incurred could be materially different from the estimate. The Company continues to update its evaluation of these exposures as new information becomes available.

        The following table shows the Company's key assumptions used in its calculation of estimated expected losses for the Company's direct vintage 2004 - 2008 second lien U.S. RMBS as of December 31, 2010, December 31, 2009 and December 31, 2008:

Key Assumptions in Base Case Expected Loss Estimates
Second Lien RMBS(1)

HELOC Key Variables	As of December 31, 2010	As of December 31, 2009	As of December 31, 2008
Plateau conditional default rate	10.0 - 19.4%	14.8 - 32.3%	19.0 - 21.0%
Final conditional default rate trended down to	0.5 - 2.2%	0.5 - 2.2%	1.0%
Expected period until final conditional default rate	24 months	21 months	15 months
Initial conditional prepayment rate	3.9 - 17.5%	4.8 - 14.9%	7.0 - 8.0%
Final conditional prepayment rate	10%	10.0%	7.0 - 8.0%
Loss severity	98%	95%	100%
Initial draw rate	0.0 - 0.5%	0.4 - 0.7%	1.0 - 2.0%

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Closed End Second Lien Key Variables	As of December 31, 2010	As of December 31, 2009	As of December 31, 2008
Plateau conditional default rate	7.3 - 27.1%	34.0 - 44.2%	34.0 - 36.0%
Final conditional default rate trended down to	2.9 - 8.1%	3.5 - 8.1%	3.4 - 3.6%
Expected period until final conditional default rate achieved	24 months	21 months	24 months
Initial conditional prepayment rate	1.3 - 9.7%	0.8 - 2.4%	7.0%
Final conditional prepayment rate	10%	10.0%	7.0%
Loss Severity	98%	95%	100%

(1)
Represents assumptions for most heavily weighted scenario (the "base case").

        In second lien transactions the projection of near-term defaults from currently delinquent loans is relatively straightforward because loans in second lien transactions are generally "charged off" (treated as defaulted) by the securitization's servicer once the loan is 180 days past due. Most second lien transactions report the amount of loans in five monthly delinquency categories (i.e., 30-59 days past due, 60-89 days past due, 90-119 days past due, 120-149 days past due and 150-179 days past due). The Company estimates the amount of loans that will default over the next five months by calculating current representative liquidation rates (the percent of loans in a given delinquency status that are assumed to ultimately default) from selected representative transactions and then applying an average of the preceding 12 months' liquidation rates to the amount of loans in the delinquency categories. The amount of loans projected to default in the first through fifth months is expressed as a conditional default rate. The first four months' conditional default rate is calculated by applying the liquidation rates to the current period past due balances (i.e., the 150-179 day balance is liquidated in the first projected month, the 120-149 day balance is liquidated in the second projected month, the 90-119 day balance is liquidated in the third projected month and the 60-89 day balance is liquidated in the fourth projected month). For the fifth month the conditional default rate is calculated using the average 30-59 day past due balances for the prior three months. The fifth month is then used as the basis for the plateau period that follows the embedded five months of losses.

        As of December 31, 2010, in the base scenario, the conditional default rate (the "plateau conditional default rate") was held constant for one month. (At year-end 2009 the plateau default rate was held constant for four months.) Once the plateau period has ended, the conditional default rate is assumed to gradually trend down in uniform increments to its final long-term steady state conditional default rate. In the base scenario the time over which the conditional default rate trends down to its final conditional default rate is eighteen months (compared to twelve months at year-end 2009). Therefore, the total stress period for second lien transactions would be twenty-four months which is comprised of: five months of delinquent data, a one month plateau period and an eighteen month decrease to the steady state conditional default rate. This is three months longer than the 21 months used at year-end 2009. The long-term steady state conditional default rates are calculated as the constant conditional default rates that would have yielded the amount of losses originally expected at underwriting. When a second lien loan defaults, there is generally very low recovery. Based on current expectations of future performance, the Company reduced its loss recovery assumption to 2% from 5% (thus increasing its severity from 95% to 98%) in the third quarter of 2010.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected (which is a function of the conditional default rate and the loan balance over time) as well as the amount of excess spread (which is the excess of the interest paid by the borrowers on the underlying loan over the amount of interest and expenses owed on the insured obligations). In the base case, the current conditional prepayment rate is assumed to continue until the end of the plateau before gradually increasing to the final conditional prepayment rate over the same period the conditional default rate decreases. For transactions where the initial conditional prepayment rate is higher than the final conditional prepayment rate, the initial conditional prepayment rate is held constant. The final conditional prepayment rate is assumed to be 10% for both HELOC and closed end second lien transactions. This level is much higher than current rates, but lower than the historical average, which reflects the Company's continued uncertainty about performance of the borrowers in these transactions. This pattern is consistent with how the Company modeled the conditional prepayment rate at year-end 2009. To the extent that prepayments differ from projected levels it could materially change the Company's projected excess spread.

        The Company uses a number of other variables in its second lien loss projections, including the spread between relevant interest rate indices, and HELOC draw rates (the amount of new advances provided on existing HELOCs expressed as a percent of current outstanding advances). For HELOC transactions, the draw rate is assumed to decline from the current level to the final draw rate over a period of three months. The final draw rates were assumed to range from 0.0% to 0.5%.

        In estimating expected losses, the Company modeled and probability weighted three possible conditional default rate curves applicable to the period preceding the return to the long-term steady state conditional default rate. Given that draw rates have been reduced to levels below the historical average and that loss severities in these products have been higher than anticipated at inception, the Company believes that the level of the elevated conditional default rate and the length of time it will persist is the primary driver behind the likely amount of losses the collateral will suffer (before considering the effects of repurchases of ineligible loans). The Company continues to evaluate the assumptions affecting its modeling results.

        At year-end 2010, the Company's base case assumed a one month conditional default rate plateau and an 18 month ramp down. Increasing the conditional default rate plateau to 4 months and keeping the ramp down at 18 months would increase the expected loss by approximately $7.7 million for HELOC transactions and $18.3 million for closed end second lien transactions. On the other hand, keeping the conditional default rate plateau at one month but decreasing the length of the conditional default rate ramp down to the 12 month assumption used at year-end 2009 would decrease the expected loss by approximately $10.4 million for HELOC transactions and $4.2 million for closed end second lien transactions.

U.S. First Lien RMBS Loss Projections: Alt-A, Option ARM, Subprime and Prime

        First lien RMBS are generally categorized in accordance with the characteristics of the first lien mortgage loans on one to four family homes supporting the transactions. The collateral supporting "Subprime RMBS" transactions is comprised of first-lien residential mortgage loans made to subprime borrowers. A "subprime borrower" is one considered to be a higher risk credit based on credit scores or other risk characteristics. Another type of RMBS transaction is generally referred to as "Alt-A

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

RMBS." The collateral supporting such transactions is comprised of first-lien residential mortgage loans made to "prime" quality borrowers who lack certain ancillary characteristics that would make them prime. When more than 66% of the loans originally included in the pool are mortgage loans with an option to make a minimum payment that has the potential to negatively amortize the loan (i.e., increase the amount of principal owed), the transaction is referred to as an "Option ARM." Finally, transactions may be primarily composed of loans made to prime borrowers. Both first lien RMBS and second lien RMBS sometimes include a portion of loan collateral with a different priority than the majority of the collateral.

        The performance of the Company's first lien RMBS exposures began to deteriorate in 2007 and such transactions, particularly those originated in the period from 2005 through 2007 continue to perform below the Company's original underwriting expectations. The Company currently projects first lien collateral losses many times those expected at the time of underwriting. While insured securities benefitted from structural protections within the transactions designed to absorb some of the collateral losses, in many first lien RMBS transactions, projected losses exceed those structural protections.

        The majority of projected losses in first lien RMBS transactions are expected to come from non-performing mortgage loans (those that are delinquent, in foreclosure or where the loan has been foreclosed and the RMBS issuer owns the underlying real estate). An increase in non-performing loans beyond that projected in the previous period is one of the primary drivers of loss development in this portfolio. In order to determine the number of defaults resulting from these delinquent and foreclosed loans, the Company applies a liquidation rate assumption to loans in each of the various delinquency categories. The Company arrived at its liquidation rates based on data in loan performance and assumptions about how delays in the foreclosure process may ultimately affect the rate at which loans are liquidated. The following table shows the Company's liquidation assumptions for various delinquency categories as of December 31, 2010 and 2009. The liquidation rate is a standard industry

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

measure that is used to estimate the number of loans in a given aging category that will default within a specified time period. The Company projects these liquidations to occur over two years.

	December 31, 2010	December 31, 2009
30 - 59 Days Delinquent
Alt-A first lien	50%	50%
Alt-A option ARM	50	50
Subprime	45	45
60 - 89 Days Delinquent
Alt-A first lien	65	65
Alt-A option ARM	65	65
Subprime	65	65
90 - Bankruptcy
Alt-A first lien	75	75
Alt-A option ARM	75	75
Subprime	70	70
Foreclosure
Alt-A first lien	85	85
Alt-A option ARM	85	85
Subprime	85	85
Real Estate Owned
Alt-A first lien	100	100
Alt-A option ARM	100	100
Subprime	100	100

        While the Company uses liquidation rates as described above to project defaults of non-performing loans, it projects defaults on presently current loans by applying a conditional default rate trend. The start of that conditional default rate trend is based on the defaults the Company projects will emerge from currently nonperforming loans. The total amount of expected defaults from the nonperforming loans is translated into a constant conditional default rate (i.e., the conditional default rate plateau), which, if applied for each of the next 24 months, would be sufficient to produce approximately the amount of defaults that were calculated to emerge from the various delinquency categories. The conditional default rate thus calculated individually on the collateral pool for each RMBS is then used as the starting point for the conditional default rate curve used to project defaults of the presently performing loans.

        In the base case, each transaction's conditional default rate is projected to improve over 12 months to an intermediate conditional default rate (calculated as 15% of its conditional default rate plateau); that intermediate conditional default rate is held constant for 36 months and then trails off in steps to a final conditional default rate of 5% of the conditional default rate plateau. Under the Company's methodology, defaults projected to occur in the first 24 months represent defaults that can be attributed to loans that are currently delinquent or in foreclosure, while the defaults projected to occur using the projected conditional default rate trend after the first 24 month period represent defaults attributable to borrowers that are currently performing.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        Another important driver of loss projections is loss severity, which is the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. Loss severities experienced in first lien transactions have reached historical high levels and the Company is assuming that these historical high levels will continue for another year. The Company determines its initial loss severity based on actual recent experience. The Company then assumes that loss severities begin returning to levels consistent with underwriting assumptions beginning in December 2011, and in the base scenario decline over two years to 40%.

        The following table shows the Company's key assumptions used in its calculation of expected losses for the Company's direct vintage 2004 - 2008 first lien U.S. RMBS as of December 31, 2010 and December 31, 2009. The Company was not projecting any losses for first lien RMBS deals as of December 31, 2008.

Key Assumptions in Base Case Expected Loss Estimates of First Lien RMBS Transactions

	As of December 31, 2010	As of December 31, 2009
Alt-A First Lien
Plateau conditional default rate	2.6% - 16.7%	1.5% - 19.6%
Intermediate conditional default rate	0.4% - 2.5%	0.2% - 2.9%
Final conditional default rate	0.1% - 0.8%	0.1% - 1.0%
Initial loss severity	60%	60%
Initial conditional prepayment rate	0.0% - 36.5%	0.0% - 20.5%
Final conditional prepayment rate	10%	10%
Alt-A option ARM
Plateau conditional default rate	11.7 - 32.3%	14.4% - 21.9%
Intermediate conditional default rate	1.8% - 4.8%	2.2% - 3.3%
Final conditional default rate	0.6% - 1.6%	0.7% - 1.1%
Initial loss severity	60%	60%
Initial conditional prepayment rate	1.0% - 17.7%	0.3% - 1.4%
Final conditional prepayment rate	10%	10%
Subprime
Plateau conditional default rate	9.0% - 13.6%	7.1% - 12.1%
Intermediate conditional default rate	1.3% - 2.0%	1.1% - 1.8%
Final conditional default rate	0.4% - 0.7%	0.4% - 0.6%
Initial loss severity	80%	70%
Initial conditional prepayment rate	1.2% - 13.5%	0.5% - 12.0%
Final conditional prepayment rate	10%	10%

        The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected (since that amount is a function of the conditional default rate and the loan balance over time) as well as the amount of excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations). The assumption for the conditional prepayment rate follows a similar pattern to that of the conditional

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

default rate. The current level of voluntary prepayments is assumed to continue for the plateau period before gradually increasing over 12 months to the final conditional prepayment rate, which is assumed to be either 10% or 15% depending on the scenario run. For transactions where the initial conditional prepayment rate is higher than the final conditional prepayment rate, the initial conditional prepayment rate is held constant.

        The ultimate performance of the Company's first lien RMBS transactions remains highly uncertain and may be subject to considerable volatility due to the influence of many factors, including the level and timing of loan defaults, changes in housing prices and other variables. The Company will continue to monitor the performance of its RMBS exposures and will adjust the loss projections for those transactions based on actual performance and management's estimates of future performance.

        In estimating expected losses, the Company modeled and probability weighted sensitivities for first lien transactions by varying its assumptions of how fast recovery is expected to occur. The primary variable when modeling sensitivities was how quickly the conditional default rate returned to its modeled equilibrium, which was defined as 5% of the current conditional default rate. The Company also stressed conditional prepayment rates and the speed of recovery of loss severity rates. In a somewhat more stressful environment than that of the base case, where the conditional default rate recovery was more gradual and the final conditional prepayment rate was 15% rather than 10%, the Company's expected losses would increase by approximately $0.9 million for Alt-A first liens, $3.7 million for Option ARMs, $2.0 million for subprime and $0.1 million for prime transactions. In an even more stressful scenario where the conditional default rate plateau was extended 3 months (to be 27 months long) before the same more gradual conditional default rate recovery and loss severities were assumed to recover over 4 rather than 2 years (and subprime loss severities were assumed to recover only to 55%), the Company's expected losses would increase by approximately $4.5 million for Alt-A first liens, $14.6 million for Option ARMs, $9.6 million for subprime and $0.4 million for prime transactions. The Company also considered a scenario where the recovery was faster than in its base case. In this scenario, where the conditional default rate plateau was 3 months shorter (21 months, effectively assuming that liquidation rates would improve) and the conditional default rate recovery was more pronounced, the Company's expected losses would decrease by approximately $3.3 million for Alt-A first liens, $10.3 million for Option ARMs, $2.4 million for subprime and $0.3 million for prime transactions.

Breaches of Representations and Warranties

        The Company is pursuing reimbursements for breaches of R&W regarding loan characteristics. Performance of the collateral underlying certain first and second lien securitizations has substantially differed from the Company's original expectations. The Company has employed several loan file diligence firms and law firms as well as devoted internal resources to review the mortgage files surrounding many of the defaulted loans. As of December 31, 2010, the Company had performed a detailed review of approximately 12,000 second lien and 3,400 first lien defaulted loan files, representing nearly $0.9 billion in second lien and $1.4 billion in first lien outstanding par of defaulted loans underlying insured transactions. The Company identified approximately 11,000 second lien transaction loan files and approximately 2,900 first lien transaction loan files that breached one or more R&W regarding the characteristics of the loans such as misrepresentation of income or employment of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

the borrower, occupancy, undisclosed debt and non-compliance with underwriting guidelines at loan origination. The Company continues to review new files as new loans default and as new loan files are made available to it. The Company generally obtains the loan files from the originators or servicers (including master servicers). In some cases the Company requests loan files via the trustee, which then requests the loan files from the originators and/or servicers. On second lien loans, the Company requests loan files for all charged-off loans. On first lien loans, the Company requests loan files for all severely (60+ days) delinquent loans and all liquidated loans. Recently, the Company started requesting loan files for all the loans (both performing and non-performing) in certain deals to limit the number of requests for additional loan files as the transactions season and loans charge-off, become 60+ days delinquent or are liquidated. (The Company takes no credit for R&W breaches on loans that are expected to continue to perform.) Following negotiations with the providers of the R&W, as of December 31, 2010, the Company had reached agreement for providers to repurchase $103 million of second lien and $67 million of first lien loans. The $103 million for second lien loans represents the calculated repurchase price for 1,006 loans and the $67 million for first lien loans represents the calculated repurchase price for 151 loans. The repurchase proceeds are paid to the RMBS transactions and distributed in accordance with the payment priorities set out in the transaction agreements, so the proceeds are not necessarily allocated to the Company on a dollar-for-dollar basis. Proceeds projected to be reimbursed to the Company on transactions where the Company has already paid claims are viewed as a recovery on paid losses. For transactions where the Company has not already paid claims projected recoveries reduce projected loss estimates. In either case, projected recoveries have no effect on the amount of the Company's exposure. These amounts reflect payments made pursuant to the negotiated transaction agreements and not payments made pursuant to legal settlements. See "Recovery Litigation" below for a description of the related legal proceedings the Company has commenced.

        The Company has included in its net expected loss estimates as of December 31, 2010 an estimated benefit from repurchases of $254.5 million. The amount of benefit recorded as a reduction of expected losses was calculated by extrapolating each transaction's breach rate on defaulted loans to projected defaults. The Company did not incorporate any gain contingencies or damages paid from potential litigation in its estimated repurchases. The amount the Company will ultimately recover related to contractual R&W is uncertain and subject to a number of factors including the counterparty's ability to pay, the number and loss amount of loans determined to have breached R&W and, potentially, negotiated settlements or litigation recoveries. As such, the Company's estimate of recoveries is uncertain and actual amounts realized may differ significantly from these estimates. In arriving at the expected recovery from breaches of R&W, the Company considered the credit worthiness of the provider of the R&W, the number of breaches found on defaulted loans, the success rate in resolving these breaches with the provider of the R&W and the potential amount of time until the recovery is realized.

        The calculation of expected recovery from breaches of R&W involved a variety of scenarios which ranged from the Company recovering substantially all of the losses it incurred due to violations of R&W to the Company realizing very limited recoveries. The Company did not include any recoveries related to breaches of R&W in amounts greater than the losses it expected to pay under any given cash flow scenario. These scenarios were probability weighted in order to determine the recovery incorporated into the Company's reserve estimate. This approach was used for both loans that had

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

already defaulted and those assumed to default in the future. In all cases, recoveries were limited to amounts paid or expected to be paid by the Company.

        The following table represents the Company's total estimated recoveries netted in expected loss to be paid, from defective mortgage loans included in certain first and second lien U.S. RMBS loan securitizations that it insures. The Company had $254.5 million of estimated recoveries from ineligible loans as of December 31, 2010, of which $136.9 million is reported in salvage and subrogation recoverable, $114.4 million is netted in loss and LAE reserves and $3.2 million is netted in unearned premium reserve. The Company had $282.7 million of estimated recoveries from ineligible loans as of December 31, 2009, of which $113.0 million was reported in salvage and subrogation recoverable, $166.9 million is netted in loss and LAE reserves and $2.8 million is included within the Company's unearned premium reserve portion of its stand-ready obligation reported on the Company's consolidated balance sheet.

Rollforward of Estimated Benefit from Recoveries of Representation and Warranty Breaches,
Net of Reinsurance

	# of Insurance Policies as of December 31, 2010 with R&W Benefit Recorded	Outstanding Principal and Interest of Policies with R&W Benefit Recorded as of December 31, 2010	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount during Year	R&W Recovered During 2010(1)	Future Net R&W Benefit at December 31, 2010
	(dollars in millions)
Prime first lien	1	$28.6	$—	$0.6	$—	$0.6
Alt-A first lien	6	353.3	8.8	1.3	—	10.1
Alt-A option ARM	1	67.9	16.3	13.6	15.6	14.3
Subprime	—	—	—	—	—	—
Closed end second lien	2	156.5	64.2	2.8	—	67.0
HELOC	3	492.3	193.4	(2.9)	28.0	162.5

Total	13	$1,098.6	$282.7	$15.4	$43.6	$254.5

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

	# of Insurance Policies as of December 31, 2009 with R&W Benefit Recorded	Outstanding Principal and Interest of Policies with R&W Benefit Recorded as of December 31, 2009	Future Net R&W Benefit at December 31, 2008	R&W Development and Accretion of Discount during Year	R&W Recovered During 2009(1)	Future Net R&W Benefit at December 31, 2009
	(dollars in millions)
Prime first lien	—	$—	$—	$—	$—	$—
Alt-A first lien	6	312.8	—	8.8	—	8.8
Alt-A option ARM	1	81.3	—	16.3	—	16.3
Subprime	—	—	—	—	—	—
Closed end second lien	2	187.9	—	64.2	—	64.2
HELOC	3	606.3	32.7	185.9	25.2	193.4

Total	12	$1,188.3	$32.7	$275.2	$25.2	$282.7

(1)
Includes gross amounts recovered of $63.5 million.

        The following table provides a breakdown of the development and accretion amount in the rollforward of estimated recoveries associated with alleged breaches R&W:

As of December 31, 2010
(in millions)
Inclusion of new deals with breaches of R&W during period	$0.6
Change in recovery assumptions as the result of additional file review and recovery success	18.3
Estimated increase in defaults that will result in additional breaches	(4.5)
Accretion of discount on balance	1.0

Total	$15.4

        The $15.4 million R&W development and accretion of discount during 2010 in the above table primarily resulted from an increase in loan file reviews, increased success rates in putting back loans, and increased projected defaults on loans with breaches of R&W. This development primarily can be broken down into changes in calculation inputs, changes in the timing and amounts of defaults and the inclusion of additional deals during the year for which the Company expects to obtain these benefits. The Company has reflected one additional transaction during 2010 which resulted in approximately $0.6 million of the development. The remainder of the development primarily relates to changes in assumptions and additional projected defaults. The accretion of discount was not a primary driver of the development. Changes in assumptions generally relate to an increase in loan file reviews and increased success rates in putting back loans. The Company assumes in the base case that recoveries on HELOC and closed end second lien loans will occur in two to four years from the balance sheet date depending on the scenarios and that recoveries on Alt-A, Option ARM and Subprime loans will occur as claims are paid over the life of the transactions. The $275.2 million R&W development and accretion of discount during 2009 in the above table primarily resulted from an increase in loan file

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

reviews and extrapolation of expected recoveries. The Company assumes that recoveries on HELOC and CES loans will occur in two years from the balance sheet date and that recoveries on Alt-A, Option ARM and Subprime loans will occur as claims are paid over the life of the transactions.

"XXX" Life Insurance Transactions

        The Company has insured $428.2 million of net par in "XXX" life insurance reserve securitization transactions based on discrete blocks of individual life insurance business. In these transactions, the monies raised by the sale of the bonds insured by the Company were used to capitalize a special purpose vehicle that provides reinsurance to a life insurer or reinsurer. The monies are invested at inception in accounts managed by third-party investment managers. In order for the Company to incur an ultimate net loss on these transactions, adverse experience on the underlying block of life insurance policies and/or credit losses in the investment portfolio would need to exceed the level of credit enhancement built into the transaction structures. In particular, such credit losses in the investment portfolio could be realized in the event that circumstances arise resulting in the early liquidation of assets at a time when their market value is less than their intrinsic value.

        The Company's $428.2 million in net par of XXX life insurance transactions includes as of December 31, 2010, a total of $248.2 million rated BIG comprising Class A-2 Floating Rate Notes issued by Ballantyne Re p.l.c and Series A-1 Floating Rate Notes issued by Orkney Re II p.l.c ("Orkney Re II"). The Company has rated the Ballantyne Re and Orkney Re II notes BIG. The Ballantyne Re and Orkney Re II XXX transactions had material amounts of their assets invested in U.S. RMBS transactions. Based on its analysis of the information currently available, including estimates of future investment performance provided by the current investment manager, and projected credit impairments on the invested assets and performance of the blocks of life insurance business at December 31, 2010, the Company's gross expected loss, prior to reinsurance or netting of unearned premium, for its two BIG XXX insurance transactions was $73.8 million and its net reserve was $15.5 million.

Public Finance Transactions

        The Company has insured $66.0 billion of public finance transactions across a number of different sectors. Within that category, $884.3 million is rated BIG, and the company is projecting $47.3 million of expected losses across the portfolio.

        The most significant projected estimated loss was $33.0 million on its $192.4 million net par outstanding on Jefferson County Alabama Sewer Authority exposure. This estimate is based primarily on the Company's view of how much debt the Authority should be able to support under certain probability-weighted scenarios.

Other Sectors and Transactions

        The Company continues to closely monitor other sectors and individual financial guaranty insurance transactions it feels warrant the additional attention, including, as of December 31, 2010, its commercial real estate exposure of $194.9 million of net par, its trust preferred securities ("TruPS") collateralized debt obligations ("CDOs") and its U.S. health care exposure of $5.0 billion of net par.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Recovery Litigation

        As of the date of this filing, AGC has filed lawsuits with regard to three second lien U.S. RMBS transactions that it has insured, alleging breaches of R&W both in respect of the underlying loans in the transactions and the accuracy of the information provided to AGC, and failure to cure or repurchase defective loans identified by AGC to such persons. These transactions consist of the ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2 and the ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL3 transactions (in each of which AGC has sued Deutsche Bank Structured Products, Inc. and its affiliate ACE Securities Corp.) and the SACO I Trust 2005-GP1 transaction (in which AGC has sued JPMorgan Chase & Co.'s affiliate EMC Mortgage Corporation).

        In December 2008, AGUK sued J.P. Morgan Investment Management Inc. ("JPMIM"), the investment manager in the Orkney Re II transaction, in New York Supreme Court ("Court") alleging that JPMIM engaged in breaches of fiduciary duty, gross negligence and breaches of contract based upon its handling of the investments of Orkney Re II. In January 2010, the Court ruled against the Company on a motion to dismiss filed by JPMIM, dismissing AGUK's claims for breaches of fiduciary duty and gross negligence on the ground that such claims are preempted by the Martin Act, which is New York's blue sky law, such that only the New York Attorney General has the authority to sue JPMIM. AGUK appealed and, in November 2010, the Appellate Division (First Department) issued a ruling, ordering the Court's order to be modified to reinstate the AGUK's claims for breach of fiduciary duty and gross negligence and certain of its claims for breach of contract, in each case for claims accruing on or after June 26, 2007. In December 2010, JPMIM filed a motion for permission to appeal to the Court of Appeals on the Martin Act issue; that motion was granted in February 2011.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Net Loss Summary

        The following table provides information on loss and LAE reserves net of reinsurance on the consolidated balance sheets.

Loss and LAE Reserve, Net of Reinsurance

	As of December 31,
	2010	2009
	(in millions)
First lien:
Prime first lien	$0.6	$—
Alt-A first lien	27.4	19.8
Alt-A option ARM	48.5	16.5
Subprime	27.2	16.2

Total first lien	103.7	52.5
Second lien:
Closed end second lien	6.0	16.7
HELOC	2.3	5.4

Total second lien	8.3	22.1

Total U.S. RMBS	112.0	74.6
Other structured finance	24.0	15.8
Public finance	44.4	50.1

Total	180.4	140.5
Effect of consolidating financial guaranty VIEs	(17.4)	—

Total(1)	$163.0	$140.5

(1)
The December 31, 2010 total consists of $231.1 million loss and LAE reserves net of $68.1 million of reinsurance recoverable on unpaid losses. The December 31, 2009 total consists of $191.2 million loss and LAE reserves net of $50.7 million of reinsurance recoverable on unpaid losses.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The following table provides information on salvage and subrogation recoverable on financial guaranty insurance and reinsurance contracts recorded as an asset on the consolidated balance sheets.

Summary of Salvage and Subrogation

	As of December 31,
	2010	2009
	(in millions)
U.S. RMBS:
Second lien:
Closed end second lien	$19.1	$0.1
HELOC	171.1	168.4

Total second lien	190.2	168.5

Total U.S. RMBS	190.2	168.5
Other structured finance	1.4	1.0
Public finance	1.3	0.4

Total	192.9	169.9
Effect of consolidating financial guaranty VIEs	(8.9)	—

Total gross recoverable	184.0	169.9
Less: Ceded recoverable(1)	52.4	55.4

Net recoverable	$131.6	$114.5

(1)
Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Loss and LAE Reported
on the Consolidated Statements of Operations

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Financial Guaranty:
U.S. RMBS:
First lien:
Prime first lien	$0.5	$—	$—
Alt-A first lien	7.0	13.2	5.1
Alt-A option ARM	32.1	7.9	—
Subprime	12.0	10.4	7.7

Total first lien	51.6	31.5	12.8
Second lien:
Closed end second lien	4.0	38.5	45.8
HELOC	43.7	70.1	72.2

Total second lien	47.7	108.6	118.0

Total U.S. RMBS	99.3	140.1	130.8
Other structured finance	7.8	5.3	4.9
Public finance	9.5	47.6	13.8

Total financial guaranty	116.6	193.0	149.5
Other	0.1	—	—

Subtotal	116.7	193.0	149.5
Effect of consolidating financial guaranty VIEs	(5.5)	—	—

Total loss and LAE	$111.2	$193.0	$149.5

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Net Losses Paid on Financial Guaranty Insurance Contracts

	Year Ended December 31
	2010	2009	2008
	(in millions)
U.S. RMBS:
First lien:
Alt-A first lien	$(0.8)	$0.9	$—
Alt-A option ARM	0.3	—	—
Subprime	0.9	1.1	1.5

Total first lien	0.4	2.0	1.5
Second lien:
Closed end second lien	39.8	53.1	13.8
HELOC	61.0	131.6	119.6

Total second lien	100.8	184.7	133.4

Total U.S. RMBS	101.2	186.7	134.9
Other structured finance	2.5	2.6	(3.6)
Public finance	28.8	15.9	12.4

Total	132.5	205.2	143.7
Effect of consolidating financial guaranty VIEs	(13.5)	—	—

Total	$119.0	$205.2	$143.7

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The following table provides information on financial guaranty insurance and reinsurance contracts categorized as BIG as of December 31, 2010 and 2009:

Financial Guaranty Insurance BIG Transaction Loss Summary
December 31, 2010

	BIG Categories
	BIG 1		BIG 2		BIG 3
							Total BIG, Net(1)	Effect of Consolidating VIEs
	Gross	Ceded	Gross	Ceded	Gross	Ceded			Total
	(dollars in millions)
Number of risks(2)	61	(24)	44	(24)	48	(10)	153	—	153
Remaining weighted-average contract period (in years)	14.3	13.7	7.0	6.7	13.2	15.8	11.1	—	11.1
Outstanding exposure:
Principal	$1,478.9	$(297.9)	$1,215.7	$(222.3)	$2,151.8	$(982.2)	$3,344.0	$—	$3,344.0
Interest	1,063.8	(181.0)	346.7	(62.6)	525.6	(165.0)	1,527.5	—	1,527.5

Total	$2,542.7	$(478.9)	$1,562.4	$(284.9)	$2,677.4	$(1,147.2)	$4,871.5	$—	$4,871.5

Expected cash flows	$6.6	$(2.2)	$316.7	$(28.4)	$450.0	$3.1	$745.8	$(93.1)	$652.7
Less:
Potential recoveries(3)	2.7	(0.2)	64.2	(10.4)	414.9	(103.3)	367.9	(77.2)	290.7
Discount	0.9	0.2	114.4	3.4	89.8	111.0	319.7	(6.5)	313.2

Present value of expected cash flows	$3.0	$(2.2)	$138.1	$(21.4)	$(54.7)	$(4.6)	$58.2	$(9.4)	$48.8

Unearned premium reserve	$4.5	$(1.0)	$11.3	$(1.6)	$34.9	$(14.5)	$33.6	$(2.1)	$31.5
Reserves (salvage)(4)	$2.8	$(2.0)	$128.0	$(21.3)	$(76.4)	$8.8	$39.9	$(8.5)	$31.4

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Financial Guaranty Insurance BIG Transaction Loss Summary
December 31, 2009

	BIG Categories
	BIG 1		BIG 2		BIG 3
							Total
	Gross	Ceded	Gross	Ceded	Gross	Ceded
	(dollars in millions)
Number of risks(2)	31	(15)	88	(32)	10	(9)	129
Remaining weighted-average contract period (in years)	12.1	14.9	4.5	4.4	15.6	19.2	9.5
Outstanding exposure:
Principal	$886.8	$(247.9)	$1,300.1	$(230.4)	$2,372.0	$(1,043.6)	$3,037.0
Interest	418.2	(158.8)	228.0	(40.2)	579.9	(191.0)	836.1

Total	$1,305.0	$(406.7)	$1,528.1	$(270.6)	$2,951.9	$(1,234.6)	$3,873.1

Expected cash flows	$—	$—	$177.3	$(26.8)	$700.3	$(288.7)	$562.1
Less:
Potential recoveries(3)	0.1	—	33.5	(4.9)	592.9	(185.7)	435.9
Discount	—	—	68.3	(10.5)	136.2	(108.1)	85.9

Present value of expected cash flows	$(0.1)	$—	$75.5	$(11.4)	$(28.8)	$5.1	$40.3

Unearned premium reserve	$2.6	$(0.2)	$5.1	$(0.9)	$26.7	$(14.4)	$18.9
Reserves (salvage)(4)	$(0.3)	$—	$69.7	$(10.7)	$(50.3)	$17.6	$26.0

(1)
Includes BIG amounts relating to VIEs that the Company consolidates.

(2)
A risk represents the aggregate of the financial guarantee policies that share the same revenue source for purposes of making debt service payments.

(3)
Includes estimated future recoveries for breaches of R&W as well as excess spread, and draws on HELOCs.

(4)
See table "Components of net reserves (salvage)".

Components of Net Reserves (Salvage)

	As of December 31,
	2010	2009
	(in millions)
Loss and LAE reserve	$231.1	$191.2
Reinsurance recoverable on unpaid losses	(68.1)	(50.7)
Salvage and subrogation recoverable	(184.0)	(169.9)
Salvage and subrogation payable(1)	52.4	55.4

Total	$31.4	$26.0

(1)
Recorded as a component of Reinsurance Balances Payable.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

4. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Ratings Impact on Direct Financial Guaranty Business

        A downgrade of AGC or AGUK may result in increased claims under financial guaranties issued by the Company. In particular, with respect to variable rate demand obligations for which a bank has agreed to provide a liquidity facility, a downgrade of the insurer may provide the bank with the right to give notice to bondholders that the bank will terminate the liquidity facility, causing the bondholders to tender their bonds to the bank. Bonds held by the bank accrue interest at a "bank bond rate" that is higher than the rate otherwise borne by the bond (typically the prime rate plus 2.00% — 3.00%, often with a floor of 7%, and capped at the maximum legal limit). In the event that the bank holds such bonds for longer than a specified period of time, usually 90-180 days, the bank has the right additionally to demand accelerated repayment of bond principal, usually through payment of equal installments over a period of not less than five years. In the event that a municipal obligor is unable to pay interest accruing at the bank bond rate or to pay principal during the shortened amortization period, a claim could be submitted to the insurer under its financial guaranty. As of the date of this filing, the Company has insured approximately $0.2 billion of par of variable rate demand obligations issued by municipal obligors rated BBB- or lower pursuant to the Company's internal rating. For a number of such obligations, a downgrade of the insurer below A+, in the case of S&P, or below A1, in the case of Moody's Investors Service, Inc. ("Moody's"), triggers the ability of the bank to notify bondholders of the termination of the liquidity facility and to demand accelerated repayment of bond principal over a period of five to ten years. The specific terms relating to the rating levels that trigger the bank's termination right, and whether it is triggered by a downgrade by one rating agency or a downgrade by all rating agencies then rating the insurer, vary depending on the transaction.

5. Goodwill

        In accordance with GAAP, the Company does not amortize goodwill, but instead is required to perform an impairment test annually or more frequently should circumstances warrant. The impairment test evaluates goodwill for recoverability by comparing the fair value of the Company's direct and reinsurance lines of business to their carrying value. If fair value is greater than carrying value then goodwill is deemed to be recoverable and there is no impairment. If fair value is less than carrying value then goodwill is deemed to be impaired and written down to an amount such that the fair value of the reporting unit is equal to the carrying value, but not less than zero. As part of the impairment test of goodwill, there are inherent assumptions and estimates used by management in developing discounted future cash flows related to the Company's direct and reinsurance lines of business that are subject to change based on future events.

        The Company reassessed the recoverability of goodwill in third quarter 2009 subsequent to the AGMH Acquisition by its parent. As a result of the continued credit crisis, which has adversely affected the fair value of the Company's in-force policies, management determined that the full carrying value of $85.4 million of goodwill on its books prior to the AGMH Acquisition should be written off in third quarter 2009. This charge does not have any adverse effect on the Company's debt agreements or its overall compliance with the covenants of its debt agreements.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement

        The Company carries a portion of its assets and liabilities at fair value. Substantially all of such assets and liabilities are carried at fair value on a recurring basis.

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit price). The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on the market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market).

        Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either internally developed models that primarily use, as inputs, market-based or independently sourced market parameters, including but not limited to yield curves, interest rates and debt prices, or with the assistance of an independent third-party using a discounted cash flow approach and the third party's proprietary pricing models. In addition to market information, models also incorporate transaction details, such as maturity of the instrument and contractual features designed to reduce the Company's credit exposure such as collateral rights.

        Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company's creditworthiness, constraints on liquidity and unobservable parameters. Valuation adjustments are applied consistently over time. As markets and products develop and the pricing for certain products becomes more or less transparent, the Company continues to refine its methodologies. During 2010, no changes were made to the Company's valuation models that had or are expected to have, a material impact on the Company's consolidated balance sheets or statements of operations and comprehensive income.

        The Company's methods for calculating fair value may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

        The fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels as follows, with level 1 being the highest and level 3 the lowest. An asset or liability's categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation.

        Level 1—Quoted prices for identical instruments in active markets.

        Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs.

        Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. This hierarchy requires the use of observable market data when available. Financial instruments are considered Level 3 when their values are determined using pricing models,

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

        Transfers between levels 1, 2 and 3 in the investment portfolio are recognized at the beginning of the period when the transfer occurs. The Company reviews quarterly the classification between levels 1, 2 and 3 to determine, based on the definitions provided, whether a transfer is necessary.

        The following is a description of the valuation methodologies used by the Company to measure instruments at fair value.

Fixed Maturity Securities and Short-term Investments

        The fair value of bonds in the investment portfolio is generally based on quoted market prices received from third party pricing services or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices are not available, the valuation is based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. The Company considers security prices from pricing services, index providers or broker-dealers to be Level 2 in the fair value hierarchy. Prices determined based upon model processes where at least one significant model assumption or input is unobservable, are considered to be Level 3 in the fair value hierarchy. The Company used model processes to price 7 fixed maturity securities as of December 31, 2010 and these securities were classified as Level 3.

        Broker-dealer quotations obtained to price securities are generally considered to be indicative and are nonactionable (i.e. non-binding).

Committed Capital Securities

        The fair value of committed capital securities ("CCS") represents the difference between the present value of remaining expected put option premium payments under AGC's CCS (the "AGC CCS Securities") agreements and the value of such estimated payments based upon the quoted price for such premium payments as of the reporting dates (see Note 15). Changes in fair value of AGC CCS securities are recorded in the consolidated statements of operations. The significant market inputs used are observable, therefore, the Company classified this fair value measurement as Level 2.

Financial Guaranty Contracts in Insurance Form

        The fair value of the Company's financial guaranty contracts accounted for as insurance was based on management's estimate of what a similarly rated financial guaranty insurance company would demand to acquire the Company's in-force book of financial guaranty insurance business. This amount was based on the pricing assumptions management has observed in recent portfolio transfers that have occurred in the financial guaranty market and included adjustments to the carrying value of unearned premium reserve for stressed losses ceding commissions and return on capital. The significant inputs were not readily observable.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

        Accordingly, the Company classified this fair value measurement as Level 3.

Note Payable to Affiliate

        The fair value of the Company's note payable to affiliate is determined by calculating the effect of changes in U.S. Treasury yield at the end of each reporting period as well as the change in its own credit spread.

Financial Guaranty Contracts Accounted for as Credit Derivatives

        The Company's credit derivatives consist of insured CDS contracts requiring fair value accounting through the statement of operations. The Company does not typically terminate its credit derivative contracts, and there are no quoted prices for its instruments or for similar instruments. The Company determines the fair value of its credit derivative contracts primarily through modeling that uses various inputs to derive an estimate of the value of the Company's contracts in principal markets. Observable inputs other than quoted market prices exist; however, these inputs reflect contracts that do not contain terms and conditions similar to the credit derivative contracts issued by the Company. Therefore, the valuation of credit derivative contracts requires the use of models that contain significant, unobservable inputs. The Company accordingly believes the credit derivative valuations are in Level 3 in the fair value hierarchy discussed above.

        Inputs include expected contractual life and credit spreads, based on observable market indices and on recent pricing for similar contracts. Credit spreads capture the impact of recovery rates and performance of underlying assets, among other factors, on these contracts. The Company's pricing model takes into account not only how credit spreads on risks that it assumes affect pricing, but also how the Company's own credit spread affects the pricing of its deals. If credit spreads of the underlying obligations change, the fair value of the related credit derivative changes. Market liquidity could also impact valuations of the underlying obligations.

        The fair value of the Company's credit derivative contracts represents the difference between the present value of remaining expected net premiums the Company receives or pays for the credit protection and the estimated present value of premiums that a comparable credit-worthy financial guarantor would hypothetically charge or pay the Company for the same protection. The fair value of the Company's credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company's own credit risk and remaining contractual cash flows. The expected remaining contractual cash flows are the most readily observable inputs since they are based on the CDS contractual terms. These cash flows include net premiums and claims to be received or paid under the terms of the contract.

        Market conditions at December 31, 2010 were such that market prices of the Company's CDS contracts were not generally available. Since market prices were not available, the Company used proprietary valuation models that used both unobservable and observable market data inputs such as various market indices, credit spreads, the Company's own credit spread, and estimated contractual payments to estimate the fair value of its credit derivatives. These models are primarily developed internally based on market conventions for similar transactions.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

        Management considers the non-standard terms of its credit derivative contracts in determining the fair value of these contracts. These terms differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms include the absence of collateral support agreements or immediate settlement provisions. In addition, the Company employs relatively high attachment points and does not exit derivatives it sells or purchases for credit protection purposes, except under specific circumstances such as novations upon exiting a line of business. Because of these terms and conditions, the fair value of the Company's credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market. The Company's models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based upon improvements in modeling techniques and availability of more timely and relevant market information.

        Valuation models include management estimates and current market information. Management is also required to make assumptions on how the fair value of credit derivative instruments is affected by current market conditions. Management considers factors such as current prices charged for similar agreements, when available, performance of underlying assets, life of the instrument, and the nature and extent of activity in the financial guaranty credit derivative marketplace. The assumptions that management uses to determine the fair value may change in the future due to market conditions. Due to the inherent uncertainties of the assumptions used in the valuation models to determine the fair value of these credit derivative products, actual experience may differ from the estimates reflected in the Company's consolidated financial statements and the differences may be material.

Assumptions and Inputs

        Listed below are various inputs and assumptions that are key to the establishment of the Company's fair value for CDS contracts.

        The key assumptions used in the Company's internally developed model include the following:

  •
  How gross spread is calculated: Gross spread is the difference between the yield of a security paid by an issuer on an insured versus uninsured basis or, in the case of a CDS transaction, the difference between the yield and an index such as the London Interbank Offered Rate ("LIBOR"). Such pricing is well established by historical financial guaranty fees relative to capital market spreads as observed and executed in competitive markets, including in financial guaranty reinsurance and secondary market transactions.

  •
  How gross spread is allocated: Gross spread on a financial guaranty accounted for as CDS is allocated among:

  1.
  the profit the originator, usually an investment bank, realizes for putting the deal together and funding the transaction ("bank profit");

  2.
  premiums paid to the Company for the Company's credit protection provided ("net spread"); and

  3.
  the cost of CDS protection purchased on the Company by the originator to hedge their counterparty credit risk exposure to the Company ("hedge cost").

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

  •
  The weighted average life which is based on expected remaining contractual cash flows and debt service schedules, which are the most readily observable inputs since they are based on the CDS contractual terms.

        The premium the Company receives is referred to as the "net spread." The Company's own credit risk is factored into the determination of net spread based on the impact of changes in the quoted market price for credit protection bought on the Company, as reflected by quoted market prices on CDS referencing AGC. The cost to acquire CDS protection referencing AGC affects the amount of spread on CDS deals that the Company retains and, hence, their fair value. As the cost to acquire CDS protection referencing AGC increases, the amount of premium the Company retains on a deal generally decreases. As the cost to acquire CDS protection referencing AGC decreases, the amount of premium the Company retains on a deal generally increases. In the Company's valuation model, the premium the Company captures is not permitted to go below the minimum rate that the Company would currently charge to assume similar risks. This assumption can have the effect of mitigating the amount of unrealized gains that are recognized on certain CDS contracts.

        The Company determines the fair value of its CDS contracts by applying the difference between the current net spread and the contractual net spread for the remaining duration of each contract to the notional value of its CDS contracts. To the extent available, actual transactions executed in the market during the accounting period are used to validate the model results and to explain the correlation between various market indices and indicative CDS market prices.

        The Company's fair value model inputs are gross spread, credit spreads on risks assumed and credit spreads on the Company's name.

        Gross spread is an input into the Company's fair value model that is used to ultimately determine the net spread a comparable financial guarantor would charge the Company to transfer risk at the reporting date. The Company's estimate of the fair value represents the difference between the estimated present value of premiums that a comparable financial guarantor would accept to assume the risk from the Company on the current reporting date, on terms identical to the original contracts written by the Company and the contractual premium for each individual credit derivative contract. Gross spread was an observable input that the Company historically obtained for deals it had closed or bid on in the market place prior to the credit crisis. The Company uses these historical gross spreads as a reference point to estimate fair value in current reporting periods.

        The Company obtains credit spreads on risks assumed from market data sources published by third parties (e.g. dealer spread tables for the collateral similar to assets within the Company's transactions) as well as collateral- specific spreads provided by trustees or obtained from market sources. If observable market credit spreads are not available or reliable for the underlying reference obligations, then market indices are used that most closely resemble the underlying reference obligations, considering asset class, credit quality rating and maturity of the underlying reference obligations. As discussed previously, these indices are adjusted to reflect the non-standard terms of the Company's CDS contracts. Market sources determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. Management validates these quotes by cross-referencing quotes received from one market source against quotes received from another market source to ensure reasonableness. In addition, the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

Company compares the relative change in price quotes received from one quarter to another, with the relative change experienced by published market indices for a specific asset class. Collateral specific spreads obtained from third-party, independent market sources are un-published spread quotes from market participants or market traders who are not trustees. Management obtains this information as the result of direct communication with these sources as part of the valuation process.

        For credit spreads on the Company's name the Company obtains the quoted price of CDS contracts traded on AGC from market data sources published by third parties.

  Example

        The following is an example of how changes in gross spreads, the Company's own credit spread and the cost to buy protection on the Company affect the amount of premium the Company can demand for its credit protection. The assumptions used in these examples are hypothetical amounts. Scenario 1 represents the market conditions in effect on the transaction date and Scenario 2 represents market conditions at a subsequent reporting date.

	Scenario 1		Scenario 2
	bps	% of Total	bps	% of Total
Original gross spread/cash bond price (in bps)	185		500
Bank profit (in bps)	115	62%	50	10%
Hedge cost (in bps)	30	16	440	88
The Company premium received per annum (in bps)	40	22	10	2

        In Scenario 1, the gross spread is 185 basis points. The bank or deal originator captures 115 basis points of the original gross spread and hedges 10% of its exposure to AGC, when the CDS spread on AGC was 300 basis points (300 basis points × 10% = 30 basis points). Under this scenario the Company received premium of 40 basis points, or 22% of the gross spread.

        In Scenario 2, the gross spread is 500 basis points. The bank or deal originator captures 50 basis points of the original gross spread and hedges 25% of its exposure to AGC, when the CDS spread on AGC was 1,760 basis points (1,760 basis points × 25% = 440 basis points). Under this scenario the Company would receive premium of 10 basis points, or 2% of the gross spread.

        In this example, the contractual cash flows (the Company premium received per annum above) exceed the amount a market participant would require the Company to pay in today's market to accept its obligations under the CDS contract, thus resulting in an asset. This credit derivative asset is equal to the difference in premium rates discounted at the corresponding LIBOR over the weighted average remaining life of the contract. The expected future cash flows for the Company's credit derivatives were discounted at rates ranging from 0.8% to 4.1% at December 31, 2010. The expected future cash flows for the Company's credit derivatives were discounted at rates ranging from 1.0% to 4.5% at December 31, 2009.

        The Company corroborates the assumptions in its fair value model, including the amount of exposure to AGC hedged by its counterparties, with independent third parties each reporting period. The current level of AGC's own credit spread has resulted in the bank or deal originator hedging a

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

significant portion of its exposure to AGC. This reduces the amount of contractual cash flows AGC can capture for selling its protection.

        The amount of premium a financial guaranty insurance market participant can demand is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads assuming all other assumptions remain constant. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor, due to the fact that contractual terms of financial guaranty insurance contracts typically do not require the posting of collateral by the guarantor. The widening of a financial guarantor's own credit spread increases the cost to buy credit protection on the guarantor, thereby reducing the amount of premium the guarantor can capture out of the gross spread on the deal. The extent of the hedge depends on the types of instruments insured and the current market conditions.

        A credit derivative asset on protection sold is the result of contractual cash flows on in-force deals in excess of what a hypothetical financial guarantor could receive if it sold protection on the same risk as of the current reporting date. If the Company were able to freely exchange these contracts (i.e., assuming its contracts did not contain proscriptions on transfer and there was a viable exchange market), it would be able to realize an asset representing the difference between the higher contractual premiums to which it is entitled and the current market premiums for a similar contract.

        Management does not believe there is an established market where financial guaranty insured credit derivatives are actively traded. The terms of the protection under an insured financial guaranty credit derivative do not, except for certain rare circumstances, allow the Company to exit its contracts. Management has determined that the exit market for the Company's credit derivatives is a hypothetical one based on its entry market. Management has tracked the historical pricing of the Company's deals to establish historical price points in the hypothetical market that are used in the fair value calculation.

        The following spread hierarchy is utilized in determining which source of gross spread to use, with the rule being to use CDS spreads where available. If not available, the Company either interpolates or extrapolates CDS spreads based on similar transactions or market indices.

  •
  Actual collateral specific credit spreads (if up-to-date and reliable market-based spreads are available, they are used).

  •
  Credit spreads are interpolated based upon market indices or deals priced or closed during a specific quarter within a specific asset class and specific rating.

  •
  Credit spreads provided by the counterparty of the CDS.

  •
  Credit spreads are extrapolated based upon transactions of similar asset classes, similar ratings, and similar time to maturity.

        Over time the data inputs can change as new sources become available or existing sources are discontinued or are no longer considered to be the most appropriate. It is the Company's objective to move to higher levels on the hierarchy whenever possible, but it is sometimes necessary to move to lower priority inputs because of discontinued data sources or management's assessment that the higher priority inputs are no longer considered to be representative of market spreads for a given type of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

collateral. This can happen, for example, if transaction volume changes such that a previously used spread index is no longer viewed as being reflective of current market levels.

Information by Credit Spread Type

	As of December 31,
	2010	2009
Based on actual collateral specific spreads	10%	9%
Based on market indices	84%	81%
Provided by the CDS counterparty	6%	10%

Total	100%	100%

        The Company interpolates a curve based on the historical relationship between the premium the Company receives when a financial guaranty contract accounted for as a credit derivative is close to the daily closing price of the market index related to the specific asset class and rating of the deal. This curve indicates expected credit spreads at each indicative level on the related market index. For specific transactions where no price quotes are available and credit spreads need to be extrapolated, an alternative transaction for which the Company has received a spread quote from one of the first three sources within the Company's spread hierarchy is chosen. This alternative transaction will be within the same asset class, have similar underlying assets, similar credit ratings, and similar time to maturity. The Company then calculates the percentage of relative spread change quarter over quarter for the alternative transaction. This percentage change is then applied to the historical credit spread of the transaction for which no price quote was received in order to calculate the transactions' current spread. Counterparties determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. These quotes are validated by cross- referencing quotes received from one market source with those quotes received from another market source to ensure reasonableness. In addition, management compares the relative change experienced on published market indices for a specific asset class for reasonableness and accuracy.

Strengths and Weaknesses of Model

        The Company's credit derivative valuation model, like any financial model, has certain strengths and weaknesses.

        The primary strengths of the Company's CDS modeling techniques are:

  •
  The model takes into account the transaction structure and the key drivers of market value. The transaction structure includes par insured, weighted average life, level of subordination and composition of collateral.

  •
  The model maximizes the use of market-driven inputs whenever they are available. The key inputs to the model are market-based spreads for the collateral, and the credit rating of referenced entities. These are viewed by the Company to be the key parameters that affect fair value of the transaction.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

  •
  The Company uses actual transactions, when available, to validate its model results and to explain the correlation between various market indices and indicative CDS market prices. Management first attempts to compare modeled values to premiums on deals the Company received on new deals written within the reporting period. If no new transactions were written for a particular asset type in the period or if the number of transactions is not reflective of a representative sample, management compares modeled results to premium bids offered by the Company to provide credit protection on new transactions within the reporting period, the premium the Company has received on historical transactions to provide credit protection in net tight and wide credit environments and/or the premium on transactions closed by other financial guaranty insurance companies during the reporting period.

  •
  The model is a documented, consistent approach to valuing positions that minimizes subjectivity. The Company has developed a hierarchy for market-based spread inputs that helps mitigate the degree of subjectivity during periods of high illiquidity.

        The primary weaknesses of the Company's CDS modeling techniques are:

  •
  There is no exit market or actual exit transactions. Therefore the Company's exit market is a hypothetical one based on the Company's entry market.

  •
  There is a very limited market in which to verify the fair values developed by the Company's model.

  •
  At December 31, 2010 and December 31, 2009, the markets for the inputs to the model were highly illiquid, which impacts their reliability. However, the Company employs various procedures to corroborate the reasonableness of quotes received and calculated by the Company's internal valuation model, including comparing to other quotes received on similarly structured transactions, observed spreads on structured products with comparable underlying assets and, on a selective basis when possible, through second independent quotes on the same reference obligation.

  •
  Due to the non-standard terms under which the Company enters into derivative contracts, the fair value of its credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market.

        Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. As of December 31, 2010 and December 31, 2009, these contracts are classified as Level 3 in the fair value hierarchy since there is reliance on at least one unobservable input deemed significant to the valuation model, most significantly the Company's estimate of the value of the non-standard terms and conditions of its credit derivative contracts and of the Company's current credit standing.

Fair Value Option on Financial Guaranty VIE's Assets and Liabilities

        The Company elected the Fair Value Option for financial guaranty VIEs' assets and liabilities upon consolidation of financial guaranty VIEs on the date the VIE is first consolidated under the new VIE consolidation accounting standard described in Note 8.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

        The VIEs that are consolidated by the Company issued securities collateralized by RMBS, Alt-A second lien RMBS and other loans and receivables. As the lowest level input that is significant to the fair value measurement of these securities in its entirety was a Level 3 input (i.e. unobservable), management classified all such securities as Level 3 in the fair value hierarchy. The securities were priced with the assistance of an independent third-party using a discounted cash flow approach and the third- party's proprietary pricing models. The models to price the VIEs' liabilities used, where appropriate, inputs such as estimated prepayment speeds; market values of the assets that collateralize the securities; estimated default rates (determined on the basis of an analysis of collateral attributes, recoveries from excess spread or salvage, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); discount rates implied by market prices for similar securities; house price depreciation/appreciation rates based on macroeconomic forecasts and, for those liabilities insured by the Company, the benefit from the Company's insurance policy guaranteeing the timely payment of principal and interest for the VIE tranches insured by the Company, taking into account the Company's own credit rating.

        The payment of financial guaranty VIE liabilities for both recourse and non-recourse obligations is supported by cash flows from financial guaranty VIE assets. To the extent that VIE assets related to recourse liabilities are insufficient to make principal and interest payments on the corresponding debt obligations, AGC would be responsible, under the financial guaranty insurance contract covering such VIE obligations, to pay the shortfall between the assets and recourse liabilities. AGC is not responsible for any shortfall between VIE assets and non-recourse liabilities. AGC's creditors do not have any rights with regard to the assets of the VIEs.

        Changes in fair value of the financial guaranty VIEs' assets and liabilities are included in net change in financial guaranty variable interest entities within the consolidated statement of operations. Except for credit impairment, the unrealized fair value adjustments related to the consolidated VIEs will reverse to zero over the terms of these financial instruments.

        The total unpaid principal balance for the VIEs' assets that were over 90 days or more past due was approximately $429.4 million. The change in the instrument-specific credit risk of the VIEs' assets for the year ended December 31, 2010 was a loss of approximately $347.6 million. The difference between the aggregate unpaid principal and aggregate fair value of the VIEs' liabilities was approximately $722.9 million at December 31, 2010.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

Financial Instruments Carried at Fair Value

        Amounts recorded at fair value in the Company's financial statements are included in the tables below.

Fair Value Hierarchy of Financial Instruments
As of December 31, 2010

		Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$484.3	$—	$484.3	$—
Obligations of state and political subdivisions	1,437.5	—	1,437.5	—
Corporate securities	224.8	—	224.8	—
Mortgage-backed securities:
RMBS	113.5	—	77.7	35.8
CMBS	80.3	—	80.3	—
Asset-backed securities	59.3	—	47.6	11.7
Foreign government securities	89.2	—	89.2	—

Total fixed maturity securities	2,488.9	—	2,441.4	47.5
Short-term investments	235.7	13.6	222.1	—
Credit derivative assets	399.5	—	—	399.5
Financial guaranty VIEs' assets, at fair value	966.0	—	—	966.0
Other assets(1)	21.4	10.3	11.1	—

Total assets carried at fair value	$4,111.5	$23.9	$2,674.6	$1,413

Liabilities:
Credit derivative liabilities	$1,360.4	$—	$—	$1,360.4
Financial guaranty VIEs' liabilities with recourse, at fair value	523.5	—	—	523.5
Financial guaranty VIEs' liabilities without recourse, at fair value	495.7	—	—	495.7

Total liabilities carried at fair value	$2,379.6	$—	$—	$2,379.6

(1)
Includes fair value of AGC CCS and Supplemental Executive Retirement Account assets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

Fair Value Hierarchy of Financial Instruments
As of December 31, 2009

		Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$451.5	$—	$451.5	$—
Obligations of state and political subdivisions	1,059.1	—	1,059.1	—
Corporate securities	183.3	—	183.3	—
Mortgage-backed securities:
RMBS	190.6	—	190.6	—
CMBS	64.3	—	64.3	—
Asset-backed securities	16.7	—	16.7	—
Foreign government securities	79.7	—	79.7	—

Total fixed maturity securities	2,045.2	—	2,045.2	—
Short-term investments	802.6	43.2	759.4	—
Credit derivative assets	252.0	—	—	252.0
Other assets(1)	10.3	6.3	4.0	—

Total assets carried at fair value	$3,110.1	$49.5	$2,808.6	$252.0

Liabilities:
Credit derivative liabilities	$1,076.7	$—	$—	$1,076.7

Total liabilities carried at fair value	$1,076.7	$—	$—	$1,076.7

(1)
Includes fair value of AGC CCS and Supplemental Executive Retirement Account assets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

Changes in Level 3 Fair Value Measurements

        The table below presents a rollforward of the Company's financial instruments whose fair value included significant unobservable inputs (Level 3) during the years ended December 31, 2010 and 2009.

Fair Value Level 3 Rollforward

				Year Ended December 31, 2010
				Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:							Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at December 31, 2010
	Fair Value at December 31, 2009	Adoption of New Accounting Guidance	Fair Value at January 1, 2010	Net Income (Loss)		Other Comprehensive Income (Loss)	Purchases, Issuances, Settlements, net	Consolidations, Deconsolidations, net	Transfers in and/or out of Level 3	Fair Value at December 31, 2010
	(in millions)
Investment portfolio	$—	$—	$—	$1.7	(2)	$3.2	$14.2	$—	$28.4	$47.5	$3.2
Financial guaranty VIEs' assets	—	348.3	348.3	70.1	(3)	—	(19.9)	567.5	—	966.0	73.6
Credit derivative asset (liability), net(4)	(824.7)	—	(824.7)	(77.5	)(5)	—	(58.7)	—	—	(960.9)	(124.8)
Financial guaranty VIEs' liabilities with recourse	—	(390.3)	(390.3)	(59.7	)(3)	—	32.9	(106.4)	—	(523.5)	(0.3)
Financial guaranty VIEs' liabilities without recourse	—	(18.1)	(18.1)	(2.9	)(3)	—	7.7	(482.4)	—	(495.7)	(8.0)

		Year Ended December 31, 2009
								Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at December 31, 2009
		Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:
	Fair Value at December 31, 2008				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3	Fair Value at December 31, 2009
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in millions)
Credit derivative asset (liability), net(4)	$(341.5)	$(396.1	)(5)	$—	$(87.1)	$—	$(824.7)	$(490.4)

(1)
Realized and unrealized gains (losses) from changes in values of Level 3 financial instruments represent gains (losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)
Included in realized investments gains (losses) and net investment income.

(3)
Included in net change in financial guaranty variable interest entities.

(4)
Represents net position of credit derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure.

(5)
Reported in net change in fair value of credit derivatives.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

6. Fair Value Measurement (Continued)

        The carrying amount and estimated fair value of financial instruments are presented in the following table:

Fair Value of Financial Instruments

	As of December 31, 2010		As of December 31, 2009
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in millions)
Assets:
Fixed maturity securities	$2,488.9	$2,488.9	$2,045.2	$2,045.2
Short-term investments	235.7	235.7	802.6	802.6
Other invested assets	12.5	12.5	—	—
Credit derivative assets	399.5	399.5	252.0	252.0
Financial guaranty VIEs' assets, at fair value	966.0	966.0	—	—
Other assets	21.4	21.4	10.3	10.3
Liabilities:
Financial guaranty insurance contracts(1)	765.6	979.2	801.3	1,061.3
Note payable to affiliate	300.0	300.9	300.0	300.0
Credit derivative liabilities	1,360.4	1,360.4	1,076.7	1,076.7
Financial guaranty VIEs' liabilities with recourse, at fair value	523.5	523.5	—	—
Financial guaranty VIEs' liabilities without recourse, at fair value	495.7	495.7	—	—

(1)
Includes the balance sheet amounts related to financial guaranty insurance contract premiums and losses, net of reinsurance.

7. Financial Guaranty Contracts Accounted for as Credit Derivatives

Accounting Policy

        Credit derivatives are recorded at fair value. Changes in fair value are recorded in "net change in fair value of credit derivatives" on the consolidated statement of operations. Realized gains and other settlements on credit derivatives include credit derivative premiums received and receivable for credit protection the Company has sold under its insured CDS contracts, premiums paid and payable for credit protection the Company has purchased, contractual claims paid and payable and received and receivable related to insured credit events under these contracts, ceding commissions (expense) income and realized gains or losses related to their early termination. Net unrealized gains (losses) on credit derivatives represent the adjustments for changes in fair value in excess of realized gains and other settlements that are recorded in each reporting period. Fair value of credit derivatives is reflected as either net assets or net liabilities determined on a contract by contract basis in the Company's consolidated balance sheets. See Note 6 for a discussion on the fair value methodology for credit derivatives.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Credit Derivatives

        The Company has a portfolio of financial guaranty contracts accounted for as derivatives (primarily CDS) that meet the definition of a derivative in accordance with GAAP. Management considers these agreements to be a normal part of its financial guaranty business. A loss payment is made only upon the occurrence of one or more defined credit events with respect to the referenced securities or loans. A credit event may be a non-payment event such as a failure to pay, bankruptcy or restructuring, as negotiated by the parties to the credit derivative transactions. Credit derivative transactions are governed by ISDA documentation and operate differently from financial guaranty contracts accounted for as insurance. For example, the Company's control rights with respect to a reference obligation under a credit derivative may be more limited than when the Company issues a financial guaranty contract accounted for as insurance. In addition, while the Company's exposure under credit derivatives, like the Company's exposure under financial guaranty contracts accounted for as insurance, has been generally for as long as the reference obligation remains outstanding, unlike financial guaranty contracts, a credit derivative may be terminated for a breach of the ISDA documentation or other specific events. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. The Company may be required to make a termination payment to its swap counterparty upon such termination.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Credit Derivative Net Par Outstanding by Sector

        The estimated remaining weighted average life of credit derivatives was 6.4 years at December 31, 2010 and 8.0 years at December 31, 2009. The components of the Company's credit derivative net par outstanding as of December 31, 2010 and December 31, 2009 are:

Net Par Outstanding on Credit Derivatives

	As of December 31, 2010				As of December 31, 2009
Asset Type	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding	Weighted Average Credit Rating(2)	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding	Weighted Average Credit Rating(2)
	(dollars in millions)
Financial Guaranty Direct:
Pooled corporate obligations:
CLOs/CBOs	36.2%	32.9%	$16,648	AAA	35.4%	30.2%	$17,312	AAA
Synthetic investment grade pooled corporate(3)	30.0	30.1	702	AAA	30.0	29.4	1,647	AAA
TruPS CDOs	47.0	31.5	4,360	BB+	46.5	36.9	4,566	BB+
Market value CDOs of corporate obligations	44.9	39.6	2,729	AAA	38.8	39.0	3,002	AAA

Total pooled corporate obligations	38.9	33.3	24,439	AA+	37.4	32.3	26,527	AA+
U.S. RMBS:
Alt-A option ARMs and Alt-A first lien	19.7	17.0	3,656	B+	20.3	22.0	4,320	BB
Subprime first lien	27.9	50.4	3,389	A+	27.6	52.4	3,782	A+
Prime first lien	10.9	10.3	390	B	10.9	11.1	467	BB
Closed end second lien and HELOCs	—	18.7	10	AA-	—	19.2	13	AA

Total U.S. RMBS	23.1	32.4	7,445	BBB-	22.9	34.6	8,582	BBB
CMBS	29.8	31.3	5,461	AAA	28.5	30.9	5,844	AAA
Other	—	—	5,222	AA-	—	—	7,253	AA

Total Financial Guaranty Direct			42,567	AA			48,206	AA
Financial Guaranty Reinsurance			2	A			2	A

Total			$42,569	AA			$48,208	AA

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Based on the Company's internal rating, The Company's rating scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

(3)
Increase in net par outstanding in the synthetic investment grade pooled corporate sector is due principally to the reassumption of a previously ceded book of business.

        The Company's exposure to pooled corporate obligations is highly diversified in terms of obligors and, except in the case of TruPS CDOs, industries. Most pooled corporate transactions are structured to limit exposure to any given obligor and industry. The majority of the Company's pooled corporate exposure consists of collateralized loan obligations ("CLOs"). Most of these CLOs have an average obligor size of less than 1% and typically restrict the maximum exposure to any one industry to approximately 10%. The Company's exposure also benefits from embedded credit enhancement in the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

transactions which allows a transaction to sustain a certain level of losses in the underlying collateral, further insulating the Company from industry specific concentrations of credit risk on these deals.

        The Company's TruPS CDO asset pools are generally less diversified by obligors and industries than the typical CLO asset pool. Also, the underlying collateral in TruPS CDOs consists primarily of subordinated debt instruments such as TruPS CDOs issued by banks, real estate investment trusts and insurance companies, while CLOs typically contain primarily senior secured obligations. Finally, TruPS CDOs typically contain interest rate hedges that may complicate the cash flows. However, to mitigate these risks TruPS CDOs were typically structured with higher levels of embedded credit enhancement than typical CLOs.

        The Company's exposure to "Other" CDS contracts is also highly diversified. It includes $2.0 billion of exposure to three pooled infrastructure transactions comprised of diversified pools of international infrastructure project transactions and loans to regulated utilities. These pools were all structured with underlying credit enhancement sufficient for the Company to attach at super senior AAA levels. The remaining $3.2 billion of exposure in "Other" CDS contracts is comprised of numerous deals typically structured with significant underlying credit enhancement and spread across various asset classes, such as commercial receivables, international RMBS securities, infrastructure, regulated utilities and consumer receivables.

        The following table summarizes net par outstanding by rating of the Company's direct credit derivatives as of December 31, 2010 and December 31, 2009.

Distribution of Direct Credit Derivative Net Par Outstanding by Rating(1)

	December 31, 2010		December 31, 2009
Ratings(1)	Net Par Outstanding	% of Total	Net Par Outstanding	% of Total
	(dollars in millions)
Super Senior	$9,325	21.9%	$1,587	3.3%
AAA	17,799	41.8	28,728	59.6
AA	3,232	7.6	3,857	8.0
A	2,998	7.0	3,354	7.0
BBB	3,321	7.8	5,490	11.4
BIG	5,892	13.9	5,190	10.7

Total direct credit derivative net par outstanding	$42,567	100.0%	$48,206	100.0%

(1)
Represents the Company's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where the Company's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to the Company's exposure or (2) the Company's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes the Company's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

        The following tables present additional details about the Company's U.S. RMBS CDS by vintage:

U.S. Residential Mortgage-Backed Securities

	December 31, 2010
Vintage	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding (in millions)	Weighted Average Credit Rating(2)	Net Change in Unrealized Gain (Loss) (in millions)
2004 and Prior	6.2%	19.9%	$121	A	$(0.6)
2005	27.2	55.6	2,556	AA-	0.3
2006	29.0	37.5	1,116	BBB+	(11.9)
2007	18.7	14.7	3,652	B	(228.2)
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—

Total	23.1%	32.4%	$7,445	BBB-	$(240.4)

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Based on the Company's internal rating. The Company's rating scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

        The following table presents additional details about the Company's CMBS transactions by vintage:

Commercial Mortgage-Backed Securities

	December 31, 2010
Vintage	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding (in millions)	Weighted Average Credit Rating(2)	Net Change in Unrealized Gain (Loss) (in millions)
2004 and Prior	29.3%	47.0%	$458	AAA	$—
2005	17.7	25.4	511	AAA	—
2006	28.0	28.5	3,297	AAA	5.1
2007	41.1	37.3	1,195	AAA	3.4
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—

Total	29.8%	31.3%	$5,461	AAA	$8.5

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

(2)
Based on the Company's internal rating. The Company's rating scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Net Change in Fair Value of Credit Derivatives

        The following table disaggregates the components of net change in fair value of credit derivatives

Net Change in Fair Value of Credit Derivatives
Gain (Loss)

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Net credit derivative premiums received and receivable	$78.6	$80.7	$79.3
Net ceding commissions (paid and payable) received and receivable	8.0	8.2	8.6

Realized gains on credit derivatives	86.6	88.9	87.9
Net credit derivative losses (paid and payable) recovered and recoverable	(12.9)	(3.6)	—

Total realized gains and other settlements on credit derivatives	73.7	85.3	87.9
Total unrealized gains and other settlements on credit derivatives	(151.2)	(481.4)	126.0

Net change in fair value of credit derivatives	$(77.5)	$(396.1)	$213.9

        Changes in the fair value of credit derivatives occur primarily because of changes in interest rates, credit spreads, credit ratings of the referenced entities, realized gains and other settlements, the issuing company's own credit rating and credit spreads, and other market factors. Except for estimated credit impairments (i.e., net expected payments), the unrealized gains and losses on credit derivatives is expected to reduce to zero as the exposure approaches its maturity date. During 2010 and 2009, the Company made $52.0 million and $3.6 million in claim payments on credit derivatives, respectively. With considerable volatility continuing in the market, unrealized gains (losses) on credit derivatives may fluctuate significantly in future periods.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Net Change in Unrealized Gains (Losses) in Credit Derivatives
By Sector

	Year Ended December 31,
Asset Type	2010	2009	2008
	(in millions)
Pooled corporate obligations:
CLOs/CBOs	$3.7	$(58.5)	$211.5
Synthetic investment grade pooled corporate	(0.3)	3.0	2.4
TruPS CDOs	46.2	(35.0)	7.0
Market value CDOs of corporate obligations	(0.3)	(5.1)	39.8
Commercial real estate	—	—	6.5
CDO of CDOs (corporate)	—	4.9	(2.6)

Total pooled corporate obligations	49.3	(90.7)	264.6
U.S. RMBS:
Alt-A option ARMs and Alt-A first lien	(220.7)	(333.8)	(143.0)
Subprime first lien	(11.9)	3.8	158.4
Prime first lien	(7.8)	(72.5)	4.8
Closed end second lien and HELOCs	—	—	—

Total U.S. RMBS	(240.4)	(402.5)	20.2
CMBS	8.5	(34.2)	63.0
Other(1)	31.4	46.0	(221.8)

Total	$(151.2)	$(481.4)	$126.0

(1)
"Other" includes all other U.S. and international asset classes, such as commercial receivables, international infrastructure, international RMBS, and pooled infrastructure securities.

        In 2010, U.S. RMBS unrealized fair value losses were generated primarily in the Alt-A option ARM and Alt-A first lien sector due to wider implied net spreads. The wider implied net spreads were a result of internal ratings downgrades on several of these Alt-A option ARM and Alt-A first lien policies. The unrealized fair value gain within the TruPS CDO and other asset classes resulted from tighter implied spreads. These transactions were pricing above their floor levels (or the minimum rate at which the Company would consider assuming these risks based on historical experience); therefore when the cost of purchasing CDS protection on AGC increased, which management refers to as the CDS spread on AGC, the implied spreads that the Company would expect to receive on these transactions decreased. During 2010, AGC's spreads widened. However, gains due to the widening of the Company's own CDS spread were offset by declines in fair value resulting from price changes and the internal downgrades of several U.S. RMBS policies referenced above.

        In 2009, AGC's credit spreads narrowed, however they remained relatively wide compared to pre-2007 levels. Offsetting the benefit attributable to AGC's wide credit spread were declines in fixed income security market prices primarily attributable to widening spreads in certain markets as a result of the continued deterioration in credit markets and some credit rating downgrades. The higher credit

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

spreads in the fixed income security market were primarily due to continuing market concerns over the most recent vintages of Subprime RMBS and trust-preferred securities.

        The 2008 gain included an amount of $3.2 billion associated with the change in AGC's credit spread, which widened substantially from 180 basis points at December 31, 2007 to 1,775 basis points at December 31, 2008. Management believed that the widening of AGC's credit spread was due to the correlation between AGC's risk profile and that experienced currently by the broader financial markets and increased demand for credit protection against AGC as the result of its increased business volume. Offsetting the gain attributable to the significant increase in AGC's credit spread were declines in fixed income security market prices primarily attributable to widening spreads in certain markets as a result of the continued deterioration in credit markets and some credit rating downgrades, rather than from delinquencies or defaults on securities guaranteed by the Company. The higher credit spreads in the fixed income security market were due to the lack of liquidity in the high yield CDO and CLO markets as well as continuing market concerns over the most recent vintages of subprime RMBS and CMBS.

        The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates, and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structural terms, the underlying change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts also reflects the change in the Company's own credit cost based on the price to purchase credit protection on AGC. The Company determines its own credit risk based on quoted CDS prices traded on the Company at each balance sheet date. Generally, a widening of the CDS prices traded on AGC has an effect of offsetting unrealized losses that result from widening general market credit spreads, while a narrowing of the CDS prices traded on AGC has an effect of offsetting unrealized gains that result from narrowing general market credit spreads. An overall narrowing of spreads generally results in an unrealized gain on credit derivatives for the Company and an overall widening of spreads generally results in an unrealized loss for the Company.

Effect of the Company's Credit Spread on Credit Derivatives Fair Value

	As of December 31,
	2010	2009	2008
	(dollars in millions)
Quoted price of CDS contract (in basis points)	804	634	1,775
Fair value of CDS contracts:
Before considering implication of the Company's credit spreads	$(2,936.1)	$(2,630.2)	$(3,579.3)
After considering implication of the Company's credit spreads	$(960.9)	$(824.7)	$(341.5)

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Components of Credit Derivative Assets (Liabilities)

	As of December 31,
	2010	2009
	(in millions)
Credit derivative assets	$399.5	$252.0
Credit derivative liabilities	(1,360.4)	(1,076.7)

Net fair value of credit derivatives	$(960.9)	$(824.7)

        As of December 31, 2010, AGC's credit spreads remained relatively wide compared to pre-2007 levels, as did general market spreads. The $2.9 billion liability as of December 31, 2010, which represents the fair value of CDS contracts before considering the implications of AGC's credit spreads, is a direct result of continued wide credit spreads in the fixed income security markets, and ratings downgrades. The asset classes that remain most affected are recent vintages of Subprime RMBS and Alt-A deals, as well as trust- preferred securities. When looking at December 31, 2010, compared to December 31, 2009, there was a widening of market prices relating to Alt-A transactions as a result of underlying credit deterioration. This resulted in a loss of approximately $305.9 million before taking into account AGC's credit spreads.

        Management believes that the trading level of AGC's credit spread is due to the correlation between AGC's risk profile and that experienced currently by the broader financial markets and increased demand for credit protection against AGC as the result of its direct segment financial guarantee volume as well as the overall lack of liquidity in the CDS market. Offsetting the benefit attributable to AGC's credit spread were declines in fixed income security market prices primarily attributable to widening spreads in certain markets as a result of the continued deterioration in credit markets and some credit rating downgrades. The higher credit spreads in the fixed income security market are due to the recent lack of liquidity in the high yield CDO and CLO markets as well as continuing market concerns over the most recent vintages of subprime RMBS.

Ratings Sensitivities of Credit Derivative Contracts

        Some of the Company's CDS have rating triggers that allow the CDS counterparty to terminate in the case of a rating downgrade. If AGC's ratings were reduced below certain levels and its counterparty elected to terminate the CDS, AG Financial Products Inc. ("AGFP") could be required to make a termination payment on certain of its credit derivative contracts as determined under the relevant documentation. As the credit support provider, AGC would be responsible for such payments if AGFP were unable to pay. Under certain documents, the Company may have the right to cure the termination event by posting collateral, assigning its rights and obligations in respect of the transactions to a third party or seeking a third party guaranty of the obligations of AGC. AGFP currently has three ISDA master agreements under which the applicable counterparty could elect to terminate transactions upon a rating downgrade of AGC: if AGC's ratings were downgraded to BBB or Baa3, $90 million in par insured could be terminated by one counterparty; and if AGC's ratings were downgraded to BB+ or Ba1 approximately $2.8 billion in par insured could be terminated by the other two counterparties. The Company does not believe that it can accurately estimate the termination payments it could be required to make if, as a result of any such downgrade, a CDS counterparty terminated its CDS contracts with

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

7. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

AGFP. These payments could have a material adverse effect on the Company's liquidity and financial condition.

        Under a limited number of other CDS contracts, the Company may be required to post eligible securities as collateral—generally cash or U.S. government or agency securities. For certain of such contracts, this requirement is based on a mark-to-market valuation, as determined under the relevant documentation, in excess of contractual thresholds that decline or are eliminated if AGC's ratings decline. Under other contracts, the Company has negotiated caps such that the posting requirement cannot exceed a certain amount. As of December 31, 2010, and without giving effect to thresholds that apply at current ratings, the amount of par that is subject to collateral posting is approximately $18.7 billion, for which the Company has agreed to post approximately $765.2 million of collateral. The Company may be required to post additional collateral from time to time, depending on its ratings and on the market values of the transactions subject to the collateral posting. Counterparties have agreed that for approximately $18.0 billion of that $18.7 billion, the maximum amount that the Company could be required to post is capped at $625 million at current rating levels (which amount is included in the $765.2 million as to which the Company has agreed to post). Such cap increases by $50 million to $675 million in the event AGC's ratings are downgraded to A+ or A3.

Sensitivity to Changes in Credit Spread

        The following table summarizes the estimated change in fair values on the net balance of the Company's credit derivative positions assuming immediate parallel shifts in credit spreads on AGC and on the risks that it assumes:

	As of December 31, 2010
Credit Spreads(1)	Estimated Net Fair Value (Pre-Tax)	Estimated Change in Gain/(Loss)(Pre-Tax)
	(in millions)
100% widening in spreads	$(2,175.9)	$(1,215.0)
50% widening in spreads	(1,570.3)	(609.4)
25% widening in spreads	(1,265.6)	(304.7)
10% widening in spreads	(1,082.8)	(121.9)
Base Scenario	(960.9)	—
10% narrowing in spreads	(862.4)	98.5
25% narrowing in spreads	(714.7)	246.2
50% narrowing in spreads	(471.8)	489.1

(1)
Includes the effects of spreads on both the underlying asset classes and the Company's own credit spread.

8. Consolidation of Variable Interest Entities

        The Company has not originated any VIEs nor acted as the servicer or collateral manager for any VIE deals that it insures. The Company provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs. The transaction structure generally provides certain financial protections to the Company. This financial protection can take several forms, the most common of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

8. Consolidation of Variable Interest Entities (Continued)

which are over-collateralization, first loss protection (or subordination) and excess spread. In the case of over-collateralization (i.e., the principal amount of the securitized assets exceeds the principal amount of the structured finance obligations guaranteed by the Company), the structure allows defaults of the securitized assets before a default is experienced on the structured finance obligation guaranteed by the Company. In the case of first loss, the financial guaranty insurance policy only covers a senior layer of losses of multiple obligations issued by special purpose entities, including VIEs. The first loss exposure with respect to the assets is either retained by the seller or sold off in the form of equity or mezzanine debt to other investors. In the case of excess spread, the financial assets contributed to special purpose entities, including VIEs, generate cash flows that are in excess of the interest payments on the debt issued by the special purpose entity. Such excess spread is typically distributed through the transaction's cash flow waterfall and may be used to create additional credit enhancement, applied to redeem debt issued by the special purpose entities, including VIEs (thereby, creating additional over-collateralization), or distributed to equity or other investors in the transaction.

Accounting Policy

        For all years presented, the Company has evaluated whether it was the primary beneficiary or control party of its VIEs. If the Company concludes that it is the primary beneficiary it is required to consolidate the entire VIE in the Company's financial statements. The accounting rules governing the criteria for determining the primary beneficiary or control party of VIEs changed effective January 1, 2010.

        Prior to January 1, 2010, the Company determined whether it was the primary beneficiary of a VIE by first performing a qualitative analysis of the VIE that included, among other factors, its capital structure, contractual terms, which variable interests create or absorb variability, related party relationships and the design of the VIE. The Company performed a quantitative analysis when qualitative analysis was not conclusive.

        Effective January 1, 2010, accounting standards now require the Company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both 1) the power to direct the activities of a VIE that most significantly impact the entity's economic performance; and 2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, this guidance requires an ongoing reassessment of whether the Company is the primary beneficiary of a VIE.

        As part of the terms of its financial guarantee contracts, the Company obtains certain protective rights with respect to the VIE that are triggered by the occurrence of certain events, such as failure to be in compliance with a covenant due to poor deal performance or a deterioration in a servicer or collateral manager's financial condition. At deal inception, the Company typically is not deemed to control a VIE; however, once a trigger event occurs, the Company's control of the VIE typically increases. The Company continuously evaluates its power to direct the activities that most significantly impact the economic performance of VIEs that have debt obligations insured by the Company and, accordingly, where the Company is obligated to absorb VIE losses that could potentially be significant to the VIE. The Company obtains protective rights under its insurance contracts that give the Company

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

8. Consolidation of Variable Interest Entities (Continued)

additional controls over a VIE if there is either deterioration of deal performance or in the financial health of the deal servicer. Under GAAP, the Company is deemed to be the control party typically when its protective rights give it the power to both terminate and replace the deal servicer.

        VIEs' liabilities insured by the Company are considered to be with recourse, since the Company guarantees the payment of principal and interest regardless of the performance of the related VIEs' assets. VIEs' liabilities not insured by the Company are considered to be non-recourse, since the payment of principal and interest of these liabilities is wholly dependent on the performance of the VIEs' assets.

Adoption of Consolidation of VIE Standard on January 1, 2010

        The effect, upon adoption, of the new accounting was recognized as a cumulative effect adjustment to retained earnings on January 1, 2010. This cumulative effect was a $39.9 million after-tax decrease to the opening retained earnings balance due to the consolidation of three VIEs at fair value. The impact of adopting the new accounting guidance on the Company's balance sheet was as follows:

	As of December 31, 2009	Transition Adjustment	As of January 1, 2010
	(in millions)
Assets:
Premiums receivable, net of ceding commissions payable	$351.4	$(9.2)	$342.2
Deferred tax asset, net	241.8	21.5	263.3
Financial guaranty variable interest entities' assets	—	348.3	348.3
Total assets	4,499.8	360.6	4,860.4
Liabilities and shareholder's equity:
Unearned premium reserves	1,451.6	(8.0)	1,443.6
Loss and LAE reserve	191.2	0.1	191.3
Financial guaranty variable interest entities' liabilities with recourse	—	390.3	390.3
Financial guaranty variable interest entities' liabilities without recourse	—	18.1	18.1
Total liabilities	3,273.6	400.5	3,674.1
Retained earnings	153.7	(39.9)	113.8
Total shareholder's equity	1,226.2	(39.9)	1,186.3
Total liabilities and shareholder's equity	4,499.8	360.6	4,860.4

        The Company is not primarily liable for the debt obligations issued by the VIEs it insures and would only be required to make payments on these debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due. The Company's creditors do not have any rights with regard to the assets of the VIEs.

Consolidated VIEs

        During the year ended December 31, 2010, the Company determined that based on the assessment of its control rights over servicer or collateral manager replacement, given that servicing/managing collateral were deemed to be the VIEs' most significant activities, two additional VIEs required consolidation bringing the total consolidated VIEs to five at December 31, 2010. This resulted in an

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

8. Consolidation of Variable Interest Entities (Continued)

increase in financial guaranty variable interest entities' assets of $567.5 million, an increase in financial guaranty variable interest entities' liabilities of $588.8 million and a net loss on consolidation of $4.9 million, which was included in "net change in financial guaranty variable interest entities" in the consolidated statement of operations.

        The financial reports of the consolidated VIEs are prepared by outside parties and are not available within the time constraints that the Company requires to ensure the financial accuracy of the operating results. As such, the financial results of the VIEs are consolidated on a one quarter lag. The Company has elected the fair value option for assets and liabilities classified as financial guaranty variable interest entities' assets and liabilities. Upon consolidation of financial guaranty VIEs, the Company elected the fair value option because the carrying amount transition method was not practical. The table below shows the carrying value of the consolidated VIEs' assets and liabilities in the Company's consolidated financial statements, segregated by the types of assets held by VIEs that collateralize their respective debt obligations:

Consolidated VIEs
By Type of Collateral

	As of December 31, 2010
	Assets	Liabilities
	(in millions)
Alt-A second liens	$661.2	$714.4
Life insurance	304.8	304.8

Total	$966.0	$1,019.2

        The table below shows the income statement activity of the consolidated VIEs:

Components of Net Change in Financial Guaranty VIEs

Year Ended December 31, 2010
(in millions)
Interest income	$19.9
Interest expense	(9.1)
Net realized and unrealized gains (losses) on assets	56.9
Net realized and unrealized gains (losses) on liabilities with recourse	(52.3)
Net realized and unrealized gains (losses) on liabilities without recourse	3.4
Other expenses	(7.6)

Net change in financial guaranty variable interest entities	$11.2

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

8. Consolidation of Variable Interest Entities (Continued)

Effect of Consolidating Financial Guaranty VIEs on Net Income
and Shareholder's Equity attributable to AGC

Year Ended December 31, 2010
(in millions)
Net earned premiums	$(1.4)
Net change in financial guaranty VIEs	11.2
Loss and LAE	5.5

Total pre-tax effect on net income	15.3
Less: tax provision (benefit)	5.4

Total effect on net income	$9.9

Total effect on shareholder's equity attributable to AGC	$(30.0)

Non-Consolidated VIEs

        To date, the results of qualitative and quantitative analyses have indicated that the Company does not have a majority of the variability in any other VIEs and, as a result, are not consolidated in the Company's consolidated financial statements. The Company's exposure provided through its financial guaranties with respect to debt obligations of special purpose entities is included within net par outstanding in Note 3.

9. Investments

Accounting Policy

        Short-term investments, which are those investments with a maturity of less than one year at time of purchase, are carried at fair value and include amounts deposited in money market funds. All the Company's fixed maturity securities were classified as available-for-sale, at the time of purchase, and therefore carried at fair value with change in fair value recorded in OCI, unless OTTI. Changes in fair value for OTTI securities are bifurcated between credit losses and non-credit changes in fair value. Credit losses on OTTI securities are recorded in the statement of operations and the non-credit component of OTTI securities are recorded in OCI. OTTI credit losses adjust the amortized cost of impaired securities. That new amortized cost basis is not adjusted for subsequent recoveries in fair value. However, the amortized cost basis is adjusted for accretion and amortization using the effective interest method and recorded in net investment income.

        Prior to April 1, 2009, if a security was deemed to be OTTI, the entire difference between fair value and the amortized cost of a debt security at the measurement date was recorded in the consolidated statement of operations as a realized loss. The previous amortized cost basis less the OTTI recognized in earnings was the new amortized cost basis of the investment. That new amortized cost basis was not adjusted for subsequent recoveries in fair value. However, if, based on cash flow estimates on the date of impairment, the recoverable value of the investment was greater than the new cost basis (i.e. the fair value on the date of impairment) of the investment, the difference was accreted into net investment income in future periods based upon the amount and timing of expected future cash flows of the security.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

        Realized gains and losses on sales of investments are determined using the specific identification method. Realized loss includes amounts recorded for OTTI on debt securities.

        For mortgage-backed securities, and any other holdings for which there is prepayment risk, prepayment assumptions are evaluated and revised as necessary. Any necessary adjustments required due to the resulting change in effective yields and maturities are recognized in current income.

        Other invested assets include a surplus note receivable obtained as part of a restructuring of a CDS contract. The surplus note was recorded at fair value as of the date of the restructuring and is subject to a recoverability analysis each reporting period.

Assessment for Other-Than Temporary Impairments

        Since April 1, 2009, if an OTTI has occurred, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss. If an entity intends to sell the security or it is more likely than not that it will be required to sell the security before recovery of its amortized cost, then OTTI is recognized in earnings equal to the entire difference between the investment's amortized cost basis and its fair value at the balance sheet date.

        If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, the OTTI is separated into (1) the amount representing the credit loss and (2) the amount related to all other factors.

        The cumulative effect of the adoption of the OTTI standard on April 1, 2009 was a $8.9 million reclassification of losses from retained earnings to accumulated OCI ("AOCI").

        The Company has a formal review process for all securities in its investment portfolio, including a review for impairment losses. Factors considered when assessing impairment include:

  •
  a decline in the market value of a security by 20% or more below amortized cost for a continuous period of at least six months;

  •
  a decline in the market value of a security for a continuous period of 12 months;

  •
  recent credit downgrades of the applicable security or the issuer by rating agencies;

  •
  the financial condition of the applicable issuer;

  •
  whether loss of investment principal is anticipated;

  •
  whether scheduled interest payments are past due; and

  •
  whether the Company has the intent to sell or more likely than not will be required to sell a security prior to its recovery in fair value.

        For all debt securities in unrealized loss positions where the Company (1) does not have the intent to sell the debt security or (2) it is more likely than not the Company will not be required to sell the debt security before its anticipated recovery, the Company analyzes the ability to recover the amortized cost by comparing the net present value of projected future cash flows with the amortized cost of the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

security. If the net present value is less than the amortized cost of the investment, an OTTI loss is recorded. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. The Company's estimates of projected future cash flows are driven by assumptions regarding probability of default and estimates regarding timing and amount of recoveries associated with a default. The Company develops these estimates using information based on historical experience, credit analysis of an investment, as mentioned above, and market observable data, such as industry analyst reports and forecasts, sector credit ratings and other data relevant to the collectability of the security. For mortgage-backed and asset-backed securities, cash flow estimates also include prepayment assumptions and other assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The determination of the assumptions used in these projections requires the use of significant management judgment.

        The Company's assessment of a decline in value included management's current assessment of the factors noted above. The Company also seeks advice from its outside investment managers. If that assessment changes in the future, the Company may ultimately record a loss after having originally concluded that the decline in value was temporary.

Net Investment Income

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Income from fixed maturity securities	$87.1	$77.5	$72.3
Income from short-term investments	3.4	0.8	2.4

Gross investment income	90.5	78.3	74.7
Investment expenses	(2.4)	(1.7)	(1.5)

Net investment income	$88.1	$76.6	$73.2

        Accrued investment income was $28.4 million and $21.6 million as of December 31, 2010 and 2009, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

Net Realized Investment Gains (Losses)

	Year Ended December 31
	2010	2009	2008
	(in millions)
Realized gains on investment portfolio	$4.7	$17.5	$4.0
Realized losses on investment portfolio	(1.4)	(7.1)	(3.7)
OTTI:
Intent to sell	(0.9)	(5.4)	—
Credit component of OTTI securities	—	(2.0)	(15.0)

OTTI	(0.9)	(7.4)	(15.0)

Net realized investment gains (losses)	$2.4	$3.0	$(14.7)

        The following table presents the roll-forward of the credit losses of fixed maturity securities for which the Company has recognized OTTI and where the portion of the fair value adjustment related to other factors was recognized in OCI.

Rollforward of Credit Losses in the Investment Portfolio

	Year Ended December 31,
	2010	2009
	(in millions)
Balance, beginning of period	$1.6	$—
Additions for credit losses on securities for which an OTTI was not previously recognized	—	1.6
Reductions for securities sold during the period	—	(0.1)
Additions for credit losses on securities for which an OTTI was previously recognized	—	0.3
Reductions for credit losses now recognized in earnings due to intention to sell the security	—	(0.2)

Balance, end of period	$1.6	$1.6

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

Fixed Maturity Securities and Short Term Investments
by Security Type

	As of December 31, 2010
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI Gain (Loss) on Securities with OTTI	Weighted Average Credit Quality(2)
		(dollars in millions)
Fixed maturity securities
U.S. government and agencies	17%	$465.6	$19.0	$(0.3)	$484.3	$—	AAA
Obligations of state and political subdivisions	54	1,452.8	24.2	(39.5)	1,437.5	(0.5)	AA
Corporate securities	8	217.0	8.0	(0.2)	224.8	—	A+
Mortgage-backed securities(3):
RMBS	4	115.0	5.6	(7.1)	113.5	3.9	A
CMBS	3	76.0	4.4	(0.1)	80.3	—	AA+
Asset-backed securities	2	57.0	2.3	—	59.3	—	A+
Foreign government securities	3	84.4	4.8	—	89.2	—	AA+

Total fixed maturity securities	91	2,467.8	68.3	(47.2)	2,488.9	3.4	AA
Short-term investments	9	235.7	—	—	235.7	—	AAA

Total investment portfolio	100%	$2,703.5	$68.3	$(47.2)	$2,724.6	$3.4	AA

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

	As of December 31, 2009
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI Gain (Loss) on Securities with OTTI	Weighted Average Credit Quality(2)
		(dollars in millions)
Fixed maturity securities
U.S. government and agencies	16%	$445.7	$6.6	$(0.8)	$451.5	$—	AAA
Obligations of state and political subdivisions	36	1,018.2	44.7	(3.8)	1,059.1	—	AA
Corporate securities	6	182.1	3.0	(1.8)	183.3	—	A+
Mortgage-backed securities(3):
RMBS	7	197.5	—	(7.0)	190.5	(0.5)	AA-
CMBS	2	65.2	0.7	(1.6)	64.3	(1.2)	AA+
Asset-backed securities	1	16.9	—	(0.1)	16.8	—	AAA
Foreign government securities	3	77.1	2.9	(0.3)	79.7	—	AAA

Total fixed maturity securities	71	2,002.7	57.9	(15.4)	2,045.2	(1.7)	AA
Short-term investments	29	802.6	—	—	802.6	—	AAA

Total investment portfolio	100%	$2,805.3	$57.9	$(15.4)	$2,847.8	$(1.7)	AA+

(1)
Based on amortized cost.

(2)
Ratings in the table above represent the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications. The Company's portfolio is comprised primarily of high-quality, liquid instruments.

(3)
As of December 31, 2010 and December 31, 2009, respectively, approximately 40% and 61% of the Company's total mortgage-backed securities were government agency obligations.

        The Company continues to receive sufficient information to value its investments and has not had to modify its valuation approach due to the current market conditions. As of December 31, 2010, amounts, net of tax in AOCI included a net unrealized gain of $2.2 million for securities for which the Company had recognized OTTI and net unrealized gain of $11.3 million for securities for which the Company had not recognized OTTI. As of December 31, 2009, amounts, net of tax, in AOCI included an unrealized loss of $1.1 million for securities for which the Company had recognized OTTI and an unrealized gain of $28.7 million for securities for which the Company had not recognized OTTI.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

        The following tables summarize, for all securities in an unrealized loss position as of December 31, 2010 and December 31, 2009, the aggregate fair value and gross unrealized loss by length of time the amounts have continuously been in an unrealized loss position.

Fixed Maturity Securities
Gross Unrealized Loss by Length of Time

	As of December 31, 2010
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	(dollars in millions)
U.S. government and agencies	$11.6	$(0.3)	$—	$—	$11.6	$(0.3)
Obligations of state and political subdivisions	862.5	(36.8)	21.4	(2.7)	883.9	(39.5)
Corporate securities	7.7	(0.2)	—	—	7.7	(0.2)
Mortgage-backed securities:
RMBS	8.2	(3.9)	17.1	(3.2)	25.3	(7.1)
CMBS	3.5	(0.1)	—	—	3.5	(0.1)
Asset-backed securities	—	—	—	—	—	—
Foreign government securities	—	—	—	—	—	—

Total	$893.5	$(41.3)	$38.5	$(5.9)	$932.0	$(47.2)

Number of securities		174		7		181

Number of securities with OTTI		2		—		2

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

	As of December 31, 2009
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	(dollars in millions)
U.S. government and agencies	$96.7	$(0.8)	$—	$—	$96.7	$(0.8)
Obligations of state and political subdivisions	111.5	(1.7)	48.8	(2.1)	160.3	(3.8)
Corporate securities	121.6	(1.6)	1.7	(0.2)	123.3	(1.8)
Mortgage-backed securities:
RMBS	183.7	(7.0)	—	—	183.7	(7.0)
CMBS	23.0	(1.1)	12.0	(0.5)	35.0	(1.6)
Asset-backed securities	16.6	(0.1)	—	—	16.6	(0.1)
Foreign government securities	24.0	(0.3)	—	—	24.0	(0.3)

Total	$577.1	$(12.6)	$62.5	$(2.8)	$639.6	$(15.4)

Number of securities		80		12		92

Number of securities with OTTI		5		—		5

        The $31.8 million increase in gross unrealized losses was primarily due to the increase of unrealized losses attributable to municipal securities of $35.7 million. The increase in gross unrealized losses during 2010 was due to the increase in U.S. Treasury yields during the fourth quarter of 2010.

        Of the securities in an unrealized loss position for 12 months or more as of December 31, 2010, three securities had unrealized losses greater than 10% of book value. The total unrealized loss for these securities as of December 31, 2010 was $3.4 million. The Company determined that these securities were not impaired as of December 31, 2010 due to the Company's estimate of net present value cash flows being greater than the amortized cost of these securities.

        The amortized cost and estimated fair value of available-for-sale fixed maturity securities by contractual maturity as of December 31, 2010, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

9. Investments (Continued)

Distribution of Fixed-Maturity Securities
by Contractual Maturity

	As of December 31, 2010
	Amortized Cost	Estimated Fair Value
	(in millions)
Due within one year	$7.2	$7.3
Due after one year through five years	701.9	724.5
Due after five years through ten years	366.2	383.8
Due after ten years	1,201.5	1,179.5
Mortgage-backed securities:
RMBS	115.0	113.5
CMBS	76.0	80.3

Total	$2,467.8	$2,488.9

        To fulfill state licensing requirements the Company has placed on deposit eligible securities of $8.3 million and $8.0 million as of December 31, 2010 and December 31, 2009, respectively, for the protection of policyholders. Under certain derivative contracts, AGC is required to post eligible securities as collateral. The need to post collateral under these transactions is generally based on mark-to-market valuation in excess of contractual thresholds. The fair market value of AGC's pledged securities totaled $765.2 million and $648.7 million as of December 31, 2010 and December 31, 2009, respectively.

        The Company is not exposed to significant concentrations of credit risk within its investment portfolio.

        No material investments of the Company were non-income producing for the years ended December 31, 2010, 2009 and 2008, respectively.

        The Company may purchase securities that it has insured, and for which it has expected losses, in order to economically mitigate insured losses. These securities are purchased at a discount. As of December 31, 2010, securities purchased for loss mitigation purposes had a fair value of $42.7 million representing $114.1 million of par. Under the terms of certain credit derivative contracts, the Company has obtained the obligations referenced in the transactions and recorded such assets in fixed maturity securities in the consolidated balance sheets. Such amounts totaled $4.8 million, representing $38.8 million of par.

10. Insurance Company Regulatory Requirements

        The Company's ability to pay dividends depends, among other things, upon its financial condition, results of operations, cash requirements and compliance with rating agency requirements, and is also subject to restrictions contained in the insurance laws and related regulations of its state of domicile and other states. Financial statements prepared in accordance with accounting practices prescribed or permitted by local insurance regulatory authorities differ in certain respects from GAAP.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

10. Insurance Company Regulatory Requirements (Continued)

        AGC prepares statutory financial statements in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners ("NAIC") and the Maryland Insurance Administration. Prescribed statutory accounting practices are set forth in the NAIC Accounting Practices and Procedures Manual. There are no permitted accounting practices on a statutory basis.

        GAAP differs in certain significant respects from statutory accounting practices, applicable to U.S. insurance companies, that are prescribed or permitted by insurance regulatory authorities. The principal differences result from the following statutory accounting practices:

  •
  upfront premiums are earned when related principal and interest have expired rather than earned over the expected period of coverage;

  •
  acquisition costs are charged to operations as incurred rather than over the period that related premiums are earned;

  •
  a contingency reserve is computed based on the following statutory requirements:

  1)
  for all policies written prior to July 1, 1989, an amount equal to 50% of cumulative earned premiums less permitted reductions, plus

  2)
  for all policies written on or after July 1, 1989, an amount equal to the greater of 50% of premiums written for each category of insured obligation or a designated percentage of principal guaranteed for that category. These amounts are provided each quarter as either 1/60th or 1/80th of the total required for each category, less permitted reductions;

  •
  certain assets designated as "non-admitted assets" are charged directly to statutory surplus but are reflected as assets under GAAP;

  •
  deferred tax assets are generally admitted to the extent reversals of existing temporary differences in the subsequent year can be recovered through carryback or if greater, the amount of deferred tax asset expected to be realized within one year of the balance sheet date;

  •
  insured CDS are accounted for as insurance contracts rather than as derivative contracts recorded at fair value;

  •
  bonds are generally carried at amortized cost rather than fair value;

  •
  VIEs and refinancing vehicles are not consolidated;

  •
  surplus notes payable are recognized as surplus rather than as a liability unless approved for repayment;

  •
  present value of expected losses are discounted at 5% and recorded without consideration of the unearned premium reserve as opposed to discounted at the risk free rate at the end of each reporting period and only to the extent they exceed unearned premium reserve;

  •
  present value of installment premiums are not recorded on the balance sheets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

10. Insurance Company Regulatory Requirements (Continued)

Insurance Regulatory Amounts Reported

	Policyholders' Surplus		Net Income (Loss)
	As of December 31,		Year Ended December 31,
	2010	2009	2010	2009	2008
	(in millions)
AGC.	$854.1	$1,223.7	$(182.1)	$(243.1)	$27.7

Dividend Restrictions and Capital Requirements

        AGC is a Maryland domiciled insurance company. Under Maryland's 1993 revised insurance law, AGC may not pay dividends out of earned surplus in any twelve-month period in an aggregate amount exceeding the lesser of (a) 10% of surplus to policyholders or (b) net investment income at the preceding December 31, (including net investment income which has not already been paid out as dividends for the three calendar years prior to the preceding calendar year) without prior approval of the Maryland Commissioner of Insurance. As of December 31, 2010, the amount available for distribution from the Company during 2011 with notice to, but without prior approval of, the Maryland Commissioner of Insurance under the Maryland insurance law is approximately $85.4million. During the years ended December 31, 2010, 2009 and 2008, AGC declared and paid $50.0 million, $16.8 million and $16.5 million, respectively, in dividends to Assured Guaranty US Holdings Inc. ("AGUS"). Under Maryland insurance regulations, AGC is required at all times to maintain a minimum capital stock of $1.5 million and minimum surplus as regards policyholders of $1.5 million.

11. Income Taxes

Accounting Policy

        AGC and its U.K. subsidiary AGUK are subject to U.S. and U.K. income tax. The provision for income taxes consists of an amount for taxes currently payable and an amount for deferred taxes. Deferred income taxes are provided for the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse. Such temporary differences relate principally to DAC, reserves for losses and LAE, unearned premium reserves, unrealized gains and losses on investments, unrealized gains and losses on credit derivatives and statutory contingency reserves. A valuation allowance is recorded to reduce the deferred tax asset to that amount that is more likely than not to be realized.

        Non-interest-bearing tax and loss bonds are purchased to prepay the tax benefit that results from deducting contingency reserves as provided under Internal Revenue Code Section 832(e). The Company records the purchase of tax and loss bonds in deferred taxes.

        The Company recognizes tax benefits only if a tax position is "more likely than not" to prevail. AGC files as part of a consolidated federal income tax return with its shareholder, AGUS and its U.S. taxpaying subsidiaries. Each company, as a member of its respective consolidated tax return group, has paid its proportionate share of the consolidated federal tax burden for its group as if each company filed on a separate return basis with current period credit for net losses.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

11. Income Taxes (Continued)

Provision for Income Taxes

        AGC and AGUK are subject to U.S. and U.K. income tax, respectively. The provision for income taxes for interim financial periods is not based on an estimated annual effective rate due to the variability in changes in fair value of its credit derivatives, which prevents the Company from projecting a reliable estimated annual effective tax rate and pre-tax income for the full year of 2010. A discrete calculation of the provision is calculated for each interim period.

        The difference between the statutory tax rate of 35% and the effective tax rate is primarily due to tax-exempt interest and for 2009, an $85.4 million write-off of goodwill which was not tax effected. The change in the effective tax rate from year to year is primarily due to a higher portion of pre-tax income earned in different tax jurisdictions at varying statutory rates.

        The following table provides the Company's income tax (benefit) provision and effective tax rates:

Components of Income Tax Provision (Benefit)

	Year Ended December 31,
	2010	2009	2008
	(dollars in millions)
Current tax (benefit) provision	$26.2	$(27.7)	$6.8
Deferred tax provision (benefit)	(71.6)	(157.6)	43.2

Provision (benefit) for income taxes	$(45.4)	$(185.3)	$50.0

Effective tax rate	48.6%	31.3%	27.1%

        Reconciliation of the difference between the provision for income taxes and the expected tax provision at statutory rates in taxable jurisdictions was as follows:

Effective Tax Rate Reconciliation

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Expected tax provision at statutory rates in taxable jurisdictions	$(32.7)	$(208.6)	$64.6
Tax-exempt interest	(14.9)	(14.7)	(14.8)
Provision to filed adjustments	0.3	0.1	(2.1)
Change in liability for uncertain tax positions	2.1	5.9	2.2
Goodwill	—	29.9	—
Other	(0.2)	2.1	0.1

Total provision (benefit) for income taxes	$(45.4)	$(185.3)	$50.0

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

11. Income Taxes (Continued)

        The deferred income tax asset (liability) reflects the tax effect of the following temporary differences:

	As of December 31,
	2010	2009
	(in millions)
Deferred tax assets:
Unrealized losses on credit derivative financial instruments, net	$255.0	$205.0
Unearned premium reserve, net	—	5.9
Losses and LAE reserves	101.7	65.4
Tax and loss bonds	30.9	30.9
Tax basis step-up	6.7	7.6
Financial guaranty VIEs	16.2	—
Other	17.1	9.3

Total deferred income tax assets	427.6	324.1

Deferred tax liabilities:
Deferred acquisition costs	32.2	27.8
Unearned premium reserve, net	3.3	—
Contingency reserves	35.3	35.3
Unrealized appreciation on investments	10.3	17.8
Unrealized gains on committed capital securities	3.9	1.4

Total deferred income tax liabilities	85.0	82.3

Net deferred income tax asset	$342.6	$241.8

Taxation of Subsidiary

        AGC and AGUK are subject to income taxes imposed by U.S. and U.K. authorities at marginal corporate income tax rates of 35% and 28%, respectively, and file applicable tax returns.

        The U.S. Internal Revenue Service ("IRS") has completed reviewing tax years 2002 through the date of the initial public offering, April 23, 2004 as part of an audit of ACE Limited ("ACE"), which had been the parent company of AGUS prior to the initial public offering. This audit has been completed with no impact to AGC. The IRS has commenced an audit of AGUS consolidated group for tax years 2006 through 2008.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

11. Income Taxes (Continued)

Uncertain Tax Positions

        The following table provides a reconciliation of the beginning and ending balances of the total liability for unrecognized tax benefits recorded under ASC 740-10-25. The Company does not believe it is reasonably possible that this amount will change significantly in the next twelve months.

	2010	2009	2008
	(in millions)
Balance as of January 1,	$10.6	$4.7	$2.5
Increase in unrecognized tax benefits as a result of position taken during the current period	2.1	5.9	2.2

Balance as of December 31,	$12.7	$10.6	$4.7

        The Company's policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. At December 31, 2010, the Company has accrued $0.4 million in interest and penalties.

Liability For Tax Basis Step-Up Adjustment

        In connection with the initial public offering, Assured Guaranty US Holdings Inc. ("AGUS"), the parent of the Company and ACE Financial Services Inc. ("AFS"), a subsidiary of ACE, entered into a tax allocation agreement, whereby the Company and AFS made a "Section 338 (h)(10)" election that has the effect of increasing the tax basis of certain affected subsidiaries', including the Company's, tangible and intangible assets to fair value. Future tax benefits that the Company derives from the election will be payable to AFS when realized by the Company.

        As a result of the election, the Company has adjusted its net deferred tax liability, to reflect the new tax basis of the Company's affected assets. The additional basis is expected to result in increased future income tax deductions and, accordingly, may reduce income taxes otherwise payable by the Company. Any tax benefit realized by the Company will be paid to AFS. Such tax benefits will generally be calculated by comparing the Company's affected subsidiaries' actual taxes to the taxes that would have been owed by those subsidiaries had the increase in basis not occurred. After a 15 year period, to the extent there remains an unrealized tax benefit, the Company and AFS will negotiate a settlement of the unrealized benefit based on the expected realization at that time.

        The Company initially recorded a $49.0 million reduction of its existing deferred tax liability, based on an estimate of the ultimate resolution of the Section 338(h)(10) election. Under the tax allocation agreement, the Company estimated that, as of the initial public offering date, it was obligated to pay $20.9 million to AFS and accordingly established this amount as a liability. The initial difference, which is attributable to the change in the tax basis of certain liabilities for which there is no associated step-up in the tax basis of its assets and no amounts due to AFS, resulted in an increase to additional paid-in capital of $28.1 million. As of December 31, 2010 and December 31, 2009, the liability for tax basis step-up adjustment, which is included in the Company's balance sheets in "Other liabilities," was $8.0 million and $8.4 million, respectively. The Company has paid ACE and correspondingly reduced its liability by $0.4 million in 2010.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

11. Income Taxes (Continued)

Tax Treatment of CDS

        AGC treats the guaranty it provides on CDS as insurance contracts for tax purposes and as such a taxable loss does not occur until AGC expects to make a loss payment to the buyer of credit protection based upon the occurrence of one or more specified credit events with respect to the contractually referenced obligation or entity. AGC holds its CDS to maturity, at which time any unrealized mark to market loss in excess of credit- related losses would revert to zero.

        The tax treatment of CDS is an unsettled area of the law. The uncertainty relates to the IRS determination of the income or potential loss associated with CDS as either subject to capital gain (loss) or ordinary income (loss) treatment. In treating CDS as insurance contracts AGC treats both the receipt of premium and payment of losses as ordinary income and believes it is more likely than not that any CDS credit related losses will be treated as ordinary by the IRS. To the extent the IRS takes the view that the losses are capital losses in the future and AGC incurred actual losses associated with the CDS, AGC would need sufficient taxable income of the same character within the carryback and carryforward period available under the tax law.

Valuation Allowance

        The Company came to the conclusion that it is more likely than not that its net deferred tax asset after netting of its valuation allowance, if any, will be fully realized after weighing all positive and negative evidence available as required under GAAP. The evidence that was considered included the following:

  Negative Evidence

  •
  Although the Company believes that income or losses for its CDS are properly characterized for tax purposes as ordinary, the federal tax treatment is an unsettled area of tax law, as noted above.

  •
  Changes in the fair value of CDS have resulted in significant swings in the Company's net income in recent periods. Changes in the fair value of CDS in future periods could result in the U.S. consolidated tax group having a pre-tax loss under GAAP. Although not recognized for tax, this loss could result in a cumulative three year pre-tax loss, which is considered significant negative evidence for the recoverability of a deferred tax asset under GAAP.

  Positive Evidence

  •
  The mark-to-market loss on CDS is not considered a tax event, and therefore no taxable loss has occurred.

  •
  After analysis of the current tax law on CDS the Company believes it is more likely than not that the CDS will be treated as ordinary income or loss for tax purposes.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

11. Income Taxes (Continued)

  •
  Assuming a hypothetical loss was triggered for the amount of deferred tax asset, there would be enough taxable income in the future to offset it as follows:

  (a)
  The amortization of the tax-basis unearned premium reserve of $827.3 million as of December 31, 2010, as well as the collection of future installment premiums on contracts already written, the Company believes will result in significant taxable income in the future.

  (b)
  Although the Company has a significant tax exempt portfolio, this can be converted to taxable securities as permitted as a tax planning strategy under GAAP.

  (c)
  The mark-to-market loss is reflective of market valuations and will change from quarter to quarter. It is not indicative of the Company's ability to write new business. The Company writes and continues to write new business which will increase the amortization of unearned premium and investment portfolio resulting in expected taxable income in future periods.

        After examining all of the available positive and negative evidence, the Company believes that no valuation allowance is necessary in connection with this deferred tax asset. The Company will continue to analyze the need for a valuation allowance on a quarter-to-quarter basis.

12. Reinsurance

        AGC assumes exposure on insured obligations ("Assumed Business") and cedes portions of its exposure on obligations it has insured ("Ceded Business") in exchange for premiums, net of ceding commissions.

        If AGC were downgraded by Moody's to below Aa3 or by S&P below AA-, an additional portion of the Company's in-force financial guaranty reinsurance business could be recaptured. As of the date of this filing, AGC's financial strength rating from Moody's is Aa3 (negative outlook) and from S&P is AA+ (stable). Subject to the terms of each reinsurance agreement, the ceding company has the right to recapture business ceded to AGC and assets representing substantially all of the statutory unearned premium and loss reserves (if any) associated with that business. As of December 31, 2010, the amount of statutory unearned premiums subject to recapture was approximately $162.0 million. If this entire amount were recaptured, it would result in a corresponding one-time reduction to net income of approximately $23.0 million.

        In January 2009, AGC entered into an agreement with CIFG Assurance North America Inc. to assume a diversified portfolio of financial guaranty contracts totaling approximately $13.3 billion of net par outstanding. The Company received $75.6 million net of ceding commissions, and was entitled to approximately $12.2 million of future installments related to this transaction at that date.

        AGC ceded businesses to limit its exposure to risk. In the event that any of the reinsurers are unable to meet their obligations, AGC would be liable for such defaulted amounts.

        The Company's ceded contracts generally allow the Company to recapture Ceded Business after certain triggering events, such as reinsurer downgrades.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

12. Reinsurance (Continued)

        The effect of the cancellation of Assumed Business, including both direct commutations between the ceding insurer and the Company and commutations by the ceding company to which the Company was not a party but which had the effect of terminating exposures retroceded to the Company was a decrease to net unearned premium reserve of $7.3 million and a decrease in net par of $617 million.

        Direct, assumed, and ceded premium and loss and LAE amounts for years ended December 31, 2010, 2009 and 2008 were as follows:

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Premiums Written
Direct	$30.6	$486.1	$482.3
Assumed	(10.5)	90.8	4.2
Ceded(1)	8.3	(172.0)	(140.6)

Net	$28.4	$404.9	$345.9

Premiums Earned
Direct	$121.8	$185.2	$90.9
Assumed	27.0	31.6	32.4
Ceded	(42.1)	(78.1)	(31.3)

Net	$106.7	$138.7	$92.0

Loss and LAE
Direct	$148.6	$188.6	$199.0
Assumed	12.9	47.9	11.7
Ceded	(50.3)	(43.5)	(61.2)

Net	$111.2	$193.0	$149.5

(1)
Positive ceded premiums written were due to commutations and changes in expected debt service schedules.

        Reinsurance recoverable on unpaid losses and LAE as of December 31, 2010 and 2009 were $68.1 million and $50.7 million, respectively. In the event that any or all of the reinsurers are unable to meet their obligations, the Company would be liable for such defaulted amounts.

        The Company cedes a portion of its insured risk in exchange for a premium paid to the reinsurer. The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if it were required to pay the gross claims and not be able to collect ceded claims from an assuming company experiencing financial distress. A number of the financial guaranty insurers to which the Company has ceded par have experienced financial distress and been downgraded by the rating agencies as a result. In addition, state insurance regulators have intervened with respect to some of these insurers.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

12. Reinsurance (Continued)

        Assumed par outstanding represents the amount of par assumed by the Company from other monolines. Under these relationships, the Company assumes a portion of the ceding company's insured risk in exchange for a premium. The Company may be exposed to risk in this portfolio in that the Company may be required to pay losses without a corresponding premium in circumstances where the ceding company is experiencing financial distress and is unable to pay premiums.

        In addition to assumed and ceded reinsurance arrangements, the company may also have exposure to some financial guaranty reinsurers (i.e. monolines) in other areas. Second-to-pay insured par outstanding represents transactions the Company has insured that were previously insured by other monolines. The Company underwrites such transactions based on the underlying insured obligation without regard to the primary insurer. Another area of exposure is in the investment portfolio where the Company holds fixed maturity securities that are wrapped by monolines whose value may decline based on the rating of the monoline. At December 31, 2010, the Company had $138.8 million of fixed maturity securities in its investment portfolio wrapped by Ambac Assurance Corp., $128.8 million by MBIA Insurance Corporation, $83.7 million by AGM and $9.6 million by other guarantors at fair value.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

12. Reinsurance (Continued)

Exposure by Reinsurer

	Ratings at April 8, 2011		Par Outstanding as of December 31, 2010
Reinsurer	Moody's Reinsurer Rating	S&P Reinsurer Rating	Ceded Par Outstanding(3)	Second-to- Pay Insured Par Outstanding	Assumed Par Outstanding
	(dollars in millions)
Affiliated Companies(1)			$42,989	$431	$—
Non-Affiliated Companies:
RAM Reinsurance Co. Ltd	WR(2)	WR(2)	2,904	—	—
Radian Asset Assurance Inc.	Ba1	BB-	183	1	—
Ambac Assurance Corporation	WR	WR	109	2,204	1,899
MBIA Insurance Corporation	B3	B	108	1,848	6,447
ACA Financial Guaranty Corp	NR	WR	35	1	2
CIFG Assurance North America Inc.	WR	WR	—	109	5,545
Financial Guaranty Insurance Co.	WR	WR	—	1,583	361
Syncora Guarantee Inc.	Ca	WR	—	861	19
Multiple owner			—	894	—
Other	Various	Various	1	—	—

Non-Affiliated Companies			3,340	7,501	14,273

Total			$46,329	$7,932	$14,273

(1)
The affiliates of AGC are Assured Guaranty Re Ltd. and its subsidiaries ("AG Re") rated A1 (negative) by Moody's and AA (stable) by S&P and AGM and its subsidiaries rated Aa3 (negative) by Moody's and AA+ (stable) by S&P.

(2)
Represents "Withdrawn Rating."

(3)
Includes $15,152 million in ceded par outstanding related to insured credit derivatives.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

12. Reinsurance (Continued)

Ceded Par Outstanding by Reinsurer and Credit Rating
As of December 31, 2010

	Credit Rating
Reinsurer	Super Senior	AAA	AA	A	BBB	BIG	Total
	(in millions)
Affiliated Companies	$2,791	$5,761	$6,191	$18,349	$6,743	$3,154	$42,989
RAM Reinsurance Co. Ltd	244	1,466	137	519	346	192	2,904
Radian Asset Assurance Inc.	—	—	—	142	41	—	183
Ambac Assurance Corporation	—	—	—	109	—	—	109
MBIA Insurance Corporation	—	—	108	—	—	—	108
ACA Financial Guaranty Corp	—	—	—	—	35	—	35
Other	—	—	—	1	—	—	1

Total	$3,035	$7,227	$6,436	$19,120	$7,165	$3,346	$46,329

        In accordance with statutory accounting requirements and U.S. insurance laws and regulations, in order for the Company to receive credit for liabilities ceded to reinsurers domiciled outside of the U.S., such reinsurers must secure their liabilities to the Company. All of the unauthorized reinsurers in the table above post collateral for the benefit of the Company in an amount at least equal to the sum of their ceded unearned premium reserve, loss reserves and contingency reserves, all calculated on a statutory basis of accounting. Collateral may be in the form of letters of credit or trust accounts. The total collateral posted by all non-affiliated reinsurers as of December 31, 2010 exceeds $22 million.

Second-to-Pay
Insured Par Outstanding by Rating
As of December 31, 2010(1)

	Public Finance					Structured Finance
	AAA	AA	A	BBB	BIG	AAA	AA	A	BBB	BIG	Total
	(in millions)
Affiliated Companies	$—	$242	$42	$—	$—	$35	$112	$—	$—	$—	$431
Radian Asset Assurance Inc.	—	—	—	1	—	—	—	—	—	—	1
Ambac Assurance Corporation	12	303	641	648	57	—	1	249	65	228	2,204
MBIA Insurance Corporation	—	309	1,008	196	—	29	30	31	221	24	1,848
ACA Financial Guaranty Corp	—	—	—	1	—	—	—	—	—	—	1
CIFG Assurance North America Inc.	—	4	40	65	—	—	—	—	—	—	109
Financial Guaranty Insurance Co.	—	48	74	307	58	804	166	112	14	—	1,583
Syncora Guarantee Inc.	—	2	232	126	59	—	125	82	182	53	861
Multiple owner	—	—	894	—	—	—	—	—	—	—	894

Total	$12	$908	$2,931	$1,344	$174	$868	$434	$474	$482	$305	$7,932

(1)
The Company's internal rating.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

12. Reinsurance (Continued)

Amounts Due (To) From Reinsurers

	As of December 31, 2010
	Assumed Premium Receivable, net of Commissions	Assumed Expected Loss and LAE Payable	Ceded Expected Loss and LAE Recoverable
	(in millions)
Affiliated Companies	$—	$—	$34.3
RAM Reinsurance Co. Ltd	—	—	(6.5)
MBIA Insurance Corporation	0.5	(12.8)	—
CIFG Assurance North America Inc	7.0	—	—
Ambac Assurance Corporation	8.4	(10.2)	—
Financial Guaranty Insurance Company	—	(33.5)	—
Syncora Guarantee Inc	—	(0.3)	—

Total	$15.9	$(56.8)	$27.8

13. Related Party Transactions

Guarantees or Contingencies for Related Parties

        AGC issues financial guaranty policies guaranteeing the obligations of its affiliate, AGFP, to various third-party beneficiaries under credit default swap agreements. Please see Note 7 for additional information on AGC's exposure to AGFP's CDS. Pursuant to its financial guaranty policy, AGC is obligated to pay the beneficiary named in the policy, upon receipt of a claim as contemplated thereby, amounts that become due for payment by AGFP in the event of a payment default by AGFP under the applicable credit default swap agreement. AGC may have a payment obligation to the beneficiary so long as there are outstanding transactions between AGFP and the beneficiary under the ISDA master agreement entered into by the parties. Pursuant to its financial guaranty policy, AGC is fully subrogated to the rights of the beneficiary to the extent of payment by AGC under such policy. The financial guaranty policies are non-cancelable for any reason, including by reason of non-payment of premium.

        In consideration of the issuance of the financial guaranty policy, AGFP agrees to pay AGC premium pursuant to a premium agreement. Pursuant to the premium agreement, AGFP also agrees to pay the fees and expenses of AGC in connection with the issuance of the financial guaranty insurance policy and the performance of its obligations under such policy. Under such premium agreement, AGC is fully subrogated to AGFP's rights (including its right to receive payments) under the underlying agreement to the extent that AGC makes payments pursuant to the financial guaranty policy.

Management, Service Contracts or Cost Sharing Arrangements

        Under a Service Agreement (pending regulatory approval) between the Company and certain of its affiliates dated January 1, 2010, AGC provides insurance and certain support services, including actuarial, claims handling, surveillance, legal, corporate secretarial, information technology, human resources, accounting, tax, financial reporting and investment planning services to its affiliates. Also

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

13. Related Party Transactions (Continued)

under the Service Agreement, AGM makes available office space and equipment to AGC and certain of its affiliates. Costs and expenses under the Service Agreement are allocated directly, where possible, and where not possible, allocated between companies according to employee headcount multiplied by the percentage of employee time allocated to each company. Amounts are payable under the Service Agreement quarterly in arrears.

        Effective July 1, 2009, the Company entered into a fixed cost Interim Service Agreement with AGM under which the Company and AGM allocated costs for a six-month period ending December 31, 2009.

        See Note 16 for expenses related to Long-Term Compensation Plans of AGL which are allocated to AGC.

        For the years ended December 31, 2010 and December 31, 2009, the Company allocated expenses of $58.7 million and $3.1 million, respectively, under these affiliate expense sharing agreements. The increase in allocations is a result of having the Company now pay all operating expenses (except for rent on the current New York headquarters as described in Note 8), whereas certain expenses were paid directly by other affiliates in prior years.

        As of December 31, 2010, the Company had a net intercompany receivable balance with its affiliates of $15.7 million, primarily consisting of a receivable of $19.7 million from AGM, which was partially offset by a payable of $9.0 million to AGL. As of December 31, 2009, the Company had a net intercompany payable balance with its affiliates of $9.0 million, mainly related to AGL.

Capital Transactions

        During 2009 and 2008 AGUS contributed capital of $556.7 million and $100.0 million, respectively, to the Company. Most of the 2009 contributed capital came from AGL's December 2009 public offering of common shares. There were contributions from AGUS in 2010. See Note 10 for dividends declared and paid to AGUS.

Note Payable to Affiliate

        See Note 15.

Reinsurance Agreements

        The Company assumes and cedes business to affiliated entities under certain reinsurance agreements. See below for material balance sheet and statement of operations items related to insurance transactions.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

13. Related Party Transactions (Continued)

        The following table summarizes the affiliated components of each balance sheet item, where applicable.

	As of December 31,
	2010	2009
	(in millions)
Assets:
Ceded unearned premium reserve
AG Re	$372.7	$414.5
Deferred Acquisition costs(1)
AG Re	(100.4)	(111.3)
Reinsurance recoverable on unpaid losses
AG Re	66.9	48.5
Reinsurance recoverable on paid losses(2)
AG Re	1.5	5.0
Liabilities:
Unearned premium reserve
ACE(3)	N/A	0.8
AG Re	0.0	0.1
Ceded funds held(4)
AG Re	6.9	5.1
Reinsurance balances payable, net
AG Re	114.1	151.0
Net credit derivative liabilities
AG Re	(298.0)	(263.2)
Other information:
Exposure
Gross par outstanding
AG Re	42,928	46,411
Dexia(5)	N/A	684

(1)
Represents ceding commissions.

(2)
Included in other assets on the consolidated balance sheets.

(3)
ACE is not considered a related party as of December 31, 2010 since it reduced its ownership of AGL in January 2010.

(4)
Included in other liabilities on the consolidated balance sheets.

(5)
Dexia SA and certain of its subsidiaries are not considered related parties as of December 31, 2010 since the sale of all of its AGL common shares in March 2010.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

13. Related Party Transactions (Continued)

        The following table summarizes the affiliated components of each statement of operations item, where applicable.

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Revenues:
Net earned premiums
AG Re	$(40.0)	$(70.7)	$(26.8)
Realized gains and other settlements
AG Re	(10.5)	(8.2)	(17.2)
Net unrealized gains (losses) on credit derivatives
AG Re	66.4	175.1	23.6
Expenses:
Loss and loss adjustment expenses (recoveries)
AG Re	(48.6)	(41.0)	(61.3)
Commissions incurred (earned)
AG Re	(10.5)	(18.2)	(7.3)

14. Commitments and Contingencies

Leases

        The Company is party to various lease agreements accounted for as operating leases. In June 2008, AGC entered into a new five-year lease agreement for New York office space. Future minimum annual payments of $5.3 million for the first twelve month period and $5.7 million for subsequent twelve month periods commenced October 1, 2008 and are subject to escalation in building operating costs and real estate taxes. As a result of the AGMH Acquisition, during second quarter 2009, the Company decided not to occupy the office space described above and subleased it to two tenants for total minimum annual payments of approximately $3.7 million until October 2013. The Company wrote off related leasehold improvements and recorded a pre-tax loss on the sublease of $11.7 million in 2009, which is included in "other operating expenses" and "other liabilities" in the consolidated statements of operations and balance sheets, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

14. Commitments and Contingencies (Continued)

Future Minimum Rental Payments

Year	(in millions)
2011	$6.3
2012	6.2
2013	5.3
2014	0.6
2015	0.5
Thereafter	0.4

Total	$19.3

Rent Expense

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Rent Expense	$4.6	$4.2	$4.3

Legal Proceedings

Litigation

        Lawsuits arise in the ordinary course of the Company's business. It is the opinion of the Company's management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company's financial position or liquidity, although an adverse resolution of litigation against the Company could have a material adverse effect on the Company's results of operations in a particular quarter or fiscal year. In addition, in the ordinary course of its business, AGC and AGUK assert claims in legal proceedings against third parties to recover losses paid in prior periods. The amounts, if any, the Company will recover in proceedings to recover losses are uncertain, and recoveries, or failure to obtain recoveries, in any one or more of these proceedings during any quarter or fiscal year could be material to the Company's results of operations in that particular quarter or fiscal year.

        The Company has received subpoenas duces tecum and interrogatories from the State of Connecticut Attorney General and the Attorney General of the State of California related to antitrust concerns associated with the methodologies used by rating agencies for determining the credit rating of municipal debt, including a proposal by Moody's to assign corporate equivalent ratings to municipal obligations, and the Company's communications with rating agencies. The Company has satisfied such requests. It may receive additional inquiries from these or other regulators and expects to provide additional information to such regulators regarding their inquiries in the future.

        Beginning in December 2008, AGC's affiliate AGM and various other financial guarantors were named in complaints filed in the Superior Court, San Francisco County, California. Since that time, plaintiffs' counsel has filed amended complaints against AGC and AGM and added additional

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

14. Commitments and Contingencies (Continued)

plaintiffs. As of the date of this filing, the plaintiffs with complaints against AGC and AGM, among other financial guaranty insurers, are: (a) City of Los Angeles, acting by and through the Department of Water and Power; (b) City of Sacramento; (c) City of Los Angeles; (d) City of Oakland; (e) City of Riverside; (f) City of Stockton ; (g) County of Alameda; (h) County of Contra Costa; (i) County of San Mateo; (j) Los Angeles World Airports; (k) City of Richmond; (l) Redwood City; (m) East Bay Municipal Utility District; (n) Sacramento Suburban Water District; (o) City of San Jose; (p) County of Tulare; (q) The Regents of the University of California; (r) The Redevelopment Agency of the City of Riverside; (s) The Public Financing Authority of the City of Riverside; (t) The Jewish Community Center of San Francisco; (u) The San Jose Redevelopment Agency; and (v) The Olympic Club. Complaints filed by the City and County of San Francisco and the Sacramento Municipal Utility District were subsequently dismissed against AGC and AGM.

        At a hearing on March 1, 2010, the court struck all of the plaintiffs' complaints with leave to amend. The court instructed plaintiffs to file one consolidated complaint. On October 13, 2010, plaintiffs' counsel filed three consolidated complaints, two of which also added the three major credit rating agencies as defendants in addition to the financial guaranty insurers. In November 2010, the credit rating agency defendants filed a motion to remove the cases to the Northern District of California and plaintiffs responded with a motion to remand the cases back to California state court. On January 31, 2011, the court for the Northern District of California granted plaintiffs' motion and the action was remanded to the Superior Court, San Francisco County, California.

        These complaints allege that the financial guaranty insurer defendants (i) participated in a conspiracy in violation of California's antitrust laws to maintain a dual credit rating scale that misstated the credit default risk of municipal bond issuers and created market demand for municipal bond insurance, (ii) participated in risky financial transactions in other lines of business that damaged each insurer's financial condition (thereby undermining the value of each of their guaranties), and (iii) failed to adequately disclose the impact of those transactions on their financial condition. In addition to their antitrust claims, various plaintiffs in these actions assert claims for breach of the covenant of good faith and fair dealing, fraud, unjust enrichment, negligence, and negligent misrepresentation. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees, costs and other expenses. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

Assumed Reinsurance

        The Company is party to reinsurance agreements as a reinsurer to other monoline financial guaranty insurance companies. The Company's facultative and treaty agreements are generally subject to termination:

  (a)
  upon written notice (ranging from 90 to 120 days) prior to the specified deadline for renewal,

  (b)
  at the option of the primary insurer if the Company fails to maintain certain financial, regulatory and rating agency criteria which are equivalent to or more stringent than those the Company is otherwise required to maintain for its own compliance with state mandated

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

14. Commitments and Contingencies (Continued)

    insurance laws and to maintain a specified financial strength rating for the particular insurance subsidiary, or

  (c)
  upon certain changes of control of the Company.

        Upon termination under the conditions set forth in (b) and (c) above, the Company may be required (under some of its reinsurance agreements) to return to the primary insurer all statutory unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements after which the Company would be released from liability with respect to the assumed business. Upon the occurrence of the conditions set forth in (b) above, whether or not an agreement is terminated, the Company may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement or it may be obligated to increase the level of ceding commission paid. See Note 12.

15. Note Payable to Affiliate and Credit Facilities

Note Payable to Affiliate

        On December 18, 2009, AGC issued a surplus note with a principal amount of $300.0 million to AGM. This Note Payable to Affiliate carries a simple interest rate of 5.0% per annum and matures on December 31, 2029. Principal is payable at the option of AGC prior to the final maturity of the note in 2029 and interest is payable on the note annually in arrears as of December 31st of each year, commencing December 31, 2010. Payments of principal and interest are subject to AGC having policyholders' surplus in excess of statutory minimum requirements after such payment and to prior written approval by the Maryland Insurance Administration. AGC incurred $15.0 million and $0.5 million of interest expense during the years ended December 31, 2010 and 2009, respectively. AGC paid $15.5 million of interest to AGM during 2010.

Accounting Policy

        The note payable to affiliate was recorded at its principal amount. There was no discount or premium at the time of issuance of the note.

Credit Facilities

Recourse Credit Facilities

2006 Credit Facility

        On November 6, 2006, AGL and certain of its subsidiaries entered into a $300.0 million five-year unsecured revolving credit facility (the "2006 Credit Facility") with a syndicate of banks. Under the 2006 Credit Facility, each of AGC, AGUK, AG Re, Assured Guaranty Re Overseas Ltd. ("AGRO") and AGL are entitled to request the banks to make loans to such borrower or to request that letters of credit be issued for the account of such borrower. Of the $300.0 million available to be borrowed, no more than $100.0 million may be borrowed by AGL, AG Re or AGRO, individually or in the aggregate, and no more than $20.0 million may be borrowed by AGUK. The stated amount of all outstanding letters of credit and the amount of all unpaid drawings in respect of all letters of credit cannot, in the aggregate, exceed $100.0 million. The 2006 Credit Facility also provides that AGL may

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

15. Note Payable to Affiliate and Credit Facilities (Continued)

request that the commitment of the banks be increased an additional $100.0 million up to a maximum aggregate amount of $400.0 million. Any such incremental commitment increase is subject to certain conditions provided in the agreement and must be for at least $25.0 million.

        The proceeds of the loans and letters of credit are to be used for the working capital and other general corporate purposes of the borrowers and to support reinsurance transactions.

        At the effective date of the 2006 Credit Facility, AGC guaranteed the obligations of AGUK under the facility and AGL guaranteed the obligations of AG Re and AGRO under the facility and agreed that, if the consolidated assets of Assured Guaranty (as defined in the related credit agreement) were to fall below $1.2 billion, AGL would, within 15 days, guarantee the obligations of AGC and AGUK under the facility. At the same time, Assured Guaranty Overseas U.S. Holdings Inc. ("AGOUS") guaranteed the obligations of AGL, AG Re and AGRO under the facility, and each of AG Re and AGRO guaranteed the other as well as AGL.

        The 2006 Credit Facility's financial covenants require that AGL:

  (a)
  maintain a minimum net worth of 75% of the Consolidated Net Worth of Assured Guaranty as of June 30, 2009 (calculated as if the AGMH Acquisition had been consummated on such date); and

  (b)
  maintain a maximum debt-to-capital ratio of 30%.

        In addition, the 2006 Credit Facility requires that AGC maintain qualified statutory capital of at least 75% of its statutory capital as of the fiscal quarter ended June 30, 2006. Furthermore, the 2006 Credit Facility contains restrictions on AGL and its subsidiaries, including, among other things, in respect of their ability to incur debt, permit liens, become liable in respect of guaranties, make loans or investments, pay dividends or make distributions, dissolve or become party to a merger, consolidation or acquisition, dispose of assets or enter into affiliate transactions. Most of these restrictions are subject to certain minimum thresholds and exceptions. The 2006 Credit Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control and cross-default to other debt agreements. A default by one borrower will give rise to a right of the lenders to terminate the facility and accelerate all amounts then outstanding. As of December 31, 2010 and December 31, 2009, Assured Guaranty was in compliance with all of the financial covenants.

        As of December 31, 2010, no amounts were outstanding under this facility nor have there been any borrowings during the life of the 2006 Credit Facility.

        Letters of credit totaling approximately $2.9 million remained outstanding as of December 31, 2010 and December 31, 2009. The Company obtained the letters of credit in connection with entering into a lease for new office space in 2008, which space was subsequently sublet.

Committed Capital Securities

        On April 8, 2005, AGC entered into separate agreements (the "Put Agreements") with four custodial trusts (each, a "Custodial Trust") pursuant to which AGC may, at its option, cause each of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

15. Note Payable to Affiliate and Credit Facilities (Continued)

the Custodial Trusts to purchase up to $50.0 million of perpetual preferred stock of AGC (the "AGC Preferred Stock"). The custodial trusts were created as a vehicle for providing capital support to AGC by allowing AGC to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put option. If the put options were exercised, AGC would receive $200.0 million in return for the issuance of its own perpetual preferred stock, the proceeds of which may be used for any purpose, including the payment of claims. The put options have not been exercised through the date of this filing. Initially, all of AGC CCS Securities were issued to a special purpose pass-through trust (the "Pass-Through Trust"). The Pass-Through Trust was dissolved in April 2008 and the AGC CCS Securities were distributed to the holders of the Pass-Through Trust's securities. Neither the Pass-Through Trust nor the custodial trusts are consolidated in the Company's financial statements.

        Income distributions on the Pass-Through Trust Securities and AGC CCS Securities were equal to an annualized rate of one-month LIBOR plus 110 basis points for all periods ending on or prior to April 8, 2008. Following dissolution of the Pass-Through Trust, distributions on the AGC CCS Securities are determined pursuant to an auction process. On April 7, 2008, this auction process failed, thereby increasing the annualized rate on the AGC CCS Securities to One-Month LIBOR plus 250 basis points. Distributions on the AGC preferred stock will be determined pursuant to the same process.

Committed Capital Securities

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Put option premium (expense)	$6.0	$6.0	$5.7
Fair value gain (loss)	7.1	(47.1)	42.7

16. Employee Benefit Plans

Accounting Policy

        AGC participates in AGL's long term incentive plans. AGL follows the fair value recognition provisions for share based compensation expense. The Company is allocated its proportionate share of all compensation expense based on time studies conducted annually.

Assured Guaranty Ltd. 2004 Long-Term Incentive Plan

        As of April 27, 2004, AGL adopted the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended (the "Incentive Plan"). The number of AGL common shares that may be delivered under the Incentive Plan may not exceed 10,970,000. In the event of certain transactions affecting AGL's common shares, the number or type of shares subject to the Incentive Plan, the number and type of shares subject to outstanding awards under the Incentive Plan, and the exercise price of awards under the Incentive Plan, may be adjusted.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

16. Employee Benefit Plans (Continued)

        The Incentive Plan authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, and full value awards that are based on AGL.'s common shares. The grant of full value awards may be in return for a participant's previously performed services, or in return for the participant surrendering other compensation that may be due, or may be contingent on the achievement of performance or other objectives during a specified period, or may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives. Awards under the Incentive Plan may accelerate and become vested upon a change in control of AGL.

        The Incentive Plan is administered by a committee of the Board of Directors of AGL. The Compensation Committee of the Board serves as this committee except as otherwise determined by the Board. The Board may amend or terminate the Incentive Plan. As of December 31, 2010, 3,113,794 common shares of AGL were available for grant under the Incentive Plan.

Stock Options

        Nonqualified or incentive stock options may be granted to employees and directors of Assured Guaranty. Stock options are generally granted once a year with exercise prices equal to the closing price on the date of grant. To date, the Company has only issued nonqualified stock options. All stock options granted to employees vest in equal annual installments over a three-year period and expire 10 years from the date of grant. None of the Company's options have a performance or market condition.

        The Company recorded $1.5 million in share based compensation related to stock options, after the effects of DAC, during the year ended December 31, 2010.

Restricted Stock Awards

        Under AGL's Incentive Plan 31,316, 50,990 and 20,443 restricted common shares were awarded during the years ended December 31, 2010, 2009 and 2008, respectively, to employees and to non-employee directors of Assured Guaranty. These shares vest at various dates through 2012.

        Restricted stock awards to employees generally vest in equal annual installments over a four-year period and restricted stock awards to AGL's outside directors vest in full in one year. Restricted stock awards are amortized on a straight-line basis over the requisite service periods of the awards, and restricted stock to AGL's outside directors vest in full in one year, which are generally the vesting periods, with the exception of retirement-eligible employees, discussed above.

        The Company recorded $0.8 million in share- based compensation, related to restricted stock awards, after the effects of deferred acquisition costs, during the year ended December 31, 2010.

Restricted Stock Units

        Under AGL's Incentive Plan 556,000, 469,550 and 275,493 AGL restricted stock units were awarded during the years ended December 31, 2010, 2009 and 2008, respectively, to employees and non-employee directors of Assured Guaranty. Restricted stock units are valued based on the closing

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

16. Employee Benefit Plans (Continued)

price of the underlying shares at the date of grant. These restricted stock units have vesting terms similar to those of the restricted common shares and are delivered on the vesting date.

        The Company recorded $2.3 million in share-based compensation, related to restricted stock units, after the effects of deferred acquisition costs, during the year ended December 31, 2010.

Employee Stock Purchase Plan

        In January 2005, AGL established the Assured Guaranty Ltd. Employee Stock Purchase Plan (the "Stock Purchase Plan") in accordance with Internal Revenue Code section 423. The Stock Purchase Plan was approved by shareholders at the 2005 Annual General Meeting. Participation in the Stock Purchase Plan is available to all eligible employees. Maximum annual purchases by participants are limited to the number of whole shares that can be purchased by an amount equal to 10 percent of the participant's compensation or, if less, shares having a value of $25,000. Participants may purchase shares at a purchase price equal to 85 percent of the lesser of the fair market value of the stock on the first day or the last day of the subscription period. AGL reserved 350,000 common shares for issuance and purchases under the Stock Purchase Plan. The Company recorded $0.2 million in share-based compensation, after the effects of deferred acquisition costs, under the Stock Purchase Plan during the year ended December 31, 2010.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

16. Employee Benefit Plans (Continued)

Share-Based Compensation Expense

        The following table presents stock based compensation costs by type of award and the effect of deferring such costs as policy acquisition costs, pre-tax. Amortization of previously deferred stock compensation costs is not shown in the table below.

Share-Based Compensation Expense Summary

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Share-Based Employee Cost
Restricted Stock
Recurring amortization	$1.1	$2.7	$4.3
Accelerated amortization for retirement eligible employees	—	0.4	—

Subtotal	1.1	3.1	4.3

Restricted Stock Units
Recurring amortization	1.2	1.1	0.8
Accelerated amortization for retirement eligible employees	1.9	0.6	0.6

Subtotal	3.1	1.7	1.4

Stock Options
Recurring amortization	0.8	1.9	2.5
Accelerated amortization for retirement eligible employees	1.1	0.3	0.5

Subtotal	1.9	2.2	3.0

ESPP	0.3	0.1	0.1

Total Share-Based Employee Cost	6.4	7.1	8.8

Less: Share-based compensation capitalized as deferred acquisition costs	1.6	2.3	2.9

Share-based compensation expense	$4.8	$4.8	$5.9

Defined Contribution Plan

        The Company maintains savings incentive plans, which are qualified under Section 401(a) of the Internal Revenue Code. The U.S. savings incentive plan is available to eligible full-time employees upon hire. Eligible participants may contribute a percentage of their salary subject to a maximum of $16,500 for 2010. Contributions are matched by the Company at a rate of 100% up to 6% of participant's compensation, subject to IRS limitations. Any amounts over the IRS limits are contributed to and matched by the Company into a nonqualified supplemental executive retirement plan for employee eligible to participate in such nonqualified plan. The Company also makes a core contribution of 6% of the participant's compensation to the qualified plan, subject to IRS limitations and the nonqualified supplemental executive retirement plan for eligible employees, regardless of whether the employee contributes to the plan(s). In addition, employees become fully vested in

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

16. Employee Benefit Plans (Continued)

Company contributions after one year of service, as defined in the plan. Plan eligibility is immediate upon hire.

        The Company recognized defined contribution expenses of $7.0 million, $3.5 million and $3.9 million for the years ended December 31, 2010, 2009 and 2008, respectively, which represents its proportionate share of the Assured Guaranty expense.

        Employees of AGMH participated in the AGMH defined contribution plans in effect prior to the AGMH Acquisition through December 31, 2009. Effective January 1, 2010, all AGMH employees have joined the Company's defined contribution plans.

Cash-Based Compensation

Performance Retention Plan

        In February 2006, Assured Guaranty established the Assured Guaranty Ltd. Performance Retention Plan ("PRP") which permits the grant of cash based awards to selected employees. PRP awards may be treated as nonqualified deferred compensation subject to the rules of Internal Revenue Code Section 409A, and the PRP was amended in 2007 to comply with those rules. The PRP was again amended in 2008 to be a sub-plan under the Company's Long-Term Incentive Plan (enabling awards under the plan to be performance based compensation exempt from the $1 million limit on tax deductible compensation). The revisions also give the Compensation Committee greater flexibility in establishing the terms of performance retention awards, including the ability to establish different performance periods and performance objectives.

        Assured Guaranty granted a limited number of PRP awards in 2007, which vest after four years of continued employment (or if earlier, on employment termination, if the participant's termination occurs as a result of death, disability, or retirement), and participants receive the designated award in a single lump sum when it vests, except that participants who vest as a result of retirement receive the bonus at the end of the four year period during which the award would have vested had the participant continued in employment. The value of the award paid is greater than the originally designated amount only if actual company performance, as measured by an increase in Assured Guaranty's adjusted book value, as defined in the PRP, improves during the four year performance period. For those participants who vest prior to the end of the four year period as a result of their termination of employment resulting from retirement, death or disability, the value of the award paid is greater than the originally designated amount only if actual company performance, as measured by an increase in the company's adjusted book value, improves during the period ending on the last day of the calendar quarter prior to the date of the participant's termination of employment.

        Beginning in 2008, Assured Guaranty integrated PRP awards into its long term incentive compensation system and substantially increased the number and amount of these awards. Generally, each PRP award is divided into three installments, with 25% of the award allocated to a performance period that includes the year of the award and the next year, 25% of the award allocated to a performance period that includes the year of the award and the next two years, and 50% of the award allocated to a performance period that includes the year of the award and the next three years. Each installment of an award vests if the participant remains employed through the end of the performance period for that installment. Awards may vest upon the occurrence of other events as set forth in the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

16. Employee Benefit Plans (Continued)

plan documents. Payment for each performance period is made at the end of that performance period. One half of each installment is increased or decreased in proportion to the increase or decrease of per share adjusted book value during the performance period, and one half of each installment is increased or decreased in proportion to the operating return on equity during the performance period. Since 2008, a limited number of awards have cliff vesting in four or five years. Operating return on equity and adjusted book value are defined in each PRP award agreement.

        Under awards since 2008, a payment otherwise subject to the $1 million limit on tax deductible compensation, will not be made unless performance satisfies a minimum threshold.

        As described above, the performance measures used to determine the amounts distributable under the PRP are based on Assured Guaranty's operating return on equity and growth in per share adjusted book value, or in the case of the 2007 awards growth in adjusted book value, as defined. For PRP awards the Compensation Committee believes that management's focus on achievement of these performance measures will lead to increases in the Company's intrinsic value.

        The Company recognized cash-based compensation expense of $7.0 million, $5.1 million, and $3.1 million for the years ended December 31, 2010, 2009 and 2008, respectively, representing its proportionate share of the Assured Guaranty expense.

17. Segments

Accounting Policy

        The Company's business includes two principal segments: financial guaranty direct and financial guaranty reinsurance. The financial guaranty direct segment includes policies issued directly to the holders of insured obligations at time of issuance and those issued in the secondary market. The financial guaranty reinsurance segment includes assumed reinsurance contracts written to third parties. Each segment is reported net of business ceded to external reinsurers. The financial guaranty segments include contracts accounted for as both insurance and credit derivatives. Financial guaranties of RMBS and CMBS are included in both the financial guaranty direct and reinsurance segments. The Other segment includes lines of business in which the Company no longer active.

        The Company does not segregate assets and liabilities at a segment level since management reviews and controls these assets and liabilities on a consolidated basis. The Company allocates operating expenses to each segment based on a comprehensive cost study and is based on departmental time estimates and headcount.

        The Company manages its business without regard to accounting requirements to consolidate certain VIEs. As a result, underwriting gain or loss includes results of operations as if consolidated VIEs were accounted for as insurance.

        Management uses underwriting gains and losses as the primary measure of each segment's financial performance. Underwriting gain is the measure used by management to measure and analyze the insurance operations of the Company calculated as pre-tax income excluding net investment income, realized investment gains and losses, non-credit impairment related unrealized gains and losses on credit derivatives, fair value gain (loss) on CCS, goodwill impairment, interest expense, and certain

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

17. Segments (Continued)

other expenses, which are not directly related to the underwriting performance of the Company's insurance operations but are included in net income.

Underwriting Gains and Losses by Segment

        The following table summarizes the components of underwriting gain (loss) for each reporting segment:

Underwriting Gain (Loss) by Segment

	Year Ended December 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Underwriting Gain (Loss)	Consolidation of VIEs	Total
	(in millions)
Net earned premiums	$86.4	$21.6	$0.1	$108.1	$(1.4)	$106.7
Credit derivative revenues(1)	86.4	0.2	—	86.6	—	86.6
Other income	(1.0)	—	—	(1.0)	—	(1.0)
Loss and loss adjustment (expenses) recoveries	(102.7)	(13.9)	(0.1)	(116.7)	5.5	(111.2)
Losses incurred on credit derivatives	(143.6)	(1.1)	—	(144.7)	—	(144.7)
Amortization of deferred acquisition costs	(8.7)	(7.5)	—	(16.2)	—	(16.2)
Other operating expenses	(70.6)	(4.2)	(0.2)	(75.0)	—	(75.0)

Underwriting gain (loss)	$(153.8)	$(4.9)	$(0.2)	$(158.9)

	Year Ended December 31, 2009
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Total
	(in millions)
Net earned premiums	$114.1	$24.6	$—	$138.7
Credit derivative revenues(1)	89.0	(0.1)	—	88.9
Other income	1.1	0.1	—	1.2
Loss and loss adjustment (expenses) recoveries	(144.4)	(48.6)	—	(193.0)
Losses incurred on credit derivatives	(229.5)	(1.1)	—	(230.6)
Amortization of deferred acquisition costs	1.8	(8.5)	—	(6.7)
Other operating expenses	(48.7)	(9.1)	—	(57.8)

Underwriting gain (loss)	$(216.6)	$(42.7)	$—	$(259.3)

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

17. Segments (Continued)

	Year Ended December 31, 2008
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Total
	(in millions)
Net earned premiums	$64.5	$27.5	$—	$92.0
Credit derivative revenues(1)	87.8	0.1	—	87.9
Other income	0.4	0.2	—	0.6
Loss and loss adjustment (expenses) recoveries	(135.5)	(14.0)	—	(149.5)
Losses incurred on credit derivatives	(24.9)	—	—	(24.9)
Amortization of deferred acquisition costs	(7.8)	(10.8)	—	(18.6)
Other operating expenses	(43.2)	(6.0)	—	(49.2)

Underwriting gain (loss)	$(58.7)	$(3.0)	$—	$(61.7)

(1)
Comprised of premiums and ceding commissions.

Reconciliation of Underwriting Gain (Loss)
to Income (Loss) before Income Taxes

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Total underwriting gain (loss)	$(158.9)	$(259.3)	$(61.7)
Net investment income	88.1	76.6	73.2
Net realized investment gains (losses)	2.4	3.0	(14.7)
Unrealized gains (losses) on credit derivatives, excluding losses incurred on credit derivatives	(19.4)	(254.4)	150.9
Fair value gain (loss) on committed capital securities	7.1	(47.1)	42.7
Net change in financial guaranty VIEs	11.2	—	—
Other income(1)	(3.8)	4.2	—
Interest expense	(15.0)	(0.5)	—
Goodwill impairment	—	(85.4)	—
Other operating expenses(2)	(9.1)	(29.0)	(5.6)
Elimination of insurance accounts for VIE	4.1	—	—

Income (loss) before provision for income taxes	$(93.3)	$(591.9)	$184.8

(1)
Represents foreign exchange gain (loss) on revaluation of premium receivable.

(2)
Represents amounts recorded for CCS premium expense and lease termination and other charges.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Continued)

December 31, 2010, 2009 and 2008

17. Segments (Continued)

        The following table provides the source from which each of the Company's segments derives their net earned premiums:

Net Earned Premiums by Segment

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Financial guaranty direct:
Public finance	$52.0	$75.0	$24.6
Structured finance	34.4	39.1	39.9

Total	86.4	114.1	64.5
Financial guaranty reinsurance:
Public finance	19.5	22.3	24.1
Structured finance	2.1	2.3	3.4

Total	21.6	24.6	27.5
Other	0.1	—	—

Subtotal	108.1	138.7	92.0
Consolidation of VIEs	(1.4)	—	—

Total net earned premiums	106.7	138.7	92.0
Net credit derivative premiums received and receivable	78.6	80.7	79.3

Total net earned premiums and credit derivative premiums received and receivable	$185.3	$219.4	$171.3